As filed with the Securities and Exchange Commission May 16, 2006

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIRAL GENETICS, INC.

(Exact name of small business issuer in its charter)

Delaware	2834	33-0814123
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702

(626) 334-5310

(Address and telephone number of registrant’s principal executive offices and place of business)

Haig Keledjian

1321 Mountain View Circle, Azusa, CA 91702

(626) 334-5310

(Name, address and telephone number of agent for service)

Copies to:

Mark E. Lehman, Esq.

Parsons Behle & Latimer

201 South Main Street, Suite 1800, Salt Lake City, UT 84111

Telephone: (801) 532-1234/Fax: (801) 536-6111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value	9,188,702 shares (1)	$0.48	$4,410,577	$472
Common Stock, $0.0001 par value	4,322,146 shares (1)	$0.48	$2,074,631	$222
Common Stock, $0.0001 par value	6,425,664 shares (2)	$0.78	$5,012,018	$537
Common Stock, $0.0001 par value	144,578 shares (3)	$0.78	$112,771	$13
Total	20,081,900 shares		$11,609,997	$1,244

(1)	These shares are issuable upon conversion of convertible debentures held by the selling security holders. The amount registered also includes such additional shares as may hereafter be offered or issued resulting from anti-dilution provisions of the convertible debentures in accordance with Rule 416 under the Securities Act of 1933. Shares may be issued to pay interest on convertible debentures and the debentures are convertible at the lower of $0.45 per share or discounted market price at the time of conversion. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible debenture to account for market fluctuations and anti-dilution and price protection adjustments based upon 130% of shares issuable for one year of interest and at the fixed conversion rate. Should such adjustments result in our having insufficient shares registered to meet our contractual obligations, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares. The conversion price for the securities listed in the first row is $0.45 per share, and the conversion price for the securities listed in the second row is $0.18 per share. The offering price and gross offering proceeds for these shares are estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (g) of Rule 457 under the Securities Act of 1933 based on the average of the closing bid and asked prices of our common stock on May 15, 2006 in the over-the-counter market, which was $0.48 and is higher than the conversion price for the convertible debentures.

(2)	These shares are issuable upon exercise of warrants held by the selling security holders. The amount registered also includes such additional shares as may hereafter be offered or issued resulting from anti-dilution provisions of the warrants in accordance with Rule 416 under the Securities Act of 1933. The offering price and gross offering proceeds for these shares are estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (g) of Rule 457 under the Securities Act of 1933 based on the exercise price of the warrants, which is higher than the average of the closing bid and asked prices of our common stock on May 15, 2006 in the over-the-counter market.

(3)	These shares are issuable on exercise of warrants held by a registered broker that participated in placing the convertible debentures and warrants with the selling security holders. The amount registered also includes such additional shares as may hereafter be offered or issued resulting from anti-dilution provisions of the convertible debentures in accordance with Rule 416 under the Securities Act of 1933. The offering price and gross offering proceeds for these shares are estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (g) of Rule 457 under the Securities Act of 1933 based on the exercise price of the warrants, which is higher than the average of the closing bid and asked prices of our common stock on May 15, 2006 in the over-the-counter market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion: May                 , 2006

VIRAL GENETICS, INC.

COMMON STOCK

This prospectus relates to the offer and sale, from time to time, of shares of our common stock by the selling security holders listed on page 30 of this prospectus, or their transferees. The selling security holders may sell up to 20,081,900 shares of our common stock, including up to 13,510,848 shares of common stock underlying convertible debentures in the aggregate principal amount of $3,490,000 and 6,570,242 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.78 per share and expire at the end of March 2011. Viral Genetics will receive the proceeds from exercise of the common stock purchase warrants, but will not receive any proceeds or benefit from the resale of the shares by the selling security holders.

The selling security holders hold convertible debentures in the principal amount of $2,891,549.22 that accrue interest at the rate of 10% per annum, which is payable quarterly in arrears beginning October 1, 2006. Interest may be paid, at our election and subject to certain conditions, in cash or common stock priced at the lower of $0.45 or 90% of the 20-day average of the volume weighted average price for our common stock prior to the payment date. The principal amount of the convertible debentures outstanding at any given time is convertible into our common stock at the option of the holders at the rate of $0.45 of principal per share. The convertible debentures will be repaid in 24 equal monthly installments beginning October 1, 2006, and such payments may, at our election and subject to certain conditions, be made in cash with a 5% premium or made with our common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices in our stock during the ten trading days prior to the payment date.

The selling security holders also hold convertible debentures in the principal amount of $598,450.78 that accrue interest at the rate of 10% per annum. Interest is payable monthly in arrears in cash. The principal amount of the convertible debentures outstanding at any given time is convertible into our common stock at the option of the holders at the rate of $0.18 of principal per share. The principal of the convertible debentures is due at maturity on October 18, 2007.

Quotations for our common stock are reported on the OTC Bulletin Board under the symbol “VRAL.” On May 15, 2006, the closing bid price for our common stock was $0.46 per share.

See “Risk Factors” beginning on page 4 of this prospectus for risk factors and information you should consider before you purchase shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2006.

PROSP ECTUS SUMMARY

Our company

Viral Genetics, Inc., is a drug discovery and development company developing products based on its Thymus Nuclear Protein compound aimed primarily at the treatment of infectious disease, and in particular HIV infection and AIDS. Our research interests also include autoimmune diseases, cancer and immunological deficiency. If we are successful in our development efforts, our corporate strategy is to seek out and establish strategic relationships with third parties through licensing, joint venture, or other arrangements to effect commercial manufacture, marketing and/or distribution. We are in the development stage, and currently have no revenues.

Our offices are located at 1321 Mountain View Circle, Azusa, CA 91702. The telephone number is (626) 334-5310

The offering

Maximum shares that may be offered by selling security holders (1)	20,081,900
Extinguishment of debt assuming all convertible debentures covering shares that may be offered by selling security holders are converted	$3,490,000
Proceeds to Viral Genetics assuming all warrants covering shares that may be offered by selling security holders are exercised	$5,124,789
Use of proceeds from warrant exercise	Proceeds will be used for working capital
OTC Bulletin Board Symbol	VRAL

(1) Does not include unit purchase warrants held by the selling security holders, which represent the right to purchase an additional $2,100,210 in principal amount of convertible debentures and additional warrants to purchase 4,667,134 shares of common stock. The unit purchase warrants are exercisable over a term of nine months following the date of this prospectus. In the event $500,000 or more of the unit purchase warrant is exercised, Viral Genetics is required to file an additional registration statement for the purpose of registering resale of the common stock underlying the convertible debentures and warrants issued as a result of the exercise of the unit purchase warrant.

Financial information

The following consolidated financial information is qualified by reference to the financial statements of Viral Genetics included at the end of this prospectus.

Statements of Operations Data

	Three months Ended March 31, 2006	Year ended December 31

		2005	2004
Revenues	$—	$—	$—
Expenses:
Research and development	1,070,102	561,399	1,500,585
Laboratory fees	—	89,029	76,990
Management salaries	256,000	577,600	1,028,750
Amortization and depreciation expense	23,054	107,683	45,146
Legal and professional	50,568	236,733	306,796
Consulting fees	1,551,507	1,644,207	3,689,897
General and administrative expenses	336,058	1,255,822	995,828

Loss from operations	(3,287,289)	(4,442,473)	(7,643,992)
Other income (expense):
Sale of distribution rights	—	—	1,059,966
Interest income	—	2,396	2,040
Interest expense	(4,743,699)	(626,173)	(700,352)

Total other income (expense)	(4,743,699)	(623,777)	361,654

Net Loss	$(8,030,988)	$(5,066,250)	$(7,282,338)

Net loss per common share, basic and diluted	$(0.08)	$(0.05)	$(0.12)

Balance Sheet Data

	March 31, 2006	December 31,
		2005	2004
Working capital (deficit)	$567,352	$(838,227)	$969,896
Total assets	$7,236,120	$6,357,494	$6,786,713
Long-term liabilities	$5,154,253	$2,597,553	$2,080,753
Stockholders’ equity	$1,609,170	$2,741,516	$4,273,687

RISK FACTORS

An investment in Viral Genetics involves a high degree of risk and common stock should not be purchased by anyone who cannot afford the loss of his or her entire investment. You should carefully consider all of the following risk factors discussed below as well as other information in the prospectus before purchasing the common stock. The risks described below are not all of the risks facing us. Additional risks, including those that are currently not known to us or that we currently deem immaterial, may also impair our business operations.

We have a history of operating losses. We expect to inc ur net losses and we may never achieve or maintain profitability.

We have not been profitable since our inception. We reported net losses of approximately $5.0 million and $7.3 million for the years ended 2005 and 2004, respectively and a net loss of approximately $8.0 million for the three-month period ended March 31, 2006. As of March 31, 2006, we had an accumulated deficit of approximately $44.0 million. We have not generated any revenue from product sales or royalties from product sales to date, and it is possible that we will never have significant product sales revenue or royalty revenue. We expect to continue to incur losses for at least the next several years as we and our collaborators pursue clinical trials and research and development efforts. To become profitable, we, either alone or with our collaborators, must successfully develop, manufacture, and market our current product candidates, particularly VGV-1, as well as continue to identify, develop, manufacture, and market new product candidates. It is possible that we will never have significant product sales revenue or receive significant royalties on our licensed product candidates.

We have no revenue with which to service the debt represented by the convertible debentures we issued, so we must use either common stock, which we can only do if certain condit ions are met, or cash from the working capital we may have on hand to fund operations. These circumstances create a risk of future payment default on the convertible debentures and acceleration of the payment obligation by the holders, which would significantly impair our financial condition, result in a loss of assets, and make it impossible for us to fund our operations.

Principal on the convertible debentures is payable over a term of 24 months beginning October 1, 2006, and may, at the election of Viral Genetics and subject to certain conditions, be paid in shares of common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices during the ten trading days prior to the monthly payment date. If monthly installments of principal are paid in cash, Viral Genetics must pay an additional premium equal to five percent of the monthly principal payment. Interest on the Debentures is paid quarterly beginning October 1, 2006, and may, at the election of Viral Genetics and subject to the satisfaction of certain conditions, be paid with shares of common stock. We have no revenues from operations because we have yet to commercialize a drug candidate. Consequently, we must use stock to service the convertible debentures or use what working capital we have available to make payments in cash. Should we not satisfy the conditions for using stock and not have cash available to make payments, we would not be able to service the convertible debentures. A payment default would entitle the holders to accelerate the payment obligation and foreclose on our assets, substantially all of which are pledged as security. These circumstances could result in a depletion of our working capital needed to advance our business, loss of the assets that are the core of our business, and make it difficult, if not impossible, to continue in business.

We may need additional financing, but our access to c apital funding is uncertain.

Our current and anticipated operations, particularly our product development and commercialization programs for VGV-1, require substantial capital. We expect that our existing cash and cash equivalents will sufficiently fund our current and planned operations through the end of 2006. However, our future capital needs will depend on many factors, including the extent to which we enter into collaboration agreements with respect to any of our proprietary product candidates and make progress in our internally funded research, development and commercialization activities. Our capital requirements will also depend on the magnitude and scope of these activities, our ability to maintain existing and establish new collaborations, the terms of those collaborations, the success of our collaborators in the future to develop and market products under their respective collaborations with us, our success in producing clinical and commercial supplies of our product candidates on a timely basis and in sufficient quantities to meet our requirements, competing technological and market developments, the time and cost of obtaining regulatory approvals, the extent to which we choose to commercialize our future products through our own sales and marketing capabilities, and the cost of preparing, filing, prosecuting, maintaining and enforcing patent and other rights. We do not have committed external sources of funding, and we cannot assure you that we will be able to obtain additional funds on acceptable terms, if at all. If adequate funds are not available, we may be required to:

•	Engage in equity financings that would be dilutive to current stockholders;

•	Delay, reduce the scope of, or eliminate one or more of our development programs;

•	Obtain funds through arrangements with collaborators or others that may require us to relinquish rights to technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves; or

•	License rights to technologies, product candidates, or products on terms that are less favorable to us than might otherwise be available.

If funding is insufficient at any time in the future, we may not be able to develop or commercialize our products, take advantage of business opportunities or respond to competitive pressures.

Failure of T&T to obtain government app rovals and implement distribution could affect our ability to sell product in Africa and adversely affect results of operations.

Under the Distribution Agreement with T&T we are reliant on the efforts of T&T to pursue clinical testing and governmental approvals and to establish distribution arrangements in all of Africa. Africa represents a major market for VGV-1 because of the epidemic proportions of HIV and AIDS in Africa. The relationship with T&T has declined as a result of what Viral Genetics believes to be a calculated effort by T&T to extract concessions from Viral Genetics on manufacturing and related product rights on terms that Viral Genetics believes to be disadvantageous to Viral Genetics and unacceptable. The most recent event in this declining relationship is the filing of a lawsuit by T&T against Viral Genetics alleging misrepresentations were made in connection with the Distribution Agreement. Although Viral Genetics believes the claims are without merit, the fact remains that the conflict between the parties could have an adverse effect on establishing distribution of VGV-1 in Africa. Assuming Viral Genetics is able to obtain regulatory approvals for distribution of VGV-1 in on or more African nations, the ongoing dispute with T&T could effectively prevent Viral Genetics from taking advantage of the opportunity until the dispute is resolved, which would likely have an adverse impact on our results of operations and financial condition.

An ad verse result in pending litigation with T&T could drain our financial resources, which would likely hinder the development of our business.

On April 3, 2006, T&T filed a complaint against Viral Genetics in the United States District Court for the Northern District of Illinois. The complaint alleges that Viral Genetics made false statements regarding its ownership of certain intellectual property rights to the drug candidate for the treatment of HIV/ AIDS that is the subject of the Distribution Agreement and that Viral Genetics did not have the right to grant the distribution rights to T&T under the Distribution Agreement because of rights T&T alleges were held by another party. The complaint seeks damages in excess of $5 million. Viral Genetics has filed an answer to the complaint denying the substantive allegations and asserting counterclaims that Viral Genetics believes it has against T&T for breach of the Distribution Agreement. Nevertheless, an adverse result in the litigation would likely result in a substantial drain on the financial resources of Viral Genetics, which would have a significant adverse affect on its ability to pursue the development and commercialization of its drug candidate for the treatment of HIV/ AIDS and consequently have a negative impact on results of operations.

We hav e not developed any commercial drugs, and we may never develop any commercial drugs or products that generate revenues.

Our existing product candidates will require significant additional development, clinical trials, regulatory clearances and additional investment before they can be commercialized. Our product development efforts may not lead to commercial drugs for a number of reasons, including the failure of our product candidates to be safe and effective in clinical trials or because we have inadequate financial or other resources to pursue the programs through the clinical trial process. We do not expect to be able to market VGV-1 for at least a year or longer, if at all.

We are substantially dependent on our ability to successfully and timely complete clinical trials and obtain regulatory approval to market our most advanced product candidate, VGV-1. Our business will be materially harmed and our stock price adversely affected if regulatory approval is not obtained with respect to this product candidate.

We have filed a drug import application in China for sale of VGV-1 to late stage AIDS patients and we completed a Phase III clinical trial in South Africa. We hope to file an IND with the FDA in 2006. We are also conducting other laboratory testing and research to support the filing of the IND. Our success will depend, to a great degree, on our ability to obtain the requisite regulatory approval to market VGV-1, initially overseas and then in the US. The process of obtaining regulatory approvals is costly, time consuming, uncertain, and subject to unanticipated delays. In order to obtain the necessary regulatory approval, we must demonstrate with substantial evidence from well-controlled clinical trials and to the satisfaction of the applicable regulatory reviewing agency that VGV-1 is both safe and efficacious. While we have completed clinical trials in China, Mexico and South Africa, there is no assurance that any regulatory agency will accept and rely on the results of these studies and determine that the applicable regulatory requirements for approval have been met. We cannot predict the ability of our third party service providers to collect the data from our trials with VGV-1, analyze the data, and deliver their final reports to us. There may be significant delays in this process. Regulatory authorities may require additional testing for safety and efficacy, which would result in a substantial delay in the regulatory approval process. If we fail to successfully obtain regulatory approvals for VGV-1 or we face significant delays, our business will be materially harmed and our stock price will be adversely affected.

We intend to establish a manufacturing facility for VGV-1 used in our clinical trials and planned for use in our commercial launch of our products. Product introductions may be delayed or suspended and commercial sales may be restricted, if the manufacture of our products is delayed or interrupted.

We do not have manufacturing capacity to produce sufficient supplies of VGV-1 to support commercial launch of this product, if approved overseas for distribution. Our existing facility is sufficient only for small batches of product and requires additional equipment to increase our capacity. If we encounter delays or difficulties in funding the acquisition of this equipment, we may not have sufficient production capacity to support commercial launch of our product overseas, if approved.

We depend on various suppliers to supply the bovine thymus gland material we use to produce VGV-1. We believe these suppliers can produce sufficient material to support initial commercial launch of VGV-1 overseas, if approved. While we believe there are a number of alternative sources for this material, it is possible that the failure of these suppliers to supply thymus gland material as needed for manufacturing of VGV-1 would cause a disruption of the production schedule until alternative sources are located and material from these sources delivered on a schedule that meets our production obligations. Any such disruptions, if they continue too long, could materially harm our business and financial condition.

Clinic al trials are long, expensive and uncertain processes and overseas regulators and the FDA may ultimately not approve any of our product candidates. We cannot assure you that data collected from preclinical studies and clinical trials of our product candidates will be sufficient to support approval by overseas regulators or the FDA, the failure of which could delay our profitability and adversely affect our stock price.

All of our research and development programs are at an early stage, except for the human clinical trials on VGV-1 conducted overseas. Clinical trials are long, expensive, and uncertain processes. Clinical trials may not be commenced or completed on schedule, and government regulators may not ultimately approve our product candidates for commercial sale. Further, even if the results of our preclinical studies or clinical trials are initially positive, it is possible that we will obtain different results in the later stages of drug development or that results seen in clinical trials will not continue with longer-term treatment. Drugs in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. For example, positive results in early Phase I or Phase II clinical trials may not be repeated in larger Phase II or Phase III clinical trials. All of our potential drug candidates are prone to the risks of failure inherent in drug development. The clinical trials of any of our drug candidates, including VGV-1, could be unsuccessful, which would prevent us from commercializing the drug. Our failure to develop safe, commercially viable drugs would substantially impair our ability to generate revenues and sustain our operations and would materially harm our business and adversely affect our stock price.

If we fail to maintain our existing or establish new collaborative relationships, or if our collaborators do not devote adequate resources to the development and commercialization of our licensed drug candidates, we may have to reduce our rate of product development and may not see products brought to market or be able to achieve profitability.

Our primary strategy for distributing our products is to enter into various relationships with other firms or companies overseas with the resources to pursue the process of obtaining regulatory approvals and implement marketing and distribution. We have not settled on any strategy for distribution in the US and do not expect to formulate a strategy until an IND is approved and/or clinical trials in the US have progressed. We have granted exclusive commercialization and marketing rights to T&T in Africa and will likely establish similar arrangements for other parts of the world. T&T has, and our other collaborators will likely have, substantial control over those efforts in their territories and the resources they commit to the programs, except for initial funding requirements imposed on our collaborators to fund the regulatory approval process. Accordingly, the success of the commercialization of our products in those territories substantially depends on their efforts and is to a degree beyond our control. For us to receive any significant revenues from sale of our products, our collaborators must advance drugs through clinical trials, establish the safety and efficacy of our drug candidates, obtain regulatory approvals and achieve market acceptance of those products. As a result, if a collaborator elects to terminate its efforts, our ability to commercialize our products in the collaborator’s territory may be significantly impaired.

Because of the uncertainty of pharmaceutical pricing, reimbursement, and healthcare reform measures, we may be unable to sell our products profitably.

The availability of reimbursement by governmental and other third-party payors affects the market for any pharmaceutical product. These third-party payors continually attempt to contain or reduce the costs of healthcare. There have been a number of legislative and regulatory proposals to change the healthcare system and further proposals are likely. Significant uncertainty exists with respect to the reimbursement status of newly approved healthcare products. In addition, third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. We might not be able to sell our products profitably or recoup the value of our investment in product development if reimbursement is unavailable or limited in scope.

As a result of intense competition and technological change in the pharmaceutical industry, the marketplace may not accept our products, and we may not be able to complete successfully against other companies in our industry and achieve profitability.

Many of our competitors have drug products that have already been approved or are in development, and operate large, well-funded research and development programs in these fields. Many of our competitors have substantially greater financial and management resources, superior intellectual property positions and greater manufacturing, marketing and sales capabilities, areas in which we have limited or no experience. In addition, many of our competitors have significantly greater experience than we do in undertaking preclinical testing and clinical trials of new or improved pharmaceutical products and obtaining required regulatory approvals. Consequently, our competitors may obtain FDA and other regulatory approvals for product candidates sooner and may be more successful in manufacturing and marketing their products than we or our collaborators.

Existing and future products, therapies and technological approaches will compete directly with the products we seek to develop. Current and prospective competing products may provide greater therapeutic benefits for a specific problem, may offer easier delivery or may offer comparable performance at a lower cost. Any product candidate that we develop and that obtains regulatory approval must then compete for market acceptance and market share. Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. Further, any products we develop may become obsolete before we recover any expenses we incurred in connection with the development of these products. As a result, we may never achieve profitability.

We may be unable to obtain patents to protect our technologies from other companies with competitive products, and patents of other companies could prevent us from manufacturing, developing or marketing our products.

The patent positions of pharmaceutical and biotechnology firms are uncertain and involve complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents. If it allows broad claims, the number and cost of patent interference proceedings in the U.S. and the risk of infringement litigation may increase. If it allows narrow claims, the risk of infringement may decrease, but the value of our rights under our patents, licenses and patent applications may also decrease. In addition, the scope of the claims in a patent application can be significantly modified during prosecution before the patent is issued. Consequently, we cannot know whether our pending applications will result in the issuance of patents or, if any patents are issued, whether they will provide us with significant proprietary protection or will be circumvented, invalidated, or found to be unenforceable. Until recently, patent applications in the United States were maintained in secrecy until the patents issued, and publication of discoveries in scientific or patent literature often lags behind actual discoveries. Patent applications filed in the United States after November 2000 generally will be published 18 months after the filing date unless the applicant certifies that the invention will not be the subject of a foreign patent application. We cannot assure you that, even if published, we will be aware of all such literature. Accordingly, we cannot be certain that the named inventors of our products and processes were the first to invent that product or process or that we were the first to pursue patent coverage for our inventions.

Our commercial success depends in part on our ability to maintain and enforce our proprietary rights. If third parties engage in activities that infringe our proprietary rights, our management’s focus will be diverted and we may incur significant costs in asserting our rights. We may not be successful in asserting our proprietary rights, which could result in our patents being held invalid or a court holding that the third party is not infringing, either of which would harm our competitive position. In addition, we cannot assure you that others will not design around our patented technology.

Moreover, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office or other analogous proceedings in other parts of the world to determine priority of invention and the validity of patent rights granted or applied for, which could result in substantial cost and delay, even if the eventual outcome is favorable to us. We cannot assure you that our pending patent applications, if issued, would be held valid or enforceable. Additionally, many of our foreign patent applications have been published as part of the patent prosecution process in such countries. Protection of the rights revealed in published patent applications can be complex, costly and uncertain.

We also rely on trade secrets, know-how and confidentially provisions in our agreements with our collaborators, employees and consultants to protect our intellectual property. However, these and other parties may not comply with the terms of their agreements with us, and we might be unable to adequately enforce our rights against these people or obtain adequate compensation for the damages caused by their unauthorized disclosure or use. Our trade secrets or those of our collaborators may become known or may be independently discovered by others.

Our products and product c andidates may infringe the intellectual property rights of others, which could increase our costs and negatively affect our profitability.

Our success also depends on avoiding infringement of the proprietary technologies of others. In particular, there may be certain issued patents and patent applications claiming subject matter that we or our collaborators may be required to license in order to research, develop or commercialize our product candidates. In addition, third parties may assert infringement or other intellectual property claims against us based on our patents or other intellectual property rights. An adverse outcome in these proceedings could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease or modify our use of the technology. If we are required to license such technology, we cannot assure you that a license under such patents and patent applications will be available on acceptable terms or at all. Further, we may incur substantial costs defending ourselves in lawsuits against charges of patent infringement or other unlawful use of another’s proprietary technology.

We are subject to extensive government regulations that may cause us to cancel or delay the introduction of our products to market.

Our research and development activities and the clinical investigation, manufacture, distribution and marketing of drug products are subject to extensive regulation by governmental authorities in the United States and other countries. Prior to marketing in the United States, a drug must undergo rigorous testing and an extensive regulatory approval process implemented by the FDA under federal law, including the Federal Food, Drug and Cosmetic Act. To receive approval, we or our collaborators must, among other things, demonstrate with substantial evidence from well-controlled clinical trials that the product is both safe and effective for each indication where approval is sought. Depending upon the type, complexity and novelty of the product and the nature of the disease or disorder to be treated, that approval process can take several years and require substantial expenditures. Data obtained from testing are susceptible to varying interpretations that could delay, limit or prevent regulatory approvals of our products. Drug testing is subject to complex FDA rules and regulations, including the requirement to conduct human testing on a large number of test subjects. We, our collaborators or the FDA may suspend human trials at any time if a party believes that the test subjects are exposed to unacceptable health risks. We cannot assure you that any of our product candidates will be safe for human use. Other countries also have extensive requirements regarding clinical trials, market authorization and pricing. These regulatory schemes vary widely from country to country, but, in general, are subject to all of the risks associated with United States approvals.

If any of our products receive regulatory approval, the approval will be limited to those disease states and conditions for which the product is safe and effective, as demonstrated through clinical trials. In addition, results of pre-clinical studies and clinical trials with respect to our products could subject us to adverse product labeling requirements which could harm the sale of such products. Even if regulatory approval is obtained, later discovery of previously unknown problems may result in restrictions of the product, including withdrawal of the product from the market. Further, governmental approval may subject us to ongoing requirements for post-marketing studies. Even if we obtain governmental approval, a marketed product, its respective manufacturer and its manufacturing facilities are subject to unannounced inspections by the FDA and must comply with the FDA’s cGMP and other regulations. These regulations govern all areas of production, record keeping, personnel and quality control. If a manufacturer fails to comply with any of the manufacturing regulations, it may be subject to, among other things, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecution. Other countries also impose similar manufacturing requirements.

If product liability claims are brought against us or we are unable to obtain or maintain product liability insurance, we may incur substantial liabilities that could reduce our financial resources.

The clinical testing and commercial use of pharmaceutical products involves significant exposure to product liability claims. We have obtained limited product liability insurance coverage for our clinical trials on humans, however, our insurance coverage may be insufficient to protect us against all product liability damages. Further, liability insurance coverage is becoming increasingly expensive and we might not be able to obtain or maintain product liability insurance in the future on acceptable terms or in sufficient amounts to protect us against product liability damages. Regardless of merit or eventual outcome, liability claims may result in decreased demand for a future product, injury to reputation, withdrawal of clinical trial volunteers, loss of revenue, costs of litigation, distraction of management and substantial monetary awards to plaintiffs. Additionally, if we are required to pay a product liability claim, we may not have sufficient financial resources to complete development or commercialization of any of our product candidates and our business and results of operations will be adversely affected.

Our operation s involve hazardous materials and we must comply with environmental laws and regulations, which can be expensive and restrict how we do business.

Our research and development activities may involve the controlled use of hazardous materials and other potentially dangerous chemicals and biological agents. Although we believe our safety procedures for these materials comply with governmental standards, we cannot entirely eliminate the risk of accidental contamination or injury from these materials. We currently have insurance, in amounts and on terms typical for companies in businesses that are similarly situated, that could cover all or a portion of a damage claim arising from our use of hazardous and other materials. However, if an accident or environmental discharge occurs, and we are held liable for any resulting damages, the associated liability could exceed our insurance coverage and our financial resources.

Future sales or the potential for sale of a substantial number of shares of our common stock could cause the trading price of our common stock to decline and could impair our ability to raise capital through subsequent equity offerings.

As of May 10, 2006, we have 102,167,624 shares of common stock outstanding. We also have outstanding options, warrants, and convertible notes that allow the holders to acquire up to an additional 58,834,604 shares of our common stock, which is in addition to the common shares issuable to the selling security holders under convertible debentures and warrants they now hold (up to 20,081,900 shares) and the convertible debentures and warrants they have a right to acquire if they exercise their unit purchase warrants. Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline, which could adversely affect an investment in our stock and could materially impair our ability to raise capital through the sale of additional equity securities. The holders of these outstanding warrants, options, and convertible securities have the opportunity to profit from a rise in the value or market price of our common stock and to exercise purchase or conversion rights when we could obtain equity capital on more favorable terms than those contained in these securities.

WHERE Y OU CAN FIND INFORMATION ABOUT VIRAL GENETICS

Viral Genetics is a Delaware corporation with its principal operations located in Azusa, California, a suburb of Los Angeles. The mailing address and telephone number of our executive offices are:

Viral Genetics, Inc.

1321 Mountain View Circle

Azusa, CA 91702

(626) 334-5310

We currently file periodic reports pursuant to the Securities Exchange Act of 1934. All of our reports, such as annual and quarterly reports, and other information, such as proxy statements, are filed electronically with the Securities and Exchange Commission (SEC). The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of the reports, proxy statements, and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Forward-looking statements

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement.” Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “internal,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise.

USE OF PROCEEDS

We will receive funds if any of the warrants held by the selling security holders are exercised. Furthermore, we will extinguish $3,490,000 of debt if the convertible debentures are converted. Assuming all of the warrants pertaining to the shares that may be reoffered by the selling security holders under this prospectus are exercised, we would receive approximately $5,145,849. We intend to use funds we receive from the exercise of warrants for working capital and general corporate purposes. We have broad discretion in the allocation and use of these funds, and will determine as and when funds are received from the exercise of warrants how the funds will be used. Investors in the shares will not have the opportunity to evaluate the economic, financial, or other information on which we base our decisions on how to use the funds derived from the exercise of warrants. If we fail to apply the net proceeds effectively, our business could be negatively affected. We will not receive any funds obtained by the selling security holders from their reoffer and sale of the common stock covered by this prospectus.

MARKET FOR COMMON STOCK

The common stock of Viral Genetics trades in the over-the-counter market under the symbol “VRAL.” The following table sets forth for the respective periods indicated the prices of the common stock in the over-the-counter market, as reported and summarized on the OTC Bulletin Board. Such prices are based on inter-dealer quotations, without markup, markdown, commissions, or adjustments and may not represent actual transactions. As of May 10, 2006 we had approximately 355 direct shareholders of record.

The following quotations, as provided by the OTC Bulletin Board, Nasdaq Trading & Market Services, represent prices between dealers and do not include retail markup, markdown or commission. In addition, these quotations do not represent actual transactions.

Calendar Quarter Ended	High Bid ($)	Low Bid ($)
March 31, 2004	1.00	0.46
June 30, 2004	0.72	0.33
September 30, 2004	0.88	0.35
December 31, 2004	0.72	0.31
March 31, 2005	0.50	0.24
June 30, 2005	0.33	0.19
September 30, 2005	0.29	0.20
December 31, 2005	0.68	0.18
March 31, 2006	0.87	0.59

DIVIDEND POLICY

Since inception of Viral Genetics, no dividends have been paid on the common stock. Viral Genetics intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future. There are currently outstanding no shares of Preferred Stock.

CAPITALIZATION

The following tables sets forth our capitalization (unaudited) as of March 31, 2006, and as adjusted to give effect to the exercise of all options and warrants and conversion of notes by the selling security holders and payment of our estimated offering expenses. This table should be read in conjunction with our financial statements and notes thereto.

	March 31, 2006	As Adjusted (1)
Stockholders’ equity :
Preferred stock, 20,000,000 shares authorized, $0.0001 par value; No shares issued and outstanding	$—	$—
Common stock, 250,000,000 shares authorized, $0.0001 par value; 102,167,624 shares issued and outstanding; as adjusted, 118,488,239 shares issued and outstanding	10,217	11,849
Additional paid in capital	34,172,719	45,602,420
Warrants and options outstanding	11,729,695	8,838,146
Accumulated deficit	(44,303,461)	(44,303,461)

Total stockholders’ equity	1,609,170	10,148,954

(1)	The adjusted figures assumes the principal amount of the convertible debentures is converted to common stock at the rate of one share for $0.45 or $0.18 of principal, as applicable, interest is paid in cash, and the warrants are exercised in full at $0.78. No effect is given to the exercise of unit purchase warrants held by the selling security holders or the exercise of any exercise or conversion rights arising under other options, warrants or convertible securities of Viral Genetics that are now outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Plan of Operation

Viral Genetics, Inc., our subsidiary (“VGI”), was founded in 1995 to discover, develop, and commercialize a series of proprietary proteins. Our research interests include infectious disease – in particular, HIV infection and AIDS – autoimmune conditions and immunological deficiency. In October 2001, all of the issued and outstanding common stock of VGI was acquired by Viral Genetics, Inc., a Delaware corporation.

At the core of our technology is Thymus Nuclear Protein or TNP – a processed extract of mammalian thymus tissue. We have conducted five human clinical trials of the lead drug candidate developed from this compound, VGV-1, outside of the United States to examine its safety and efficacy as a treatment for HIV and AIDS. We view TNP as a platform technology following anecdotal observations of other potential applications of the TNP technology.

During and after our human clinical trials, we observed that some test subjects suffering from other clinical conditions and diseases, such as oral and genital herpes, Hepatitis C infection, rheumatoid arthritis, and others, reported anecdotal improvements in the symptoms of these other illnesses. We have therefore elected to distinguish VGV-1 from other potential applications of Thymus Nuclear Protein for future research.

Historically, we have allocated the majority of our efforts to the development of VGV-1 and we expect to continue to do so in the immediate future. Further, due to managements’ ties to and experience in foreign markets, we actively pursued clinical development of VGV-1 in markets outside the United States with the goal of attaining commercialization leading to sales and/or licensing with distribution partners.

This strategy resulted in Viral Genetics completing five human clinical trials of VGV-1 outside the United States, and most recently a 137-patient Phase III study in South Africa.

Our primary corporate goal is to pursue development of our drug candidates, starting with VGV-1, through Phase II in the United States and to seek licensing or joint venturing with a partner with global manufacturing, marketing and distribution capabilities.

We are working through various testing related to VGV-1’s mechanism of action and characterization that we believe is necessary to complete and enhance our IND application. Although it is not strictly required for safety evaluation, this data would further support our request to begin human trials in the USA.

Contemporaneously, we plan to continue to seek commercial registration in China and South Africa, where we are in advanced stages of clinical development and where we believe the demand for VGV-1 will be strongest.

In December 2004, we entered into a Distribution Management Agreement with Timothy & Thomas LLC, (“T&T”). The Distribution Agreement grants to T&T the exclusive right to establish, appoint, and manage distribution and sub-distribution of all Viral Genetics products that are used or useful for the prevention or treatment of HIV and/or AIDS in continental Africa and certain island nations off the coast of Africa. The term of the Distribution Agreement is 20 years. In consideration for these rights, T&T made a payment of $650,000 in cash to Viral Genetics, surrendered for cancellation a convertible debenture in the principal amount of $200,000 originally issued in the name of Thomas Little, and agreed to pay the expenses incurred to complete the on-going clinical trial of VGV-1 in South Africa up to a maximum threshold amount beyond which we are required to pay for 50% of all expenses. Additional expenses related to the establishment of distribution in Africa over and above the South African clinical trial will also be shared by T&T and Viral Genetics.

As contemplated by the Distribution Agreement, T&T will establish distributors in each African country who will purchase our HIV/AIDS products directly from us and distribute those products in their respective countries. Viral Genetics will pay to T&T a management fee based on gross sales of Viral Genetics products in Africa. Distributors will pay an amount to us for product based on its final selling price, with a minimum guaranteed price.

On April 3, 2006, T&T filed a complaint against Viral Genetics in the United States District Court for the Northern District of Illinois, case No. 0601813. The complaint alleges that Viral Genetics made false statements regarding its ownership of certain intellectual property rights to the drug candidate for the treatment of HIV/ AIDS that is the subject of the Distribution Agreement and that Viral Genetics did not have the right to grant the distribution rights to T&T under the Distribution Agreement because of rights T&T alleges were held by another party. The complaint seeks damages in excess of $5 million. Viral Genetics intends to file an answer to the complaint denying the substantive allegations and asserting counterclaims that Viral Genetics believes it has against T&T for breach of the Distribution Agreement. Because this matter arose just recently, it is not possible to evaluate or predict what impact, if any, it will have on the financial condition and future operations of Viral Genetics.

The human clinical trial we completed in South Africa was authorized by the South African Medicines Control Council (“MCC”) in February 2004. It was a multi-center, randomized, double-blind, placebo-controlled study of VGV-1 treated HIV-infected subjects. This study examined subjects with CD4+ counts of 250-500 at 7 test centers throughout South Africa and was designated by the MCC as a “Phase III study”. We completed enrollment of 137 subjects. The primary endpoint for the study is the decrease in viral load as measured by PCR-RNA assay. Other endpoints include CD4+ counts, PBMC culture assays and other immunological markers. Patients received 16 intra-muscular injections over a 51-day period, and were followed up post-treatment to day 240. The study was administered by Virtus Clinical Development Services, a leading South African contract research organization. The study also included extensive immunological assays designed to detect a potential immune response associated with VGV-1 in an effort to further advance our understanding of its mechanism of action.

If the South African trial is successful, we intend to support an application to seek registration of VGV-1 in South Africa in 2006.

In January 2005, we completed the renovation of our 1321 Mountain View Circle facility. Once our existing equipment is installed, the facility will be capable of supporting cGMP manufacture of VGV-1 for clinical trial purposes although to produce larger quantities of VGV-1 we will be required to add additional manufacturing equipment. We require the completion of the facility to cGMP standards in order to support clinical trials in the USA, as well as to support commercial approval in China and South Africa.

Through an Assignment of Patent Agreement dated August 1, 1995, VGI acquired all of the rights in the patents pertaining to Thymus Nuclear Protein (“TNP”), which is the basis of several of our drug candidates. The patents were acquired by VGI from Therapeutic Genetic, Inc., another California corporation (“TGI”), for a note in the principal amount of $6,250,000 (the “Note”) and a continuing royalty equal to 5 percent of the worldwide gross sales of products using the patented technology (the “Royalty). The stockholders of TGI were all of the same persons who were former stockholders of VGI prior to its acquisition by Viral Genetics in October 2001. The Royalty was assigned to a limited liability company with the same shareholders as TGI and TGI has no further interest in the Royalty.

On June 30, 2004, TGI exercised the option to convert the convertible debentures they held under the Debt Restructuring Agreement dated May 22, 2003 to 24,708,580 shares of common stock and warrants to purchase an additional 24,708,580 shares. The warrants are exercisable at a price of $0.40 per share over a five-year period expiring on September 19, 2009.

From 1995 through 2002, certain directors of Viral Genetics have made loans and other advances to fund operations (the “Founders’ Notes”). In May 2003, the principal and accrued interest of the Founders’ Notes were restructured such that the due date of repayment was extended to May 22, 2008. It was also agreed that the holders of the Founders’ Notes could exchange the principal and accrued interest for Units of Viral Genetics at a price of $0.30 per Unit with each Unit consisting of one share of the common stock of Viral Genetics and one warrant to purchase one share of the common stock of Viral Genetics for $0.40 exercisable for 5 years. On August 5, 2004, the Founders’ Notes were assigned to Best Investment, Inc., a corporation of which Haig Keledjian, an officer and director, is the sole officer and director. As of December 31, 2004, the total principal and accrued interest on the Founder’s Notes was $2,156,543. If exchanged pursuant to the foregoing terms, Viral Genetics would issue to the holders of the Founder’s Notes 7,188,477 shares and 7,188,477 warrants.

On March 29, 2006, Viral Genetics entered into securities purchase agreements with 11 private investors providing for convertible debt financing to Viral Genetics. In the transactions, Viral Genetics agreed to issue to the investors:

•	10% Senior Secured Amortizing Convertible Debentures Due September 1, 2008 (the “Debentures”), in the aggregate principal amount of approximately $2.9 million;

•	Warrants to purchase approximately 6.4 million shares of Viral Genetics common stock at an exercise price of $0.78 per share exercisable over a term of five years (the “Warrants”); and

•	Unit Purchase Warrants to purchase an additional $2.1 million in principal amount of Debentures and additional Warrants to purchase 4.7 million shares of common stock (the “Unit Warrants”).

The initial purchase of $2.9 million in principal amount of the Debentures was closed on March 29, 2006 and April 14, 2006, resulting in proceeds to Viral Genetics after commissions and the investors’ professional fees of approximately $2.6 million.

The principal amount of the Debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.45 of principal. Principal is payable over a term of 24 months beginning October 1, 2006, and may, at the election of Viral Genetics and subject to certain conditions, be paid in shares of common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices during the ten trading days prior to the monthly payment date. If monthly installments of principal are paid in cash, Viral Genetics must pay an additional premium equal to five percent of the monthly principal payment. Interest on the Debentures is paid quarterly beginning October 1, 2006, and may, at the election of Viral Genetics and subject to the satisfaction of certain conditions, be paid with shares of common stock. The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by Viral Genetics within 45 days following closing. The Unit Warrants are exercisable over a term of nine months following the effective date of the registration statement. Beginning six months following the effective date of the registration statement, Viral Genetics can prepay the Debentures, subject to certain conditions and the payment of a 20 percent premium on the principal amount of the Debentures prepaid.

The Debentures are secured by substantially all of the assets of Viral Genetics. So long as the Debentures are outstanding, Viral Genetics is prohibited from incurring additional debt, except in the ordinary course of business in an amount in the aggregate not to exceed $25,000 and indebtedness incurred for purchase or lease of fixtures and equipment in an aggregate amount not to exceed $8,000,000, allowing any liens to attach to its assets, except for capital leases and purchase money security interests established on the acquisition of fixtures and equipment, repay or redeem any of its securities, and making any distributions on its outstanding securities.

At March 31, 2006, we had $982,200 of current assets, current liabilities of $414,848, and long-term liabilities of $5,154,253. We estimate that we will need to fund approximately $1.5 million of research and development costs in the United States and South Africa $100,000 of patent work, and $900,000 of administrative expenses and product manufacturing costs during 2006.

OUR BUSINESS

Overview

Viral Genetics is a drug discovery and development company developing products based on its Thymus Nuclear Protein compound aimed primarily at the treatment of infectious disease, and in particular HIV infection and AIDS. Our research interests also include autoimmune diseases, cancer and immunological deficiency. If we are successful in our development efforts, our corporate strategy is to seek out and establish strategic relationships with third parties through licensing, joint venture, or other arrangements to effect commercial manufacture, marketing and/or distribution. Viral Genetics is in the development stage, and currently has no revenues.

At the core of our technology is Thymus Nuclear Protein or “TNP” – a processed extract of mammalian thymus tissue. Our lead drug candidate is VGV-1, a suspension of TNP in adjuvant, which is a treatment for HIV and AIDS. Over the past eleven years we have conducted five human clinical trials in South Africa, China, Bulgaria and Mexico. In the trials, we have not observed any significant adverse effects related to VGV-1 by physical exam, subjective complaints from patients, or routine blood work. Based on blood tests of the principal indicators of HIV infection, we believe the results of the trials show a meaningful decrease in HIV viral load.

We also observed during these studies that some test subjects suffering from other clinical conditions reported anecdotal improvements in the symptoms of other illnesses. Consequently, we have distinguished VGV-1 as a separate drug candidate from other potential applications of the TNP technology. Over at least the next year we expect to focus our efforts and resources on advancing VGV-1 through the process for approval as a treatment for HIV and AIDS both overseas and in the United States. Consequently, we do not expect to commit meaningful resources to researching these other applications until after VGV-1 is further along in the clinical development process.

VGV-1 is in the preclinical stage of development in the USA where we have yet to formally file an IND with the FDA, and in later-stage development outside the United States. We plan to continue to seek commercial registration of VGV-1 in South Africa and China, but our current primary clinical development goal is to begin human clinical trials of VGV-1 under an IND in the United States.

The clinical trial completed in South Africa was a double-blind, placebo-controlled, randomized, multi-center study of 137 HIV positive patients treated with either VGV-1 or placebo that began enrollment in August 2004. The treatment phase of the study was concluded in May 2005, and the final collection of follow-up data on the last patients was completed in November 2005. The database is now unblinded and is being analyzed. If the results are positive following analysis, Viral Genetics will be offering VGV-1 therapy to the patients who received placebo in a “crossover” study.

Our management team consists of three executive officers and one senior manager, who are supported by a team of six full-time employees and consultants. The management team is advised by a Scientific and Medical Advisory Board composed of physicians, scientists, and consultants with substantial experience in the areas of HIV treatment, infection, drug development, public health issues, clinical trials, immunology and biochemistry.

Viral Genetics leases two adjacent facilities located at 1321 and 1291 Mountain View Circle in Azusa, California that house its corporate offices and a production facility. The 1321 Mountain View Circle facility renovations are completed and we are installing our existing equipment in the new facility. When operational, we believe the new facility will be adequate to manufacture sufficient product to meet our clinical testing and other needs for at least the nest 12 months. The adjacent 1291 facility is expected to be used for research and development, additional office space, and as a quality control laboratory.

Our Chinese subsidiary leases offices in Beijing, China, and is managed by one officer.

Viral Genetics was incorporated under the laws of the state of Delaware on June 8, 1998, and in October 2001 acquired its subsidiary, Viral Genetics, Inc., a California corporation formed in 1995 (“VGI”). In September 2004 we completed a restructuring and conversion to equity of an outstanding note payable to Therapeutic Genetic, Inc. in connection with a statutory tax a merger of that company with and into VGI.

Glossary

AIDS - A severe immunological disorder caused by the retrovirus HIV, resulting in a defect in cell-mediated immune response that is manifested by increased susceptibility to opportunistic infections and to certain rare cancers, especially Kaposi’s sarcoma.

CD4+ T cells – A T-Helper cell expressing the CD4 receptor that is attacked by the HIV virus.

CDC – Center for Disease Control

FDA – The United States Food and Drug Administration

HAART – Highly-Active Anti-Retroviral Therapy is a treatment approach to HIV that employs combinations of various antiretroviral drugs (such as Nonnucleoside Reverse Transcriptase Inhibitors, and Nucleoside Analog Reverse Transcriptase Inhibitors, and at least one Protease Inhibitor) that target the virus itself or its method of reproduction.

HIV - A retrovirus that causes AIDS by infecting helper T cells of the immune system. The most common serotype, HIV-1, is distributed worldwide, while HIV-2 is primarily confined to West Africa.

IND - Investigational New Drug application that is filed with the FDA to obtain approval for human clinical trials in the United States.

PBMC - Peripheral Blood Mononuclear Cell viral load assays, which is a type of blood test that detects living HIV in the blood.

PCR - Polymerase Chain Reaction, which is a type of blood test that detect HIV genetic material.

RNA – Ribonucleic Acid, which is genetic material and in the case of the PCR-RNA assay is used to detect and quantify the amount of HIV virus in the infected person’s blood.

Products, Research and Development

Our research focuses on isolating and identifying biologically-active proteins and protein fragments with diagnostic and therapeutic applications in infectious disease – in particular HIV infection and AIDS – autoimmune conditions, cancer, and immunological deficiency. At the core of our technology is TNP – an extract of mammalian thymus tissue.

We view TNP as a platform for development of products with a number of therapeutic uses following anecdotal observations of improvements in some subjects suffering from other conditions in our human clinical trials and our hypothesized mechanism of action. Many people who suffer from AIDS – particularly in the later stages of the disease – also suffer from other infections or clinical conditions including viral infection, rare types of cancer, and bacterial infections. During the course of our human trials we have observed that some of our subjects that were suffering from other conditions appeared to show anecdotal signs of improvement in their other symptoms. We believe it possible that TNP contributed to the improvements and that future research of TNP and potential benefits in the treatment of other ailments is warranted in the future. Viral Genetics intends to pursue that research as its resources permit.

VGV-1

Our lead drug candidate, VGV-1, is a prospective treatment for HIV infection and AIDS. According to reports published by UNAIDS, approximately 42 million people are currently believed to be HIV positive worldwide. AIDS is the leading cause of death in Africa and the fourth leading cause globally. The means of making available effective treatment to the majority of people with HIV/AIDS is an urgent issue of global significance.

In most developed countries, HIV infection is primarily treated through HAART. Where it has succeeded, HAART has altered the nature of HIV infection, transforming an almost uniformly fatal illness into a chronic, but apparently stable condition. According to Rapid Report, XIII International HIV Drug Resistance Workshop, June 2004, an estimated 70% of those receiving HAART are resistant to one or more classes of the antiretroviral drugs comprising HAART, and 11-18% are resistant to three of the major classes.

In the poorer nations of the world, simpler versions of “combination therapy” with fewer, older versions of antiretroviral drugs are sometimes used. However most HIV infected patients worldwide receive no antiviral medication. In Sub-Saharan Africa it is estimated by UNAIDS that HAART is available to 12% of people with HIV; in Southeast Asia, the figure is estimated at 2%. An estimated 90% of the 5 to 6 million people in low-income countries who require treatment to avoid dying within the next two years are not receiving it.

Even where treatment is available its use is complicated by a number of factors, including moderate to severe side effects, onerous and complex dosing regimens, drug-drug interactions, and the development of mutated drug-resistant strains of the virus. In addition, these drugs are generally quite expensive, although discounted generic versions of antiretroviral drugs are becoming available in African and certain parts of Asia. Notwithstanding this, the often debilitating side effects of such therapies and the undiscounted cost of medications required to alleviate side effects are costly in their own right. Thus, development of new and inexpensive therapeutics with simple dosing regimens, lower levels of toxicity, and lower resistance profiles is an extremely important task and represents a clear market opportunity.

We have studied our investigational HIV/AIDS therapy, VGV-1, in five human clinical trials outside of the United States including on HIV-infected patients with no prior history of antiretroviral treatment, patients who were resistant to antiretroviral therapy, and others. We have conducted follow up testing of patients at up to 18 months following treatment. In our South African Phase III study we studied VGV-1 on patients in Stage CDC-2 of HIV infection, which is the stage prior to full-blown AIDS. In the USA, we intend to study VGV-1 as a potential “salvage” therapy – a treatment option for HIV-infected patients who have failed traditional anti-retroviral therapy, as well as in patients on drug “holidays” – periods of time where patients stop taking antiretroviral medication to allow their bodies to recuperate.

Only mild side effects related to VGV-1 have been noted by physical exam, subjective complaints from patients, or routine blood work during any of the trials. In our first four trials in Mexico and China, overall decreases in viral load from baseline were noted in over half of the subjects tested. The mean decrease in viral load in blood samples as measured by PCR in our first four human clinical studies has been approximately 80%.

For example, we conducted a masked, non-randomized, single-center study consisting of 34 HIV-1 infected patients with CDC Stage-3 classification of AIDS (less than 200 T cells/mm3) in China in 2003. The patients, who had not received any other form of HIV/AIDS treatment, received intramuscular injections of VGV-1 biweekly for eight weeks, and were then followed up until day 240 without additional treatment. Patients tolerated the injections well and there were no significant adverse reactions to VGV-1 reported. The protocol for the trial examined several of the standard measurements of HIV infection and immunological health. Analysis of the study data revealed sustained viral suppression during the follow-up period. The mean viral load for all patients at baseline (prior to treatment) was 79,800 copies of HIV RNA per milliliter of blood. By day 180 during the no-treatment follow-up period, plasma HIV RNA was suppressed with a mean change of -0.70 log from baseline, which is approximately equivalent to an 83%

decrease in the group’s mean or average viral load. By day 270 during the no-treatment follow-up period, viral load remained suppressed with a mean change of -0.484 log from baseline, which is approximately equivalent to a 75% decrease in the group’s mean viral load. Additionally, 36% of patients overall had a greater than 1 log drop in viral load from baseline by day 180, and 28% of subjects overall were observed to have a greater than 1 log drop in viral load from baseline by day 270. In percentage terms, a 1 log decrease is equivalent to a 90% decrease. Overall, counts of CD4+ T cells, which are key components of the human immune system, remained unchanged from baseline during the follow-up period.

In 2004, an article entitled “Diminution of plasma viral load and cultured HIV-infected peripheral blood mononuclear cells in non-responding patients treated with two calf thymus nuclear proteins and conventional antivirals,” written by the investigators of our study in Monterrey, Mexico, was published in a peer reviewed journal HIV & AIDS Review (2004, 3(3), 8-13). The investigators observed that in patients failing anti-retroviral drug therapy, treatment with VGV-1 for sixty days was associated with undetectable PCR RNA viral load in half of the patients (5/10) within three months of treatment. Furthermore, by six months there was an average one log drop in virus levels, which is equivalent to a 90% decrease. The trial in Mexico enrolled 10 HIV-positive patients who were failing to respond to their second or third regimen of anti-retroviral drug therapy. Enrolled subjects in the Mexican study had been receiving anti-retroviral therapy but were demonstrating decreasing viral control, and received VGV-1 injections twice weekly for eight consecutive weeks. They were then followed for safety and efficacy on markers of disease progression such as HIV RNA (viral load or virus in the blood) to six months.

The human clinical trial we completed in South Africa was authorized by the South African Medicines Control Council (“MCC”) in February 2004. It was a multi-center, randomized, double-blind, placebo-controlled study of 137 VGV-1 treated HIV-infected subjects This study examined subjects with CD4+ T cell counts of 250-500 at seven test centers throughout South Africa and was designated by the MCC as a Phase III study. The primary endpoint for the study is the decrease in viral load as measured by PCR assay. Other endpoints include CD4+ T cell counts and PBMC culture assays. Patients received 16 intra-muscular injections over a 51-day period, and were followed up post-treatment to day 240. Follow up testing was completed in the fourth calendar quarter of 2005. The study also includes extensive immunological assays designed to detect a potential immune response associated with VGV-1 in an effort to further advance our understanding of its mechanism of action.

The study was administered by Virtus Clinical Development Services, a leading South African contract research organization. We have unblended the data and are now analyzing it. We will disclose results of the study as soon as analysis is complete. If the results are positive following analysis, Viral Genetics will be offering VGV-1 therapy to the patients who received placebo in a “crossover” study.

The mechanism by which VGV-1 affects HIV infection is not fully understood, and is a current focus of our research. We have confirmed that TNP binds HIV-1 surface proteins as well as human CD4+ T cells. While further laboratory studies need to be conducted to understand the exact mechanism of action, these binding properties could explain its apparent activity in our 4 prior clinical studies. We are now engaged in research specifically designed to address the mechanism of action of VGV-1, including extensive immunological assays of the participants in our ongoing South African study.

2005 Research & Development

Viral Genetics spent $561,399 on development of its drug candidates in calendar year 2005, compared to $1,500,585 in 2004. We estimate we will spend $1.5 million in 2006 on product testing and development, including our portion of South African clinical development expenses.

Joint Ventures, Business Relationships and Distribution

CHINA

Our wholly-owned subsidiary, Viral Genetics (Beijing) Limited, maintains offices at leased facilities in Beijing, China, and is staffed by 3 individuals.

In 2002, we entered into several agreements that culminated in the Chinese Center for Disease Control’s authorization of a prospective clinical study of VGV-1 at the Chinese National AIDS Center at Beijing Ditan Hospital. This study was conducted by Ditan Hospital, with Viral Genetics acting as co-sponsor with its former joint venture partner. The follow-up portion of this study was completed in late 2003, and we announced a summary of the results by press release in July 2004.

In connection with the termination of our former joint venture in China, we will pay royalties to the former joint venture partners totaling 7% of the gross profits generated through the sale of VGV-1 in China for 15 years.

In January 2004 we submitted an application to the Chinese State Food and Drug Administration (“SFDA”) requesting permission to import VGV-1 for the treatment of late-stage AIDS patients in China (the “Import Application”). This application remains open and under review, pending our delivery to the SFDA of manufacturing-related documentation and certain long-term toxicity data. We anticipate that we will submit both of these items in 2005. We intend to rely on the data from the Ditan Hospital study and data gathered from our study in South Africa to address the toxicity issue. Should the SFDA not find the data or protocols from these studies appropriate or sufficient, we expect that we will need to conduct another study in China of between 30-100 subjects. We do not expect approval of our Import Application before the end of 2006, and such approval could be delayed beyond 2006, if the SFDA requires additional data or testing.

South Africa

On December 15, 2004, we entered into a Distribution Management Agreement with Timothy & Thomas LLC, (“T&T”) an Illinois limited liability company, with an effective date of July 1, 2004 (the “Distribution Agreement”). The owners of T&T are a former director of Viral Genetics and a former creditor of Viral Genetics. This Distribution Agreement replaces and supersedes the prior agreements with T&T that were referred to in our reports on Form 10-QSB for the quarters ended September 30, 2004, and June 30, 2004.

The Distribution Agreement granted to T&T the exclusive right to establish, appoint, and manage distribution and sub-distribution of all Viral Genetics products that are used or useful for the prevention or treatment of HIV and/or AIDS in continental Africa and certain island nations off the coast of Africa. The term of the Distribution Agreement is 20 years. In consideration for these rights, T&T made a payment of $650,000 in cash to Viral Genetics, surrendered for cancellation a convertible debenture in the principal amount of $200,000 originally issued in the name of Thomas Little, and agreed to pay expenses of the ongoing clinical trial up to a maximum threshold amount beyond which we are responsible for 50% of expenses. Additional expenses related to the establishment of distribution in Africa over and above the South African clinical trial will also be shared by T&T and Viral Genetics.

As contemplated by the Distribution Agreement, T&T will establish distributors in each African country who will purchase our HIV/AIDS products directly from us and distribute those products in their respective countries. Viral Genetics will pay to T&T a management fee based on gross sales of Viral Genetics products in Africa. Distributors will pay an amount to us for product based on its final selling price, with a minimum guaranteed price. Pursuant to the settlement of a terminated license, we are obligated to pay a former licensee a royalty of 2.5% of the net sales of VGV-1 in Africa for a period of 20 years commencing from the first commercial sale of VGV-1 in Africa.

On April 3, 2006, T&T filed a complaint against Viral Genetics in the United States District Court for the Northern District of Illinois, case No. 0601813. The complaint alleges that Viral Genetics made false statements regarding its ownership of certain intellectual property rights to the drug candidate for the treatment of HIV/ AIDS that is the subject of the Distribution Agreement and that Viral Genetics did not have the right to grant the distribution rights to T&T under the Distribution Agreement because of rights T&T alleges were held by another party. The complaint seeks damages in excess of $5 million. Viral Genetics denies all of the substantive allegations unequivocally, intends to file an answer to the complaint denying the substantive allegations, and will assert counterclaims that it believes it has against T&T for breach of the Distribution Agreement. Viral Genetics believes this lawsuit to be part a calculated effort by T&T to extract concessions from Viral Genetics on manufacturing and related product rights on terms that Viral Genetics believes to be disadvantageous and unacceptable to Viral Genetics.

Manufacturing and Raw Materials

Viral Genetics has historically produced VGV-1 for clinical trials and testing purposes in-house or through a subcontracted manufacturer. Using our temporary clean room and existing equipment, we can produce small-scale quantities of VGV-1 for preclinical research purposes. Now that construction of our new facility is completed, we plan to transfer our existing equipment to the permanent facility and continue with the finalization of current Good Manufacturing Practices (“cGMP”) documentation. This will enable us to produce larger batches of VGV-1 suitable for clinical study. The production of larger, commercial-scale batches will require the purchase of additional processing equipment to increase capacity.

The Azusa facility is designed to be capable of supporting a maximum capacity sufficient to meet early commercial sales of VGV-1, and to support large-scale clinical trials. It is also designed to allow for production of other sterile biologic products.

In order to retain control of certain proprietary processes, Viral Genetics intends to complete early stages of production of VGV-1 for the foreseeable future. Later stages of manufacturing, including bottling, labeling, and packaging, will be contracted out to an approved subcontractor.

Proprietary Rights

In the aggregate, considering the vigorous competition among drug manufacturers and the competition we might expect should any of our drug candidates prove to be accepted, our patent and related intellectual property rights are important to our proposed business in the United States and other countries. The patent rights we consider significant in relation to our business as a whole are covered by U.S. patent application number 10/336512, Compositions and Methods for Detecting and Treating Immunodeficiency Syndrome, which is now pending. We are continually evaluating whether additional applications may be appropriate to protect extensions and variations of our product, have filed additional and new applications related thereto. Other international patents we consider significant to our business are those issued by or pending in South Africa, New Zealand, Canada, Bulgaria, the European Patent Office (Austria, Switzerland, Germany, Denmark, Spain, France, Great Britain, Ireland, Italy, Liechtenstein, Monaco, Netherlands), Brazil, Japan, China, Hong Kong Eurasian Patent Convention (Armenia, Azerbaijan, Belarus, Kazakhstan, Krygyzstan, Modolva, Russia, Tajikistan, Turkmenistan).

Under international agreements in recent years, global protection of intellectual property rights is improving. The General Agreement on Tariffs and Trade requires participant countries to amend their intellectual property laws to provide patent protection for pharmaceutical products by the end of a ten-year transition period. A number of countries are doing this. Patent protection in other countries where we have registered patents, including, the European Patent Office, The Eurasian Patent Organization, New Zealand, Australia, and Israel, extend for varying periods according to the date of patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage and the availability of legal remedies in the country.

The expiration of a product patent or loss of patent protection resulting from a legal challenge would be expected to result in significant competition from generic products against the covered product and, particularly in the U.S., could result in a significant reduction in sales of the pioneering product. If we were to lose patent protection, we may be able to continue to obtain commercial benefits from product manufacturing trade secrets, patents on use of our product, and patents on processes and intermediates for the economical manufacture of the active ingredients. The effect of product patent expiration or loss also depends upon the nature of the market and the position of the product in it, the growth of the market, the complexities and economics of manufacture of the product, and the requirements of generic drug laws.

With respect to proprietary know-how and products and processes for which patents are of questionable value or are difficult or impossible to obtain or enforce, we rely on confidentiality agreements and other trade secret protection measures to protect our interests. We take measures to protect our proprietary know-how and technologies and confidential data, including requiring all employees, consultants and customers to enter into confidentiality agreements. In arrangements with our customers or suppliers that require the sharing of processes and data, our policy is to make available only such data as is relevant to our agreements with such customers and suppliers, subject to appropriate contractual restrictions, including requirements for them to maintain confidentiality and use such processes and data solely for our benefit. However, such measures may not adequately protect our data.

Competition

Competition is intense in the pharmaceutical business and includes many large and small competitors. Technological innovations affecting efficacy, safety, patient ease of use, and cost effectiveness by other pharmaceutical companies with greater financial and research resources working on competitive products could result in products that offer the same or similar benefits as our products. We intend to compete with existing products on the basis of product quality and efficacy, product safety, economic benefit, and/or promotion directly and through distributor relationships we are now forming.

There are currently 27 drugs approved for the treatment of HIV-infection by the United States FDA. The three primary classes of treatment are Nonnucleoside Reverse Transcriptase Inhibitors (“NNRTIs”); Nucleoside Analog Reverse Transcriptase Inhibitors (“NRTIs”), and Protease Inhibitors (“PIs”). Fusion or Entry Inhibitors are a newer, less commonly-used class of anti-HIV medications. There are an estimated 50-60 HIV treatments under various stages of development worldwide.

HAART is the standard of care for HIV. HAART slows multiplication of the virus and delays the onset of AIDS, but does not cure HIV infection or cure AIDS. HAART drug regimens are complex, often requiring 10 or more pills a day; expensive, costing upwards of $10,000-$15,000 per patient per annum in the United States; and are associated with moderate to severe gastro-intestinal, neurological, and hematological side effects that adversely impact the patient’s quality of life. Furthermore, HIV patients who use the drugs for a long period of time tend to develop resistance to the drugs, resulting in the drugs becoming less effective and engendering resistant strains of the HIV virus. Studies indicate that 70% of patients receiving standard HAART are resistant to one or more of the primary classes of HIV/AIDS drugs and 11-18% are resistant to all three primary classes of antiretrovirals (Source: Rapid Report, XIII International HIV Drug Resistance Workshop, June 2004).

It is estimated by UNAIDS that approximately 50% of the estimated 940,000 to 2.23 million HIV positive patients in the USA and Western Europe are receiving HAART. Based on estimates of drug resistance, we estimate the size of the market for salvage therapies in these regions to be approximately 50,000 to 200,000. Given growth in the number of HIV cases overall, increased usage of HAART, and continued development of resistance, we expect this population to continue to grow for the foreseeable future. Newer formulations of HAART, newer drugs within the 3 primary classes, and newer classes of drugs such as Fusion or CCR5 Inhibitors present competition for VGV-1, should it be approved. However, all current approaches to HIV treatment are believed to create resistance by their very nature, and we believe that an approach with success in resistant patients that is less likely itself to create resistance possesses a competitive advantage.

Government Regulation

Drug development is time consuming, expensive, and unpredictable. On average, only one out of many thousands of chemical compounds discovered by researchers proves to be both medically effective and safe enough to become an approved medicine. The process from discovery to regulatory approval can take many years; the FDA estimates an average of eight and a half years for this process. Drug candidates can fail at any stage of the process. Candidates may not receive regulatory approval even after many years of research, and products that have been approved and marketed can be ordered to be withdrawn from the market by regulatory authorities.

Pharmaceutical companies are subject to extensive regulation by numerous national, state and local agencies. Of particular importance is the FDA in the United States. It has jurisdiction over virtually all of our business and administers requirements covering the testing, safety, effectiveness, approval, manufacturing, labeling, marketing, advertising and post-marketing surveillance of our pharmaceutical products.

The typical path of drug development in the USA is to file an IND, which includes comprehensive data related to the toxicity and pharmacology of the drug candidate. In most cases, this data will have been obtained through animal testing, although in some cases it will include human testing data from outside the USA. Typically, if the candidate is deemed to be free of major harmful side effects or has an acceptable level of side effects, is a well-characterized substance, and its functioning is reasonably well understood, the FDA will grant permission to conduct a Phase I human clinical trial provided that the sponsor adhere to certain ethical principles. Phase I trials involve relatively small numbers of subjects (usually 20-80) and are intended to establish the safety of the candidate in humans, determine safe dosage ranges, and identify side effects. A Phase I human clinical trial typically requires less than a year to complete although there are exceptions.

Following successful Phase I trials, the candidate will typically be tested in a Phase II human clinical trial. A Phase II trial is intended to further establish the safety of the candidate, as well as obtain certain data related to the efficacy of the candidate. The number of subjects tested is usually 100-300, although sample sizes vary on a case by case basis. Sometimes, more than one Phase II trial can be required. Successful completion of Phase II trials is sometimes referred to as “proof of concept.” It is at this point, prior to Phase III that many drug development companies seek to license the drug candidate or joint venture.

Finally, following successful Phase II trials, a drug typically moves on to Phase III trials which are very large and expensive studies in which usually 1,000-3,000 subjects are tested at a number of locations in an attempt to establish the statistically significant efficacy of the candidate, to further monitor side effects and to compare the candidate against existing approved treatments. Following a successful Phase III study, the sponsor of the candidate will file a New Drug Application (“NDA”) or Biologics License Application (“BLA”), depending on the nature of the drug candidate, seeking permission to market the product in the USA.

The FDA generally requires the collection of data following such approval, and this is typically referred to as Phase IV.

According to the FDA’s “Guidelines for Industry: Acceptance of Foreign Clinical Trials,” the results from human clinical trials conducted outside of the United States but not under an IND can be included in submissions to the FDA if the trials were conducted in accordance with the ethical principles of the Declaration of Helsinki. The trial must also be designed and implemented to be otherwise consistent with the FDA’s standards of clinical practice.

According to the FDA’s guidance document “Antiretroviral Drugs Using Plasma HIV RNA Measurements – Clinical Considerations for Accelerated and Traditional Approval”, the FDA has developed a systematic approach to the evaluation of HIV therapies. Treatments seeking accelerated approval must demonstrate a significant reduction in RNA viral load (PCR is one means of detecting HIV RNA) within a 24-week period, whereas treatments seeking traditional approval must demonstrate significant reduction in RNA viral load over a 48 week period. The FDA also considers changes in CD4+ counts consistent with observed HIV RNA changes in both approval processes.

A treatment may be considered for accelerated approval if it is targeting a serious or life-threatening disease, there is a testable indicator that is predictive of clinical benefit (such as HIV RNA in the case of HIV infection) and there must be a demonstrable improvement in activity relative to existing therapies in a population in need of additional therapeutic options. Other bases for accelerated approval include a novel mechanism of action, improved efficacy or safety or tolerability, more convenient dosing schedule, different cross-resistance profile, favorable drug-drug interaction profile, or utility in a specific population in need. The majority of accelerated approvals rely on safety data for 400-500 patients who have received the proposed marketing dose for at least 6 months. Further, efficacy data must include at least 2 well-designed and controlled studies a minimum of 24 weeks in length. If granted accelerated approval, the FDA usually requires that the treatment be studied continuously to monitor side effects, adverse events, and longer term clinical benefit. In connection with preparing our IND for the FDA, we will evaluate whether to pursue the accelerated approval process for VGV-1.

Since 1998, the approval of new drugs across the European Union (“EU”) is possible only using the European Medicines Evaluation Agency’s (“EMEA”) mutual recognition or central approval processes. The use of either of these procedures provides a more rapid and consistent approval within the member states than was the case when the approval processes were operating independently within each member state. In addition, the agreement between the EU and 12 other European states to base their approvals on the centralized EU approval will significantly speed the regulatory process in those countries. The EMEA does not, however, have jurisdiction over patient reimbursement or pricing matters in EU member countries. We will be required to deal with individual countries on such issues.

In South Africa, the study and approval of drugs comes under the authority of the Medicines Control Council or MCC. In China, the State Food and Drug Administration or SFDA is responsible for drug regulation. Both the SFDA and MCC evaluate drugs for safety and efficacy in general compliance with ICH guidelines adopted by most of the world’s developed nations.

In recent years in the US, various legislative proposals have been offered at the federal and state levels that would bring about major changes in the affected health care systems. Some states have passed such legislation, and further federal and state proposals are possible. Such proposals and legislation include, and future proposals could include, price or patient reimbursement constraints on medicines, increases in required rebates or discounts and restrictions on access to certain products. Similar issues exist in many foreign countries where we may do business. We cannot predict the outcome of such initiatives, but we will work to maintain patient access to our products and to oppose price constraints.

In the US federal proposals have called for substantial changes in the Medicare program, and federal and state proposals have called for substantial changes in the Medicaid program. If such changes are enacted, they may require significant reductions from currently projected government expenditures for these programs. Driven by budget concerns, Medicaid managed care systems have been implemented in many states. If the Medicare and Medicaid programs implement changes that restrict the access of a significant population of patients to our products, our business could be materially affected. On the other hand, relatively little pharmaceutical use is currently covered by Medicare. If changes to these programs shift patients to managed care organizations that cover pharmaceuticals, or if an outpatient drug benefit is added to Medicare, usage of pharmaceuticals could increase. Pressure to lower prices would likely ensue in either case given the enhancement of the purchasing power of the managed care organizations or the federal government.

US law requires us to give rebates to state Medicaid agencies based on each state’s reimbursement of pharmaceutical products under the Medicaid program. Some states are seeking rebates in excess of the amounts required by federal law. We also must give discounts or rebates on purchases or reimbursements of pharmaceutical products by certain other federal and state agencies and programs. Rebates potentially could be viewed as price discounts without appreciable increases in volume as an offset.

We will encounter similar regulatory and legislative issues in most other countries. In Europe and some other international markets, the government provides health care at low direct cost to consumers and regulates pharmaceutical prices or patient reimbursement levels to control costs for the government-sponsored health care system. This international patchwork of price regulation has led to inconsistent prices and could lead to some third-party trade in our products from markets with lower prices. Such trade exploiting price differences between countries could undermine our sales in markets with higher prices.

Human Resources

We presently have eight employees, including three executive officers. Additionally, our Chinese subsidiary is managed by an executive officer with 2 administrative employees. Viral Genetics also relies on consulting and advisory relationships with several individuals and firms where a full-time person is not warranted. There are currently several entities providing services to Viral Genetics as consultants or advisors in areas including domestic and foreign government relations, regulatory affairs, investor relations, public relations, public health issues, finance, corporate and business development, immunology, biochemistry, intellectual property, and other areas.

LEGAL PROCEEDINGS.

On April 3, 2006, T&T filed a complaint against Viral Genetics in the United States District Court for the Northern District of Illinois, case No. 0601813. The complaint alleges that Viral Genetics made false statements regarding its ownership of certain intellectual property rights to the drug candidate for the treatment of HIV/ AIDS that is the subject of the Distribution Agreement and that Viral Genetics did not have the right to grant the distribution rights to T&T under the Distribution Agreement because of rights T&T alleges were held by another party. The complaint seeks damages in excess of $5 million. Viral Genetics filed an answer denying all of the substantive allegations unequivocally, and has asserted counterclaims that it believes it has against T&T for breach of the Distribution Agreement. Viral Genetics believes this lawsuit to be part a calculated effort by T&T to extract concessions from Viral Genetics on manufacturing and related product rights on terms that Viral Genetics believes to be disadvantageous and unacceptable to Viral Genetics.

MANAGEMENT

Directors and Officers

The following table sets forth the names, ages, and positions for each of the directors and officers of Viral Genetics.

Name	Age	Positions	Since
Haig Keledjian	43	Chief Executive Officer, Chief Financial Officer, President, Secretary, and Director	October 2001
Harry Zhabilov, Jr.	39	Executive Vice President of Research and Development, and Director	May 2003
Arthur Ammann	70	Director	May 2005
Hampar Karageozian	65	Director	October 2001
Arthur Keledjian	38	Director	October 2001
Elizabeth Hoffman	60	Director	February 2006
Monica Ord	43	Senior Vice President, Corporate Development & Communications	May 2005

The following is information on the business experience of each officer, director and director appointee.

Haig Keledjian

Mr. Keledjian has been instrumental in guiding the growth and development of Viral Genetics, Inc., having acted as its Chairman, CEO and President since its 1995 founding. He has overseen our completion of 4 human clinical trials, the approval of the ongoing Phase III trial in South Africa, the creation of our global intellectual property portfolio, and the financing of Viral Genetics including a substantial portion of his own assets. Mr. Keledjian formerly practiced tax and estate law and litigation in the State of California. He received his B.S. in Business and Accounting in 1983 from California State University (Los Angeles), followed by a Masters degree in taxation (MBT) from Golden Gate University in 1985. In 1989, Mr. Keledjian completed his undergraduate law studies by obtaining a B.S. in law from Glendale University and in 1991 obtained his Juris Doctorate from Glendale University. He was admitted to the bar of the State of California in 1993.

Harry Zhabilov, Jr.

Mr. Zhabilov, Jr. earned his Masters of Chemistry from the University of Sofia in 1997 and immediately began working with his late father, Dr. Zhabilov, Sr. – Viral Genetics, Inc. co-Founder and TNP’s discoverer. From October 1997 to December 1999, Harry worked with Viral Genetics on its Mexican human clinical trials. From January 2000, until May 2003, Harry worked side by side with his father as a research chemist for Viral Genetics. In May 2003, following his father’s passing, Harry was appointed Executive Vice President of Research and Development and was elected as a Director. Harry has been integral in the discovery and development of our drug candidates. Harry is a member of the American Institute of Chemical Engineers. His main roles are split between Research and Development, and production.

Arthur Ammann

Dr. S Ammann has served since October 1999 as the President of Global Strategies for HIV, an organization located in San Rafael, California that directs and organizes international programs for HIV prevention, including, education and training programs for approximately 41 clinics and hospitals in 15 countries. Since September 1998 Dr. Ammann has served as the Chairman of International Conferences: Global Strategies for Prevention of HIV Transmission, which organized international conferences in 1997, 1999, and 2001 on HIV education and training. From July 1985 to the present he has served as a Professor of Pediatric Immunology at the University of California San Francisco. Dr. Ammann earned his Bachelor of Science degree in biology from Wheaton College (1958) and a doctor of medicine degree from New Jersey College of Medicine (1962). He received residency training from the department of pediatrics at the University of California, San Francisco; and completed fellowship training in immunology at both the University of Minnesota Medical Center and the University of Wisconsin Medical Center.

Elizabeth Hoffman

Dr. Hoffman served as President of the University of Colorado system from 2000 to 2005, and was named President Emerita upon the completion of her 5-year tenure. She currently serves as Professor of Economics and Public Affairs at the University of Colorado. Dr. Hoffman received a PhD. in economics from the California Institute of Technology, a Masters and PhD. in history from the University of Pennsylvania, and a Bachelor in history from Smith College. Dr. Hoffman’s academic career has been focused on economics, history and game theory and she has published several dozen articles.

From 2003 to 2005 she was a member of the Board of Directors of Target Corporation. Dr. Hoffman also has a lengthy history of experience in governance and fundraising for non-profit and academic organizations including the Colorado Institute of Technology, the Denver Metro Chamber of Commerce, the National Science Board, the University of Colorado Hospital, as well as a lifetime of community service.

Hampar Karageozian

Mr. Karageozian received his Masters of Science from MIT in 1969, specializing in biochemistry, and his MBA from the University of California, Irvine in 1977. From 1994 until 2001, he was Senior Vice President of Discovery, Research and Development with ISTA Pharmaceuticals, Inc. where he invented and developed three products for the treatment of various opthamological conditions. From 1992 until 1994, Mr. Karageozian served as President and CEO of Prima Pharmaceutical Inc., a contract manufacturer of pharmaceuticals and related products. From 1970 until 1992, Mr. Karageozian held several progressively higher positions at Allergan Pharmaceuticals, starting as a research chemist and ultimately acting as Senior Vice President of Research and Development where he had responsibility for worldwide research, development, regulatory affairs and matrix marketing for lens care products with $400 million in total revenues. Mr. Karageozian has over 20 patents granted and pending, as well as over 70 developed drugs and devices. During his tenure at Allergan, Mr. Karageozian also managed regulatory and development initiatives in Europe and the Pacific Rim. He has written or collaborated on over 25 publications.

Monica Ord

Ms. Ord has been involved in the healthcare industry for over thirteen years, including as an entrepreneur with her own health promotion and marketing company, and as an international sales manager. She has been active in venture capital and financial consulting with public companies for over 5 years and also has extensive experience in recruitment of high-level executives, advisory board members, and directors in the healthcare industry. Ms. Ord also is active in the entertainment industry where she is currently a partner in Paradise FX and Just Production, both based in California.

Arthur Keledjian

Arthur Keledjian obtained his B.S. in Marketing from California State University (Los Angeles) in June 1989, and has been employed by Farmers Insurance Group since then. Mr. Keledjian has also served as a volunteer peace officer for the City of Glendale Police Department since 1996. He is the brother of Haig Keledjian.

Board and Committees

In the fiscal year ended December 31, 2005, the board of directors of Viral Genetics met 4 times and these meetings were attended by a quorum of the directors via teleconference. From time to time the directors also acted through written consents of the board. There are no standing committees of the board of directors. Due to the fact

Viral Genetics is in the development stage with no operating revenue and activities limited to research and development, the board of directors determined that it is not necessary or practical for Viral Genetics to establish an audit committee, recruit a financial expert to serve on the board, or adopt an audit committee charter.

EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to Viral Genetics for the prior fiscal years ended December 31, 2005, 2004, and 2003 of those persons who were either (i) the chief executive officer during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Annual Compensation Salary ($)	Long Term Compensation Securities Underlying Options/SARs (#)	All Other Compensation ($)
Haig Keledjian President, Chief Executive And Financial Officer	2005 2004 2003	195,000 136,556 148,854	0 1,800,000 2,300,000	0 0 1,146

Harry Zhabilov, Jr. Executive Vice President of Research and Development	2005 2004 2003	195,000 162,841 111,756	0 1,800,000 2,300,000	42,290 32,432 38,244	(1) (1) (1)

Monica Ord Senior Vice President, Communications and Corporate Development	2005 2004 2003	146,450 159,935 108,236	1,360,000 775,000 550,000	165,900 385,750 316,500	(2) (2) (2)

(1)	Represents cash payments made by Viral Genetics on the mortgage for the residence of Mr. Zhabilov.

(2)	Represents dollar value of the difference between the price paid by Ms. Ord for shares of common stock and the fair market value of such shares on the date of purchase.

Stock Options

The following table sets forth certain information with respect to grants of stock options during 2005 to the Named Executive Officers.

Name and Principal Position	Number of Securities Underlying Options Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Monica Ord Senior Vice President, Communications and Corporate Development	1,360,000	73.1%	0.01	June 30, 2007

The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers. No outstanding options held by the Named Executive Officers were exercised in 2005.

Name and Principal Position	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year End ($) (1) Exercisable/Unexercisable

Haig Keledjian President Chief Executive And Financial Officer	4,100,000 / -0-	372,000 / -0-

Harry Zhabilov, Jr. Executive Vice President of Research and Development	4,100,000 / -0-	372,000 / -0-

Monica Ord Senior Vice President, Communications and Corporate Development	200,000 / 500,000	114,000 / 285,000

(1)	This value is determined on the basis of the difference between the fair market value of the securities underlying the options and the exercise price at December 30, 2005. The fair market value of Viral Genetics’ common stock at December 30, 2005, is determined by the last sale price on that date, which was $0.58 per share.

Employment Arrangements

On June 1, 2003 Viral Genetics entered into written employment agreements with Haig Keledjian and Harry Zhabilov, Jr. Each of the employment agreements, (1) provides for an annual base salary of $150,000 (2) is for a term of three years and may be renewed for additional one-year terms by agreement of the parties, (3) entitles the employee to participate in employee benefit plans, insurance, and similar programs adopted from time to time for full time employees, (4) provides for an annual grant of options to purchase 1,800,000 common shares with an exercise price set at the market price on the date of grant, (5) may be terminated by Viral Genetics for cause, as defined in the agreement, without severance payment; and (6) may be terminated by Viral Genetics without cause on payment of severance equal to 1 times the employee’s annual base salary.

On May 1, 2005, Viral Genetics entered into a written employment agreement with Monica Ord. The employment agreements, (1) provides for an annual base salary of $150,000 (2) is for a term of two years and may be renewed for additional one-year terms by agreement of the parties, (3) entitles the employee to participate in employee benefit plans, insurance, and similar programs adopted from time to time for full time employees, (4) provides for annual bonuses based on certain performance targets, (5) may be terminated by Viral Genetics for cause, as defined in the agreement, without severance payment; (6) provided for a signing bonus of 800,000 options to acquire shares of Viral Genetics common stock at a purchase price of $0.01 vesting in increments of 100,000 options per three months of employment, and (7) may be terminated by Viral Genetics without cause on payment of severance equal to half the employee’s annual base salary.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of May 10, 2006 the number and percentage of the 102,187,624 outstanding shares of common stock which, according to the information supplied to Viral Genetics, were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers of Viral Genetics as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address	Shares Beneficially Owned	Percent of Class
Haig Keledjian (1)(2) P.O. Box 1020 South Pasadena, CA 91031	20,522,530(2) 5,900,000(3) 10,149,126(5) 9,857,441(6)	36.5%

Harry Zhabilov, Jr. (1)(2)(4) P.O. Box 1020 South Pasadena, CA 91031	10,393,679 5,900,000(3) 4,927,299(6)	18.7%

Arthur Ammann (1) PO Box 1020 South Pasadena, CA 91031	100,000(8)	0.1%

Elizabeth Hoffman (1) PO Box 1020 South Pasadena, CA 91031	100,000(9)	0.1%

Monica Ord (1) PO Box 1020 South Pasadena, CA 91031	2,015,000 700,000(10)	2.6%

Hampar Karageozian (1) 31021 Marbella Vista San Juan Capistrano, CA 92675	10,276,221 2,300,000(4) 4,934,712(6)	15.9%

Arthur Keledjian (1) P.O. Box 1020 South Pasadena, CA 91032	-0-	0%

John D. Lefebvre P.O. Box N7120 Nassau, Bahamas	10,000,000 6,000,000(7)	14.7%

Caribou Investments, Inc. Abbott Building, 2nd Floor Road Town, Tortola British Virgin Islands	5,828,572 371,428(11)	6.0%

All officers and directors (7 persons)	88,076,008	60.3%

(1)	Officer or Director of Viral Genetics.

(2)	Haig Keledjian holds 2,302,667 shares personally. He holds 5,932,761 and 5,058,001 shares as Trustee for two irrevocable voting trusts for the benefit of his children; 4,005,924 shares as Trustee for an irrevocable trust established for a group of private investors; 3,201,393 shares as Trustee for an irrevocable discretionary trust established for a group of Mr. Keledjian’s family members; and 21,784 shares as Trustee for a non-profit foundation. Mr. Keledjian has sole voting and investment control over the shares he holds as Trustee.

(3)	Each of these persons holds an option to purchase 2,300,000 shares of common stock at an exercise price of $0.52 per share exercisable and an option to purchase 1,800,000 shares of common stock at an exercise price of $0.45 per share. They will each receive in June 2006 additional options to purchase 1,800,000 shares at an exercise price equal to the then market price of Viral Genetics’ common stock. All of these options are exercisable until the earlier of two years following termination of their employment agreement with Viral Genetics or May 31, 2008.

(4)	Hampar Karageozian holds an option to purchase 2,300,000 shares of common stock at an exercise price of $0.52 per share exercisable until August 5, 2006.

(5)	Haig Keledjian is the sole officer and director of Best Investments, Inc., which holds three notes totaling $1,522,369 that were assigned to Best Investments, Inc., on August 5, 2004 by Haig Keledjian, Hampar Karageozian, and Tomson Voting Trust (of which Harry Zhabilov, Jr. is a beneficiary). At December 31, 2005, these notes were convertible to 5,074,563 shares of common stock and warrants to purchase an additional 5,074,563 shares at $0.40 per share. If the warrants were exercised, Best Investments, Inc. would hold 10,149,126 shares of Viral Genetics. Mr. Keledjian has sole voting and investment control over all of the shares held by Best Investments, Inc., including those it may acquire through exercise of the warrants. In regard to the shares held by Best Investments, Inc., including those it may acquire through exercise of the warrants, Mr. Karageozian and Mr. Zhabilov, Jr. each disclaim any beneficial interest in or control of the shares.

(6)	Each of these persons holds warrants to purchase shares of common stock at a price of $0.40 per share that are exercisable until September 30, 2009. The warrants were issued in connection with the conversion of notes payable by Therapeutic Genetic, Inc., with our California subsidiary, VGI, in September 2004.

(7)	Mr. Lefebvre holds 4,000,000 warrants to purchase shares of common stock at a price of $0.60 per share that are exercisable until November 17, 2006 and 2,000,000 warrants to purchase shares of common stock at a price of $0.45 per share that are exercisable until December 5, 2008.

(8)	Arthur Ammann holds an option to purchase 100,000 shares of common stock at an exercise price of $0.25 exercisable until June 1, 2007 of which 50,000 are vested and exercisable and 50,000 vest and become exercisable May 10, 2006.

(9)	Elizabeth Hoffman holds an option to purchase 100,000 shares of common stock at an exercise price of $0.80 exercisable until January 30, 2008 of which 50,000 vest and become exercisable July 9, 2006 and 50,000 vest and become exercisable January 9, 2007.

(10)	Monica Ord holds an option to purchase 700,000 shares of common stock at an exercise price of $0.01 exercisable until June 30, 2007 of which 200,000 are vested and exercisable and the remaining 500,000 vest and become exercisable in increments of 100,000 every three months.

(11)	Effective February 15, 2006, Caribou Investments, Inc. has entered into a subscription agreement with Viral Genetics whereby Caribou will purchase 371,418 shares of Viral Genetics’ common stock for consideration of $130,000 cash and cancellation of 360,639 warrants to acquire shares of Viral Genetics’ common stock with an exercise price of $0.40.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to agreements dated May 22, 2003, Viral Genetics, Inc., completed on June 4, 2003 a restructuring of certain outstanding debt obligations owed to Haig Keledjian, an officer, director and principal stockholder, Hampar Karageozian, an officer, director and principal stockholder, the Tomson Voting Trust of which the trustee is Mr. Keledjian and a beneficiary is Harry Zhabilov, Jr., an officer and director, and Therapeutic Genetics Inc., a privately held California corporation and the principal creditor of Viral Genetics (“TGI”).

Viral Genetics was indebted as of March 31, 2003 to:

•	Mr. Keledjian in the amount of $835,310 representing the principal and accrued interest on funds previously advanced to Viral Genetics.

•	Mr. Karageozian in the amount of $784,904 representing the principal and accrued interest on funds previously advanced to Viral Genetics.

•	The Tomson Trust in the amount of $460,539 representing the principal and accrued interest on funds previously advanced to Viral Genetics.

•	TGI in the amount of $6,976,758 representing the principal and accrued interest on obligations incurred in connection with the acquisition of the TNP product and technology by Viral Genetics from TGI in 1995.

A substantial portion of the foregoing obligations was due in 2003, and Viral Genetics did not have the funds necessary to pay the obligations. Viral Genetics extended and restructured the obligations through the issuance of convertible promissory notes due 2008 with identical terms but for the principal amounts (the “Notes”). The Notes bear interest at the rate of five percent per annum and all principal and accrued interest is due March 31, 2008. The principal and accrued interest on the Notes may be exchanged at the election of the holder at the rate of $0.30 for one share of common stock and one warrant to purchase an additional share at an exercise price of $0.40 per that expires five years from the date the warrant is issued.

On June 30, 2004, TGI exercised the option to convert the convertible debentures they held under the Debt Restructuring Agreement dated May 22, 2003 to 24,708,580 shares of common stock and warrants to purchase an additional 24,708,580 shares. The warrants are exercisable at a price of $0.40 per share over a five-year period expiring on September 19, 2009.

On August 5, 2004, the notes owed by Viral Genetics to Haig Keledjian, Hampar Karageozian, and Harry Zhabilov, Jr., were assigned to Best Investments, Inc., a corporation of which Haig Keledjian is the sole officer and director. As of December 31, 2004, the total principal and accrued interest on the notes owed to Best Investment was $2,156,543. Assuming Best Investments, Inc., exchanged its Note for stock and warrants on December 31, 2004, it would have received 7,188,477 shares and 7,188,477 warrants. On March 27, 2006, Best Investments, Inc. sold and assigned $598,060 of principal value of the notes to three unaffiliated parties for cash as an inducement to the purchasing parties to sell unsecured convertible debentures to investors acquiring Senior Secured Amortizing Convertible Notes issued by Viral Genetics.

SELLING SECURITY HOLDERS

The following table sets forth as of May 10, 2006, the name of each of the selling security holders, the number of shares of common stock that each selling security holder owns or may acquire through conversion of convertible debentures and exercise of warrants, the number of shares of common stock that each selling security holder may offer for sale from time to time under this prospectus, which are shares that may be acquired through conversion of convertible debentures and exercise of warrants, and the percent of our outstanding common stock each selling security holder will continue to hold assuming the sale of all the common stock offered.

Some of the selling security holders may distribute their shares, from time to time, to their limited and/or general partners and members, who may sell shares pursuant to this prospectus. Each selling security holder may also transfer shares owned by him by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder. Except as described in the notes to the table, none of the selling security holders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

We are registering 20,081,900 shares of our common stock, including up to 13,510,848 shares of common stock underlying convertible debentures in the aggregate principal amount of $3,490,000 and 6,570,242 shares issuable upon the exercise of common stock purchase warrants that have an exercise price of $0.78 per share and expire at the end of March 2011.

In March 2006 Viral Genetics sold to the selling security holders convertible debentures in the principal amount of $2,891,549.22 that accrue interest at the rate of 10% per annum and warrants to purchase 6,425,664 common shares. HPC Capital Management Corporation assisted with the placement of the securities and received a cash commission of $289,155, and warrants to purchase 144,578 shares. Interest on the debentures is payable quarterly in arrears beginning October 1, 2006. Interest may be paid, at our election and subject to certain conditions, in cash or common stock priced at the lower of $0.45 or 90% of the 20-day average of the volume weighted average price for our common stock prior to the payment date. The principal amount of the convertible debentures outstanding at any given time is convertible into our common stock at the option of the holders at the rate of $0.45 of principal per share. The convertible debentures will be repaid in 24 equal monthly installments beginning October 1, 2006, and such payments may, at our election and subject to certain conditions, be made in cash with a 5% premium or made with our common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices in our stock during the ten trading days prior to the payment date. These convertible debentures are secured by substantially all of the assets of Viral Genetics. All of the foregoing securities were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof.

In connection with the sale of convertible debentures and warrants described above, Viral Genetics sold to the selling security holders unit purchase warrants, which represent the right to purchase an additional $2,100,210 in principal amount of convertible debentures and additional warrants to purchase 4,667,134 shares of common stock. The unit purchase warrants are exercisable over a term of nine months following the date of this prospectus. In the event $500,000 or more of the unit purchase warrant is exercised, Viral Genetics is required to file an additional registration statement for the purpose of registering resale of the common stock underlying the convertible debentures and warrants issued as a result of the exercise of the unit purchase warrant.

At the same time as the as the purchase of Debentures from Viral Genetics, the selling security holders purchased from three creditors of Viral Genetics convertible debentures in the principal amount of $598,450.78 that accrue interest at the rate of 10% per annum. Interest is payable monthly in arrears in cash. The principal amount of the convertible debentures outstanding at any given time is convertible into our common stock at the option of the holders at the rate of $0.18 of principal per share. The principal of the convertible debentures is due at maturity on October 18, 2007.

The registration agreement we made with the purchase agreement used in connection with the placement of the convertible debentures and warrants described above provides that no later than 45 days following the closing we will file a registration statement under the Securities Act of 1933 to enable the resale of the shares issuable upon conversion of the convertible debentures and exercise of the warrants, and that we will use all commercially reasonable efforts to cause the registration statement to be declared effective as promptly as possible after filing. In the event the registration statement is not declared effective within 90 days following the closing of the private placements, then we may be required to pay a fee to the selling security holders equal to one percent of the total purchase price of the convertible debentures purchased from Viral Genetics in the private placement on the expiration of the 90-day period plus two percent of that amount per month for each subsequent 30 day period that the registration statement has not been declared effective.

Selling Security Holder	Number Of Shares Owned (1)	Number Of Shares Offered (2)	Percentage Owned After
Palisades Master Fund LP (3)	6,283,714	6,283,714	-0-
DKR SoundShore Oasis Holding Fund Ltd. (4)	3,141,858	3,141,858	-0-
Crescent International Ltd. (5)	3,427,481	3,427,481	-0-
AJW Partners LLC (6)	188,511	188,511	-0-
AJW Qualified Partners LLC (6)	462,710	462,710	-0-
AJW Offshore Fund (6)	1,045,381	1,045,381	-0-
New Millenium Capital Partners II LLC (6)	17,137	17,137	-0-
Nite Capital LP (7)	1,713,739	1,713,739	-0-
SIBEX Capital Fund Inc. (8)	1,142,494	1,142,494	-0-
Double U Master Fund LP (9)	1,370,993	1,370,993	-0-
Vision Opportunity Master Fund Ltd. (10)	1,142,494	1,142,494	-0-
HPC Capital Management Corporation	144,578	144,578	-0-

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage of beneficial ownership is based on 102,167,624 shares of common stock outstanding as of May 10, 2006.

(2)	Viral Genetics may make quarterly payments of interest on the convertible debentures with stock priced at the lower of $0.45 or 90% of the 20-day average of the volume weighted average price for our common stock prior to the payment date and monthly payments of principal at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices in our stock during the ten trading days prior to the payment date. This figure includes the number of shares of common stock issuable on exercise of common stock purchase warrants held by each selling security holder and our good faith estimate of the number of shares of our common stock that we believe may be issued under the convertible debentures.

(3)	Paul T. Mannion and Andy Reckles in their capacity as members of PEF Advisors LLC, the general partner of Palisades Master Fund, LP, share voting and investment power over the shares listed. Messrs. Mannion and Reckles disclaim beneficial ownership of such shares.

(4)	The investment manager of DKR SoundShore Oasis Holding Fund Ltd., is DKR Oasis Management Company LP. DKR Oasis Management has the authority to do all acts on behalf of DKR SoundShore Oasis Holding Fund, including voting any shares held. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of DKR Oasis Management Company. Mr. Fischer has ultimate responsibility for trading with respect to DKR SoundShore Oasis Holding Fund. Mr. Fischer disclaims beneficial ownership of the shares.

(5)	Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent international Ltd. Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(6)	Corey Rebotsky in his capacity as manager of the general partners of AJW Partners LLC, AJW Qualified Partners LLC, AJW Offshore Fund, and New Millenium Capital Partners II LLC, exercises voting and investment power over the shares listed. Mr. Rebotsky disclaims beneficial ownership of such shares.

(7)	Keith Goodman, in his capacity as manager of the general partner of Nite Capital LP, exercises voting and investment power over the shares listed. Mr. Goodman disclaims beneficial ownership of such shares.

(8)	Viacheslav Chebotarevich and Oleg S. Krasnoschchek in their capacity as officers of SIBEX Capital Fund Inc., share voting and investment power over the shares listed. Messrs. Chebotarevich and Krasnoschchek disclaim beneficial ownership of such shares.

(9)	Isaac Winehouse in his capacity as member of B&W Equities LP, the general partner of Double U Master Fund LP, exercises voting and investment power over the shares listed. Mr. Winehouse disclaims beneficial ownership of such shares.

(10)	Adam Benowitz, in his capacity as managing member of the manager of Vision Opportunity Master Fund, Ltd., exercises voting and investment power over the shares listed.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling security holder may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by selling security holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holder may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holder and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling security holder has informed Viral Genetics that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

Viral Genetics is required to pay certain fees and expenses incurred by it incident to the registration of the shares. Viral Genetics has agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling security holder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act or 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act of 1933 or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

Viral Genetics’ charter authorizes it to issue up to: (i) 250,000,000 shares of common stock, $0.0001 par value per share; and (ii) 20,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus, there are 102,167,624 shares of common stock outstanding, and no shares of preferred stock outstanding. In addition, there are outstanding options, warrants and convertible notes to acquire up to an additional 75,155,219 shares of common stock.

Common stock

Holders of the common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. The shares of common stock are entitled to receive such dividends as may be declared and paid by the board of directors out of funds legally available there for and to share, ratably, in the net assets, if any, of Viral Genetics upon liquidation. The stockholders have no preemptive rights to purchase any shares of our capital stock.

Preferred stock

The board of directors, without further action by the holders of the common stock, is authorized to classify any shares of our authorized but unissued preferred stock as preferred stock in one or more series. With respect to each series, the board of directors may determine:

•	The number of shares which shall constitute such series;

•	The rate of dividend, if any, payable on shares of such series;

•	Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

•	Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

•	The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Viral Genetics;

•	The sinking fund provisions, if any, for the redemption of shares of such series;

•	The voting rights, if any, of the shares of such series;

•	The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of Viral Genetics of any other class or series;

•	Whether the shares of such series are to be preferred over shares of capital stock of Viral Genetics of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of Viral Genetics, or otherwise; and

•	Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of the Charter.

The availability of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging takeover proposals, and the issuance of preferred stock could have the effect of delaying or preventing a change in control of Viral Genetics not approved by the board of directors.

Statutory business combinations provision

Viral Genetics is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an “interested stockholder” for a period of three years from the date that such person becomes an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85 percent or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved at an annual or special meeting by the corporation’s board of directors and by the holders of at least 66 2/3 percent of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder. Under Section 203, an “interested stockholder” is defined as any person who is: (i) the owner of 15 percent or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws, through action of its stockholders, to exempt itself from coverage, provided that such bylaw or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. Viral Genetics has not adopted such an amendment to its certificate of incorporation or bylaws.

Limitation on directors’ liabilities

Pursuant to the certificate of incorporation and under Delaware law, directors and executive officers are not liable to Viral Genetics or its stockholders for monetary damages for breach of fiduciary duty, except liability in connection with a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases illegal under Delaware law, or any transaction in which a director has derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which these persons may be involved because of their offices with us if they acted in good faith or in a manner reasonably believed to be in or not opposed to our best interests. However, nothing in the certificate of incorporation and bylaws protects or indemnifies a director, officer, employee, or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Penny stock rules

It is likely public transactions in our stock will be covered by the Penny Stock rules, which impose significant restrictions on broker-dealers and may affect the resale of our stock. A penny stock is generally a stock that

•	Is not listed on a national securities exchange,

•	Is listed in “pink sheets” or on the NASD OTC Bulletin Board,

•	Has a price per share of less than $5.00 and

•	Is issued by a company in operation for three years with net tangible assets less than $2 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

•	Determination of the purchaser’s investment suitability,

•	Delivery of certain information and disclosures to the purchaser, and

•	Receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. It is likely our common stock will be covered by the penny stock trading rules. Therefore, such rules may materially limit or restrict a holder’s ability to resell our common stock, and the liquidity typically associated with other publicly traded equity securities may not exist.

Transfer agent

The transfer agent for the common stock is Registrar and Transfer Company, Cranford, New Jersey.

INDEMNIFICATION

Under the certificate of incorporation and bylaws of Viral Genetics the board of directors has the authority to indemnify officers and directors to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, or to the extent any of the selling security holders are entitled to indemnification under their agreements with us, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for Viral Genetics by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The financial statements of Viral Genetics as of December 31, 2005 and for the year ended December 31, 2005, have been audited by Killman, Murrell & Company, P.C., an independent registered public accounting firm, as stated in their report appearing elsewhere, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Viral Genetics for the year ended December 31, 2004, have been audited by Williams & Webster, P.S., an independent registered public accounting firm, as stated in their report appearing elsewhere, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS

	March 31, 2006 (Unaudited)	December 31, 2005
ASSETS
CURRENT ASSETS
Cash	$982,200	$180,198

Total Current Assets	982,200	180,198

PROPERTY AND EQUIPMENT, NET	1,039,120	960,761

OTHER ASSETS
Deposits	42,940	43,940
Goodwill and patents, net	5,171,860	5,172,595

Total Other Assets	5,214,800	5,216,535

TOTAL ASSETS	$7,236,120	$6,357,494

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$242,773	$829,201
Accrued wages payable	140,500	140,500
Accrued interest	31,575	48,724

Total Current Liabilities	414,848	1,018,425

LONG-TERM LIABILITIES
Convertible notes payable, related parties	1,505,802	2,080,753
Convertible notes payable	3,648,451	516,800

Total Long-term Liabilities	5,154,253	2,597,553

TOTAL LIABILITIES	5,569,101	3,615,978

COMMITMENTS AND CONTINGENCIES	—	—

REDEEMABLE COMMON STOCK	57,849	—
STOCKHOLDERS’ EQUITY
Preferred stock, 20,000,000 shares authorized, $0.0001 par value; no shares issued and outstanding	—	—
Common stock, 250,000,000 shares authorized, $0.0001 par value; 102,167,624 and 98,284,709 issued and outstanding, respectively	10,217	9,828
Additional paid-in capital	34,172,719	31,109,178
Common stock warrants	6,831,130	3,564,483
Common stock options	4,898,565	4,330,500
Deficit accumulated during development stage	(44,303,461)	(36,272,473)

Total Stockholders’ Equity	1,609,170	2,741,516

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,236,120	$6,357,494

The accompanying condensed notes are

an integral part of these financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		From July 11, 1995 (Inception) to March 31,
	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES	$—	$—	$347,750

EXPENSES
Research and development	1,070,102	158,064	8,208,318
Laboratory fees	—	—	295,690
Management salaries	256,000	37,500	3,363,572
Amortization and depreciation expense	23,054	15,845	346,447
Legal and professional	50,568	80,362	888,387
Consulting fees	1,551,507	541,572	10,888,296
General and administrative expenses	336,058	315,380	3,614,262

Total Expenses	3,287,289	1,148,723	27,604,972

LOSS FROM OPERATIONS	(3,287,289)	(1,148,723)	(27,257,222)
OTHER INCOME (EXPENSE)
Sale of distribution rights	—	—	1,309,966
Interest income	—	2,396	4,547
Interest expense	(4,743,699)	(37,057)	(18,360,752)

Total Other Income (Expense)	(4,743,699)	(34,661)	(17,046,239)
LOSS BEFORE INCOME TAXES	(8,030,988)	(1,183,384)	(44,303,461)
INCOME TAXES	—	—	—

NET LOSS	$(8,030,988)	$(1,183,384)	$(44,303,461)

NET LOSS FROM OPERATIONS PER COMMON SHARE, BASIC AND DILUTED	$(0.08)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	99,609,383	90,426,979

The accompanying condensed notes are

an integral part of these financial statements.

Viral Genetics, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

	Three Months Ended March 31,		From July 11, 1995 (Inception) to March 31,
	2006	2005	2006
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flow from Operating Activities
Net Loss	(8,030,988)	(1,183,384)	(44,303,461)
Depreciation and amortization	23,054	15,845	347,447
Beneficial conversion feature of convertible debt	4,340,149	—	14,517,766
Non-cash operating expenes	—	—	144,901
Non-cash income	—	—	(309,966)
Issuance of common stock for services	1,011,991	118,000	4,740,501
Issuance of common stock for finders fee	—	—	450,000
Options and warrants issued for services	844,192	406,756	8,588,742
Options and warrants issued for wages	7,371	—	7,371
Options exercised for services	—	—	2,500
Warrants excercised for services	—	—	12,500
Issuance of common stock for expenses paid by third party	—	—	593,947
Issuance of common stock for settlement agreement	—	—	835,000
Issuance of stock for interest	—	—	1,256,135
Redeemable stock issued for services	57,849	—	57,849
Convertible debt issued for services	50,000	—	50,000
Notes payable issued for expenses	—	—	907,349
Expenses paid with notes payable	—	—	(10,043)
Notes payable converted to accrued wages	—	—	(25,000)
(Increase) decrease in deposits and other assets	1,000	—	(42,940)
Increase (decrease) in accrued interest	4,502	(119,155)	13,159
Increase (decrease) in accounts payable	(412,583)	27,711	416,617
Increase (decrease) in accrued wages payable	—	65,000	140,500

Net Cash Used in Operations	(2,103,463)	(669,227)	(11,609,126)
Cash Flows from Investing Activities
Increase in leasehold improvements	(100,678)	—	(1,039,305)
Acquisition of equipment	—	(423)	(352,471)
Increase in patent		—	(5,206,051)

Net Cash Used in Investing Activities	(100,678)	(423)	(6,597,827)
Cash Flows from Financing Activities
Proceeds from notes payable - related parties	23,500	—	9,379,671
Proceeds from convertible debentures	2,461,549	—	1,933,369
Proceeds from exercise of options and warrants	3,956	4,896	76,311
Proceeds from the sale of common stock	517,138	—	7,799,802

Net Cash Provided by Financing Activities	3,006,143	4,896	19,189,153
Change in cash	802,002	(664,754)	982,200
Cash and cash equivalents, beginning of period	180,198	1,402,169	—

Cash and cash equivalents, end of period	982,200	737,415	982,200

Supplemental Cash Flow Disclosures:
Interest expense paid	34,885	25,881	180,738
Income taxes paid		—
Non-Cash Transactions:
Issuance of common stock for services	1,011,991	118,000	4,740,501
Issuance of common stock for settlement agreement	—	—	835,000
Issuance of common stock for accounts payable	173,845	—	173,845
Options and warrants issued for services	786,361	406,756	8,530,911
Options and warrants excercised for services	—	—	682,814
Non-cash operating expenses	—	—	144,901
Issuance of commons stock for debt paid by third party	—	—	593,947
Issuance of common stock for debt and interest	—	—	8,255,471
Notes payable issued for services	—	—	147,155
Notes payable issued for expenses	—	—	10,043
Notes payable issued for accrued wages	—	—	25,000
Issurance of common stock for finders fee	—	—	450,000
Warrants issued with convertible debentures	2,511,549	—	3,027,549

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Viral Genetics Inc. (“the Company”) was incorporated in California on July 11, 1995 and is in the development stage. The Company is engaged in the research and development of protein-based therapeutic and diagnostic products with applications in infectious disease, autoimmune conditions, and immunological deficiency. The Company was acquired by a Delaware corporation and reporting issuer on October 1, 2001. The Company’s year-end is December 31.

Viral Genetics, Inc. owns 100% of a Chinese subsidiary called Viral Genetics Beijing, Ltd. which was organized for prospective operations in China. At this time, the office in China has a president and two full-time employees working on regulatory related activity seeking registration for the Company’s HIV/AIDS product. There is no financial activity in this office other than monthly stipends sent from the U.S. company to cover certain expenses, which are included in the reported operating expenses of Viral Genetics, Inc. The Company established a subsidiary in South Africa in 2003 which has been subsequently sold in May 2004. See Note 5.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company’s financial statements are prepared using the accrual method of accounting, which conforms to accounting principles generally accepted in the United States of America.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (hereinafter “SFAS No. 123”), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Compensated Absences

The Company’s policy is to recognize the cost of compensated absences when actually paid to employees. If the amount were estimatable, it would not be currently recognized as the amount would be deemed immaterial.

Consolidated Financial Statements

The accompanying financial statements include those of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

Derivative Instruments

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 149”). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At March 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Development Stage Activities

The Company has been in the development stage since its formation on July 11, 1995. It is primarily engaged in medical research and development.

Loss Per Share

On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” loss per share. Basic loss per share includes no dilution and is computed by dividing net loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted loss per share. Although there was approximately 74,067,442 common stock equivalents outstanding at March 31, 2006, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include accounts payable, accrued expenses and borrowings from related parties. All of the Company’s financial instruments are accounted for on a historical cost basis, which approximates fair value at March 31, 2006.

Going Concern

As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $44,303,461 through March 31, 2006. The Company is currently in need of funds to continue its research and development goals. The Company has substantial debt and recurring losses from operations. These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management has designed plans for sales of the Company’s products. Management intends to seek additional capital from new equity securities offerings and from debt financing that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

An estimated $2,500,000 of cash is believed necessary to continue operations and increase development through the next fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships. Management intends to seek additional capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

Goodwill and Patents

Goodwill represents the excess of the purchase price and related direct costs over the fair value of net assets acquired as of the date of the acquisition of patents from Therapeutic Genetic, Inc., (hereinafter “TGI”) in 1995. In completing the acquisition, the Company issued to TGI notes, which were converted to common stock. In accordance with Statement of Financial Accounting Standard (SFAS) No. 142, Accounting for Goodwill and Other Intangible Assets, the Company does not amortize goodwill. The Company periodically reviews its goodwill to assess recoverability based on projected undiscounted cash flows from operations. Impairments are recognized in operating results when a permanent diminution in value occurs. Patents are recorded at cost and amortized on a straight-line basis over 17 years.

Impaired Asset Policy

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe any adjustments are needed to the carrying value of its assets at December 31, 2005.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications have not resulted in any changes to the Company’s accumulated deficit or the net losses presented.

Research and Development

Research and development expenses are charged to operations as incurred.

Revenue Recognition

The Company recognizes revenue from product sales upon shipment to the customer if collectability is reasonably assured.

Segment Reporting

The Company does not utilize segment information at this time as defined by Statement of Financial Accounting Standards No. 131 because it has only one principal business activity and because its wholly owned Beijing subsidiary had no activity other than expenses of $21,000 which are included in the statement of operations as of March 31, 2006.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensations.” This statement supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has determined that there was no impact on the Company’s financial statements from the adoption of this statement.

This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has determined that there was no impact on the Company’s financial statements from the adoption of this statement.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact on the Company’s financial statements from the adoption of this statement.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are three to five years. The estimated useful lives of leasehold improvements are twenty years, the expected term of the lease plus extensions.

The following is a summary of property, equipment, and accumulated depreciation:

	March 31, 2006	December 31, 2005
Equipment	$313,070	$313,070
Leasehold improvements	1,039,306	938,627

	1,352,376	1,251,697
Less accumulated depreciation	(313,256)	(290,936)

	$1,039,120	$960,761

Equipment principally consists of machines that can be used to manufacture the Company’s drug candidates. Depreciation for the three months ended March 31, 2006 and 2005 was $22,319 and $15,845, respectively. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

NOTE 4 – GOODWILL AND PATENTS

The Company’s goodwill and patents as of March 31, 2006 were comprised of the following:

	Intangible Asset	Accumulated Amortization	Net Balance
Patents	$50,000	$(12,500)	$37,500
Goodwill	5,156,052	(21,692)	5,134,360

	5,206,052	$(34,192)	$5,171,860

The Company’s goodwill and patents as of December 31, 2005 were comprised of the following:

	Intangible Asset	Accumulated Amortization	Net Balance
Patents	$50,000	$(11,765)	$38,235
Goodwill	5,156,052	(21,692)	5,134,360

	5,206,052	$(33,457)	$5,172,595

Amortization expense was $750 for the three months ended March 31, 2006.

The Company has the following patents issued:

Region	Date Issued	Patent No.
Australia	October 19, 2000	721463
Canada	March 18, 2003	2220347
EPC (Austria, Denmark, France, Germany, Great Britain, Ireland, Italy, Liechtenstein, Monaco, Netherlands, Spain, and Switzerland)	September 5, 2001	69615015.8
Hong Kong	August 9, 2002	HK1009457
Israel	January 5, 1996	118103/5
Russia and Former Soviet Republics	July 4, 2000	001100

These patents all relate to certain of the Company’s products which are based on TNP. The Company also has patents issued in Bulgaria and New Zealand, and pending patent applications in Argentina, Brazil, China, Japan, South Africa and United States.

The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing products similar to those of the Company. There can be no assurance that patents, if obtained for the aforementioned patent applications, will be enforceable. Patents that had been acquired from Therapeutic Genetics, Inc. were the security for a note payable which was converted to common stock and warrants in 2004.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Product Liability

The Company may be subjected to future claims resulting from the use of its drug candidates, although the Company is unaware of any product-related litigation or potential claims to date. As of March 31, 2006, the Company does not have product liability insurance for any of its drug candidate products.

Consulting Agreements

During the three months ended March 31, 2006, the Company had in place agreements with several individuals and entities for various consulting and advisory services which provided that each contracted consultant or advisor would periodically receive stock or stock options (See Note 10 regarding stock options). As of March 31, 2006, the Company had ten individuals and firms engaged under such agreements.

The Company also has other agreements with consultants for future issuance of common stock as compensation.

Employment Agreements

        On June 1, 2003, the Company entered into employment agreements with three executive officers who are also directors and principal shareholders of the Company, Mr. Haig Keledjian as president and chief executive officer; Mr. Hampar Karageozian as chief operating officer; and Mr. Harry Zhabilov, Jr. as executive vice president of research and development. Mr. Hampar Karagezian resigned his position on August 5, 2004, which voids his employment agreement. The two remaining agreements are effective until May 31, 2006 and may be extended for additional one year terms upon the mutual consent of the employee and the Company. Each agreement provides for a salary of $150,000 per annum, a signing bonus of 500,000 options to purchase shares of the Company’s common stock at a price equal to market value on the date of the options’ issuance, and an annual grant of 1,800,000 stock options to purchase shares of the Company’s common stock at a price equal to market value on the date of the options’ issuance. On May 1, 2005, the Company entered into an employment agreement with Monica Ord, an officer of the Company. The agreement provides for a salary of $150,000 per annum plus 800,000 options to acquire shares of common stock at a price of $0.01 which vests in eight increments of 100,000 for each three months of employment. The agreement also provides for certain performance-based bonuses. See Note 9 regarding stock options.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

Distribution Agreements

On March 24, 2004, the arm’s length party accepted an offer to purchase 10% of the Company’s former South African subsidiary for total consideration of $500,000. The Company agreed to the first 5% being fully paid for by $100,000 advanced in June, 2002, and the second 5%, which was valued at $400,000, was to be paid no later than November 30, 2004. In relation to this, the $109,966 unsecured note was cancelled. Subsequently, in May 2004, the Company and the arm’s length party agreed to cancel all outstanding agreements and in lieu of this the Company has granted to this party a royalty of 2.5% of the net sales of VGV-1 in Africa for a period of 20 years commencing from the first commercial sale of VGV-1 in Africa with no further obligations in regard to the $109,966 note or the $100,000 advanced in June, 2002. Further, this party was granted an option to acquire 1,000,000 shares of the Company’s common stock at a purchase price of $0.40 per share, exercisable until December 31, 2004. This option has expired unexercised.

In May and June 2004, the Company entered into several agreements with Timothy and Thomas LLC (“T & T”) which is controlled by the holder of the $200,000 convertible debenture issued by the Company in September 2003, and Timothy W. Wright III, a former director of the Company. The agreements included the sale of the former South African subsidiary, Viral Genetics South Africa (Pty) Limited (“VGSA”), to the buyer for cash consideration of $650,000 and forgiveness of the $200,000 convertible debenture. In December 2004, the Company and T & T entered into an agreement which superceded previous agreements and obligated T & T to pay for the costs of the Company’s ongoing clinical trial of VGV-1 in South Africa up to a maximum threshold amount. As the exclusive distribution management partner of the Company in Africa with respect to Company’s HIV and AIDS products, T & T will secure and establish distributors in Africa, and provide management and oversight of the Company’s relationships with distributors. VGSA is the exclusive distributor of the Company’s HIV and AIDS products in South Africa.

Lease

On April 7, 2004, the Company signed a five-year lease for an administrative, research and development facility to commence August 1, 2004. The base rent and fees are $6,450 per month, after payment of an initial deposit of $40,590. The Company expects to have its corporate headquarters, primary manufacturing, and primary research and development facilitate located at this new facility in Azusa, California. On January 1, 2005, the Company signed a three year lease for additional administrative, research and development facility to commence immediately. The base rent and fees are $6,018 per month. The Company expects to locate additional office space, as well as a quality control laboratory, at this facility. Also, the Company’s Chinese subsidiary has a month to month lease for approximately $2,000 per month.

Total lease commitments for the subsequent years ended December 31 are as follows:

2006	$149,616
2007	$149,616
2008	$77,400
2009	$45,150

$421,782

NOTE 6 – COMMON STOCK

In March 2006, the Company issued 667,500 shares to Southwest Land Trust and Investments on exercise of warrants for cash received in January, February and March 2006.

In March 2006, Caribou Investments, Inc., subscribed for the purchase of 1,800,000 shares of common stock at a price of $0.35 per share, or a total of $630,000, payable $250,000 on March 10, 2006, $250,000 on April 10, 2006, and $130,000 on May 10, 2006. In connection with the transaction, Caribou Investments agreed to cancel outstanding options to purchase 88,417 shares at an average exercise price of $0.53 per share and warrants to purchase 1,747,719 shares at an exercise price of $0.40. The first two installments totaling $500,000 each were received in March and April 2006 and the Company issued to Caribou Investments 1,428,572 shares of common stock.

In March 2006, the Company issued 750,000 shares to Imperial Consulting Network, Inc. as partial compensation for a publication agreement.

In March 2006, the Company issued 308,334 shares of common stock to Medbridge Development Corporation and 151,866 shares to Joseph Natale as compensation for consulting services rendered to the Company.

In February 2006, the Company issued: 100,000 shares of common stock to Michael Agadjanyan on exercise of an option and payment of the exercise price of $1,000; 25,000 shares of common stock to Dr. Robert Siegel on exercise of an option and payment of the exercise price of $250; 96,000 shares of common stock to five individuals on exercise of an option issued to Ashot Petrossian and payment of the exercise price of $960; and 100,000 shares to Ronald Moss on exercise of an option and payment of the exercise price of $1,000. In January 2006, the Company issued 26,400 shares of common stock to Andre Bagdasarian on exercise of an option and payment of the exercise price of $264. All of the foregoing options were issued as compensation for consulting services.

In February 2006, the Company settled an outstanding payment obligation for construction on the Company’s facility in the amount of $173,845 owed to Kizyma Electric by issuing 695,379 shares of common stock.

Pursuant to a placement agency agreement with Stonegate Securities, Inc., the Company issued to the three principals of Stonegate Securities 200,000 shares of common stock in January 2006. The shares were issued as compensation for services in reviewing and analyzing the Company with a view to assisting the Company in raising capital.

On December 23, 2005, the Company sold an unsecured convertible debenture in the principal amount of $116,800 that accrues interest at the rate of 10 percent per annum to Provident Group Holdings, LLC. The debenture matures on October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal, which is subject to certain anti-dilution adjustments. Provident also acquired a warrant to purchase a total of 648,888 shares of the Company’s common stock over a term of three years at an exercise price of $0.30 per share. Provident has the right to tender the debenture for redemption before the maturity date if there is a change in control of the Company, which is defined as a sale of substantially all of the Company’s assets or a change in more than 50 percent of the voting control of the Company. Subject to certain exceptions, the Company agreed to register the shares of common stock underlying the convertible debentures and warrants under any registration statement filed by the Company to register shares to be offered for the account of the Company or other selling shareholders. One of the exceptions is that the Company is not obligated to include the shares in any Registration Statement filed to register securities of the Company offered and sold in a financing transaction involving the sale of Company securities where the underwriter of the transaction or, if there is no underwriter, the Company, reasonably determines in good faith that the inclusion of the shares underlying the debentures and warrants would materially negatively affect the financing transaction. The debenture and warrant are identical to the debenture and warrant issued by the Company in October 2005.

In December 2005, the Company issued 100,000 shares of common stock to Ronald Moss on exercise of an option and payment of the exercise price of $1,000 and 50,000 shares of common stock to Eric Rosenberg on exercise of an option and payment of the exercise price of $500.

Between December 2, 2005 and December 5, 2005, the Company completed the sale of 2,800,000 shares of common stock and warrants to purchase an additional 2,800,000 shares at a price of $.45 per share that are exercisable for a term of three years to individual investors for $700,000.

In December 2005, the Company issued 500,000 shares to four consultants for services valued at $260,000. The Company also issued 150,000 and 100,000 shares to consultants for cash of $1,500 and $1,000 and services valued at $40,750 and $28,000, respectively.

On November 7, 2005, the Company completed the sale of 555,555 shares of common stock and warrants to purchase an additional 555,555 shares at a price of $.30 per share that is exercisable for a term of two years to an individual investor for $100,000.

In November 2005, the Company completed the sale of 222,008 shares of common stock to individual investors for $34,968.

In October 2005, the Company issued 750,000 shares to five consultants for services valued at $750,000. The Company also issued 102,000 shares to a consultant for cash of $1,020 and services valued at $23,460.

In November 2005, the Company issued 143,100 shares to a consultant for cash of 1,431 and services valued at $52,110.

In September 2005, the Company issued 108,800 shares to two consultants for cash of $1,088 and services valued at $24,848.

In August 2005, the Company issued 210,000 shares to an officer for exercise of options for cash of $2,100 and services valued at $45,100.

In July 2005, the Company issued 19,200 shares to a consultant for cash of $192 and services valued at $4,136.

In June 2005, the Company issued 390,800 shares to four consultants for cash of $3,980 and services valued at $85,904.

In May 2005, the Company issued 197,200 shares to two consultants and two equipment vendors for cash of $1,972 and services valued at $39,440.

In April 2005, the Company issued 199,000 shares to two consultants for cash of $1,990 and services valued at $53,730; and 100,000 shares to a consultant for services valued at $28,000.

On April 25, 2005, the Company completed the sale of 625,000 shares of common stock and warrants to purchase an additional 500,000 shares at a price of $0.50 per share that are exercisable for a term of two years to General Global Ventures, LLC, a Delaware limited liability company, for $200,000. On June 29, 2005, the Company completed the sale of 250,000 additional shares of common stock and warrants to purchase an additional 200,000 shares at a price of $0.50 per share that are exercisable for a term of two years to General Global Ventures, LLC. The shares and warrants were issued under a securities purchase agreement, which further provided that General Global Ventures could purchase up to an additional 2,656,250 shares of common stock and 2,125,000 warrants on or before May 31, 2005 at an additional total purchase price of $850,000. The securities purchase agreement is now expired. The Company granted General Global Ventures certain “piggy-back” registration rights to include the shares in future registration statements files by the Company under the Securities Act of 1933.

On the occurrence of either authorization by the FDA to conduct a human clinical trial or authorization by a foreign regulatory agency permitting a human clinical trial in the Caribbean, Central America (including Mexico), and South America, the securities purchase agreement grants to General Global Ventures the option of investing in any business entity formed by the Company for distribution of the Company’s products, VGV-1, in the Caribbean, Central America (including Mexico), and South America.

In March 2005, the Company issued 125,000 shares to two consultants for cash of $1,250 and services valued at $46,250.

In February 2005, the Company issued 110,400 shares to two consultants for cash of $1,104 and services valued at $39,744.

In January 2005, the Company issued 209,400 shares to three consultants for cash of $2,094 and services valued at $83,896; and 300,000 shares to a consultant for services valued at $118,000.

On September 20, 2004, the Company filed documents with the state of California amending its certificate of incorporation to increase its authorized common shares to 250,000,000.

In December 2004, the Company issued 230,000 shares to five consultants for cash of $2,300 and services valued a $108,632.

In November 2004, for cash of $2,000,000, the Company issued to John D. Lefebvre 8,000,000 shares. Also in November 2004, the Company issued 1,000,000 shares valued at $450,000 to two parties for finder’s fees; 150,000 shares for investor relations services valued at $52,500; and 719,800 shares to four consultants for cash of $7,190 and services valued at $293,618.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

In October 2004, the Company issued 124,000 shares to two consultants for exercise of options for cash of $124 and services valued at $99,500.

In September 2004, the Company issued 24,708,580 shares to 37 entities in connection with the conversion of the Therapeutic Genetic, Inc. note payable. Included in this total are 19,719,452 shares issued to three directors of the Company or controlled entities. Also in September 2004, the Company issued 315,600 shares to 5 consultants for cash of $3,156 and services valued at $157,924. These shares were issued in reliance on the exemption from registration set forth in Section4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In August 2004, the Company cancelled 100,000 shares that were issued in error pursuant to a consulting agreement that did not take effect.

In July 2004, the Company issued 275,000 shares to two consultants for exercise of an option for cash of $2,750 and services valued at $137,500, and 121,065 shares to an individual for cash of $50,000. These shares were issued in reliance on the exemption from registration set forth in Section4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In May, 2004, the Company issued 175,000 shares to a consultant for exercise of an option for cash of $1,750 and services valued at $96,600 and 1,500,000 shares valued at $660,000 to two arm’s length entities for settlement of terminated agreements. These shares were issued in reliance on the exemption from registration set forth in Section4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

During the three months ended March 31, 2004, the Company issued 1,240,800 shares for cash of $477,349 and subscription receivable of $600; 950,000 shares for exercise of options for cash of $9,500; 350,000 shares for exercise of warrants for a subscription receivable of $3,500; 729,722 shares for services valued at $370,187; 66,666 shares in exchange for debt of $10,726; and 250,000 shares in exchange for a settlement agreement valued at $175,000.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

NOTE 7 – INCOME TAXES

At March 31, 2006, the Company had net deferred tax assets of approximately $7,312,671 (calculated at an expected rate of 34%) principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset was recorded at March 31, 2006 and December 31, 2005.

The significant components of the deferred tax asset at March 31, 2006 and December 31, 2005 were as follows:

	March 31, 2006	December 31, 2005
Net operating loss carryforward before adjustments	$44,303,461	$36,236,762
Section 197 amortization of patents	347,070	347,070
Tax over book depreciation	7,868	10,406
Options/warrants issued for expenses	(23,150,542)	(17,859,201)

Net operating loss carryforward	21,507,857	18,735,037

Deferred tax asset	$7,312,671	$6,369,913
Deferred tax asset valuation allowance	$(7,312,671)	$(6,369,913)

At March 31, 2006, the Company has utilizable net operating loss carryforwards of approximately $21,507,857 which expire in the years 2016 through 2025. The Company recognized approximately $5,291,341 and $2,362,679 of losses from issuance of restricted common stock and stock options for services for the three months ended March 31, 2006 and the year ended December 31, 2005, respectively, which are not deductible for tax purposes and are not included in the above calculation of deferred tax assets. The change in the allowance account from December 31, 2005 to March 31, 2006 was $942,758.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

Related Parties

At March 31, 2006 and December 31, 2005, respectively, the Company had the following obligations:

	2006	2005
Convertible notes payable to related parties	$1,505,802	$2,080,753

Total	$1,505,802	$2,080,753

Accrued interest on convertible notes payable to related parties was $31,575 and $40,067 at March 31, 2006 and December 31, 2005, respectively.

The related party notes were due in 2003, the Company did not have the funds necessary to pay the obligations. The debts were restructured in June 2003 with the issuance of 5% convertible notes whose terms included all underlying principal and interest due March 31, 2008. All of these convertible notes are exchangeable into units of the Company at the rate of $0.30 per unit. Each unit consists of one common share of the Company’s common stock and one warrant to purchase a share of the Company’s common stock at a price of $0.40, exercisable for 5 years.

Other

On March 29, 2006, Viral Genetics, Inc. entered into securities purchase agreements with eleven private investors providing for convertible debt financing to Viral Genetics. In the transactions, Viral Genetics agree to issue to the investors:

(1) 10% Senior Secured Amortizing Convertible Debentures Due September 1, 2008 (the “Debentures”), in the aggregate principal amount of approximately $2.9 million;

(2) Warrants to purchase approximately 6.4 million shares of Viral Genetics common stock at an exercise price of $0.78 per share exercisable over a term of five years (the “Warrants”); and

(3) Unit Purchase Warrants to purchase an additional $2.1 million in principal amount of Debentures and additional Warrants to purchase 4.7 million shares of common stock (the “Unit Warrants”).

The initial purchase of approximately $2.5 million in principal amount of the Debentures was closed on March 29, 2006, resulting in proceeds to Viral Genetics after commissions and the investors’ professional fees of approximately $2.2 million. The remainder of the transaction closed in April. The carrying value of the Debentures was $2,451,551 at March 31, 2006.

The principal amount of the Debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.45 of principal. Principal is payable over a term of 24 months beginning October 1, 2006, and may, at the election of Viral Genetics and subject to certain conditions, be paid in shares of common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices during the ten trading days prior to the monthly payment date. If monthly installments of principal are paid in cash, Viral Genetics must pay an additional premium equal to five percent of the monthly principal payment. Interest on the Debentures is paid quarterly beginning October 1, 2006, and may, at the election of Viral Genetics and subject to the satisfaction of certain conditions, be paid with shares of common stock. The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by Viral Genetics within 45 days following closing. The Unit Warrants are exercisable over a term of nine months following the effective date of the registration statement. Beginning six months following the effective date of the registration statement, Viral Genetics can prepay the Debentures, subject to certain conditions and the payment of a 20 percent premium on the principal amount of the Debentures prepaid.

The Debentures are secured by substantially all of the assets of Viral Genetics. So long as the Debentures are outstanding, Viral Genetics is prohibited from incurring additional debt, except in the ordinary course of business in an amount in the aggregate not to exceed $25,000 and indebtedness incurred for purchase or lease of fixtures and equipment in an aggregate amount not to exceed $8,000,000, allowing any liens to attach to its assets, except for capital leases and purchase money security interests established on the acquisition of fixtures and equipment, repay or redeem any of its securities, and making any distributions on its outstanding securities.

The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. HPC Capital Management Corporation assisted with placement of the financing and received a cash commission of approximately $290,000, and Warrants to purchase approximately 145,000 shares of common stock.

In a related transaction, the investors purchasing the Debentures negotiated for and purchased from three other creditors of Viral Genetics unsecured convertible debentures in the principal amount of $576,800 that accrue interest at the rate of 10 percent per annum originally issued in October 2005. Accrued interest on the unsecured debentures at the time of the purchase was $21,650, so the total purchase price paid was $598,450. The maturity date of the unsecured debentures is October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal. Viral Genetics will include the shares underlying the unsecured debentures in the registration statement described above. These convertible notes have a carrying value of $598,450 at March 31, 2006.

As an inducement to the three creditors to sell the unsecured debentures to the investors purchasing the Debentures, Best Investments, Inc., which holds convertible promissory notes issued by Viral Genetics, agreed to sell to the three creditors $598,450 in principal amount of the convertible notes for cash in that amount. Haig Keledjian, an officer, director, and principal shareholder of Viral Genetics, is the sole officer and director of Best Investments, Inc. These convertible notes have a carry value of $598,450 March 31, 2006.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

On June 30, 2004 a related party converted a note payable in the amount $6,976,758 plus accrued interest of $527,516 into 24,708,580 shares of common stock and 24,708,580, $.40 stock purchase warrants.

NOTE 9 – WARRANTS

In March 2006, the Company granted 6,425,658 warrants to investors in connection with the private placement of 10% Senior Secured Convertible Debentures Due September 1, 2008 in the aggregate principal amount of approximately $2.9 million. In connection with this transaction, the Company issued 144,578 warrants to the broker who assisted with the private placement. The Company also granted 3,324,727 warrants to investors at a lower exercise price as an inducement to the investors to sell debentures to the purchasers of the 10% Senior Secured Convertible Debentures discussed above.

An investor exercised 667,500 warrants by purchasing common stock shares for $267,000 and the Company cancelled 4,158,187 warrants during the three months ended March 31, 2006.

During the three months ended March 31, 2006, the fair value of each warrant granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 5%, volatility of 99.9%, expected life of 1 - 2.5 years, and no expected dividends. The value of these warrants, $4,280,149, was charged to interest expense during the period.

During the year ended December 31, 2005, the Company granted 4,055,555 warrants to investors in connection with private placements of 4,230,555 shares of common stock for $1,118,533 cash. The Company also granted 2,771,109 warrants to investors in connection with the issuance of unsecured convertible debentures in the principle amount of $516,800. The Company cancelled 4,000,000 warrants to an investor replacing them with an additional 4,000,000 warrants.

During the three months ended December 31, 2004, the Company granted 4,000,000 warrants to John D. Lefebvre in connection with a private placement of 8,000,000 units for $2,000,000 cash.

During the three months ended September 30, 2004, the Company granted 24,708,580 warrants due to conversion of related party debt.

During the three months ended March 31, 2004, the Company granted 66,666 warrants in exchange for debt valued at $9,267.

During the year ended December 31, 2003, the Company granted 600,000 warrants for compensation for consulting services.

The Company also issued 450,880 warrants as part of the units issued pursuant to the exchange of debts totaling $135,264.

During the year ended December 31, 2005, the fair value of each warrant granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 5%, volatility of 164%, expected life of 1-5 years, and no expected dividends. The value of these warrants in the amount of $481,089 reduced notes payable.

During the year ended December 31, 2004, the fair value of each warrant granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 4%, volatility of 77% to 137%, expected life of 2-5 years, and no expected dividends. The value of these warrants was estimated at $3,436,105. Of this total, $3,236,105 reduced notes payable and accrued interest and $200,000 was the purchase price of 4,000,000 warrants included in the purchase of 8,000,000 common stock shares.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

The following is a summary of stock warrants activity:

Number of Warrants
Warrants outstanding at December 31, 2005	29,226,126
Granted in 2005	10,826,664
Cancelled in 2005	(4,000,000)

Warrants outstanding and exercisable at December 31, 2005	36,052,790

Weighted average fair value of warrants granted during the year ended December 31, 2005	$0.24

Number of Warrants
Warrants outstanding at December 31, 2006	36,052,790
Granted in 2006	9,894,963
Exercised in 2006	(677,500)
Cancelled in 2006	(4,158,187)

Warrants outstanding and exercisable at March 31, 2006	41,122,066

Weighted average fair value of warrants granted during the three months ended March 31, 2006	$.45

NOTE 10 – STOCK OPTIONS

In the three months ended March 31, 2006, the Company granted 639,950 options under various consulting or advising agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At March 31, 2006, 148,150 of the options granted had been exercised. There were also 126,400 options granted during 2005 that were exercised by March 31, 2006. Also during the three months ended March 31, 2006, the Company granted 800,000 options under an employment agreement at an exercise price of $0.80; 500,000 options under a consulting agreement at an exercise price of $0.75 which vests in three equal increments on signing and on each one-year anniversary of signing; and 100,000 options to a director at an exercise price of $0.80 that vests in two equal increments on the six month and one year anniversary of granting. During the three months ended March 31, 2006, 850,000 options granted in 2003 and 2004 expired unexercised.

During the three months ended March 31, 2006, the fair value of each option granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 5%, volatility of 96.5%, expected life of 1 year, and no expected dividends. The value of these options, $893,361, was charged to consulting fees and payroll expense during the period.

During the three months ended December 31, 2005, the Company granted 551,500 options under various consulting or advising agreements at an exercise price of $.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At December 31, 2005, 292,100 of the options granted had been exercised. There were also 199,000 of options granted during the three months ended September 30, 2005 that were exercised by December 31, 2005.

During the three months ended September 30, 2005, the Company granted 620,400 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At September 30, 2005, 227,600 of the options granted had been exercised.

During the three months ended June 30, 2005, the Company granted 980,000 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements, although the current period included options that had previously vested but were not issued. At June 30, 2005, 715,000 of the options granted had been exercised. Also during the three months ended June 30, 2005, the Company granted 800,000 options under an Employment Agreement at an exercise price of $0.01, which vest in eight quarterly increments of 100,000 from July 31, 2005 to April 30, 2007; and 100,000 options to a Director of the Company at an exercise price of $0.25 which vests in two increments of 50,000 on the six month and twelve month anniversary of the issuance.

During the three months ended March 31, 2005, the Company granted 528,200 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At March 31, 2005, 444,800 of the options granted had been exercised. Also during the three months ended March 31, 2005, the Company granted 500,000 options under an Employment Agreement at an exercise price of $0.41.

During the three months ended December 31, 2004, the Company granted 623,800 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. At December 31, 2004, 548,800 of the options granted had been exercised.

During the three months ended September 30, 2004, the Company granted 1,139,600 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. In one case, the consultant was granted a lump-sum option of 500,000 shares. The options are valid until two years following termination of the consultant or advisor or May 31, 2008, whichever is sooner. At December 31, 2004, 1,039,600 of the options granted had been exercised.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

During the three months ended June 30, 2004, the Company granted 550,000 options under various consulting or advising services agreements at exercise price of $0.01. These options are granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. The options are valid until two years following termination of the consultant or advisor or May 31, 2008, whichever is sooner. At December 31, 2004, 475,000 of the options granted had been exercised. Also during this period, the Company issued 1,800,000 options to Mr. Haig Keledjian and Mr. Harry Zhabilov Jr. pursuant to each officer’s Employment Agreement (more fully described in Note 4). These options are at exercise prices of $0.45 and are exercisable until two years following termination of the officer of May 31, 2008, whichever is sooner. The Company also issued 1,000,000 options to a company in conjunction with a cancelled distribution agreement exercisable at $0.40 per share. This option expired unexercised December 31, 2004.

During the three months ended March 31, 2004, the Company granted 1,050,000 options under various consulting or advising services agreements at exercise prices of $0.01 to $0.58. These options are granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. The options are valid until two years following termination of the consultant or advisor, or May 31, 2008, whichever is sooner. At December 31, 2004, 450,000 of the options granted had been exercised.

During the year ended December 31, 2003, the Company granted 13,080,769 options under various consulting or advising services agreements at exercise prices of $0.01 to $1.00. These options are granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. The options are valid until two years following termination of the consultant or advisor, or May 31, 2008, whichever is sooner. At December 31, 2004, 2,830,769 of these options had been exercised.

The Company issued 2,300,000 options each to three directors. which includes 1,800,000 options as part of an annual option and 500,000 options as a signing bonus which were granted pursuant to each officer’s employment agreement; 1,250,000 options to consultants as compensation for management roles. Another 250,000 options were issued as a finder’s fee.

During the year ended December 31, 2005, the fair value of each option granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 5%; volatility of 164%; expected life of 1-5 years; and no expected dividends. The value of these options in the amount of $1,290,662 is included in consulting fees expense in the accompanying financial statements.

During the year ended December 31, 2004, the fair value of each option granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 4%; volatility of 77% to 137%; expected life of 1-5 years; and no expected dividends. The value of these options in the amount of $3,892,960 is included in consulting fees, research and development, and management salaries expense in the accompanying financial statements.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

The following is a summary of stock option activity:

	Number of Options	Weighted Average Exercise Price
Options outstanding at January 1, 2005	14,800,000	$.38
Granted during 2005	4,180,100	.06
Exercised during 2005	(2,736,900)	.01

Options outstanding and exercisable at December 31, 2005	16,243,200	$.47

Weighted average fair value of options granted during the year ended December 31, 2005	$.28

	Number of Options	Weighted Average Exercise Price
Options outstanding at January 1, 2006	16,243,200	$.47
Granted in 2006	2,039,950	.01
Expired in 2006	(850,000)	.01
Exercised in 2006	(274,550)	.49

Options outstanding and exercisable at March 31, 2006	17,158,600	0.47

Weighted average fair value of options granted during the three months ended March 31, 2006	$.44

There is no formal stock option plan in place. Stock options are issued by management for consulting services as deemed appropriate.

NOTE 11 – MERGER AND ACQUISITION

Acquisitions

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

March 31, 2006

On October 1, 2001, Viral Genetics, Inc., a Delaware corporation, acquired all of the outstanding common stock of the Company. For accounting purposes, the acquisition has been treated as a recapitalization of Viral Genetics, Inc., a Delaware corporation, with the Company as the acquirer (reverse acquisition), wherein the Company became the continuing reporting entity. The net book value of liabilities assumed was $280,275 in the form of notes payable. The historical financial statements prior to October 1, 2001 are those of the Company, and are restated for the exchange of 29,750,580 shares of common stock for the original capital stock of the Company.

NOTE 12 – LITIGATION

On April 3, 2006, T&T filed a complaint against Viral Genetics in the United States District Court for the Northern District of Illinois, case No. 0601813. The complaint alleges that Viral Genetics made false statements regarding its ownership of certain intellectual property rights to the drug candidate for the treatment of HIV/ AIDS that is the subject of the Distribution Agreement and that Viral Genetics did not have the right to grant the distribution rights to T&T under the Distribution Agreement because of rights T&T alleges were held by another party. The complaint seeks damages in excess of $5 million. Viral Genetics denies all of the allegations unequivocally, has filed an answer to the complaint denying the substantive allegations, and asserting counterclaims that it believes it has against T&T for breach of the Distribution Agreement. Viral Genetics believes this lawsuit to be part a calculated effort by T&T to extract concessions from Viral Genetics on manufacturing and related product rights on terms that Viral Genetics believes to be disadvantageous and unacceptable to Viral Genetics.

NOTE 13 — REDEEMABLE COMMON STOCK

In March 2006, the Company issued 643,800 shares to two employees pursuant to the terms of employment agreements as partial compensation for services to the Company to be performed under the agreements. The shares are subject to forfeiture if employment is terminated. For the three months ended March 31, 2006, the Company charged $57,849 to expenses for services rendered under these agreements.

Killman, Murrell & Company, P.C.

Certified Public Accountants

1931 E. 37th Street, Suite 7 Odessa, Texas 79762 (432) 363-0067 Fax (432) 363-0376	3300 N. A Street, Bldg. 4, Suite 200 Midland, Texas 79705 (432) 686- 9381 Fax (432) 684-6722	2626 Royal Circle Kingwood, Texas 77339 (281) 359-7224 Fax (281) 359-7112

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Viral Genetics, Inc.

Azusa, California

We have audited the accompanying consolidated balance sheet of Viral Genetics, Inc. (a development stage company) as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standard of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viral Genetics, Inc. as of December 31, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with the United States generally accepted accounting principles.

As discussed in Note 13 to the financial statements, certain errors resulting in an understatement of interest expense, long-term liabilities, additional paid-in capital and accumulated deficit as at December 31,2005, were discovered by management of the Company subsequent to December 31, 2005. Accordingly, certain amounts reflected in the 2005 financial statements have been restated to correct the errors.

The accompanying financial statements have been prepared assuming that Viral Genetics, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Viral Genetics, Inc. has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Odessa, Texas

April 20, 2006, except as to Note 13, as to which the date is May 12, 2006

Board of Directors

Viral Genetics, Inc.

Azusa, CA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Viral Genetics, Inc. (a development stage company) as of December 31, 2004 and the related consolidated statement of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viral Genetics, Inc. as of December 31, 2004 and the results of its operations, stockholders’ equity (deficit) and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the financial statements, certain errors resulting in an understatement of interest expense, long-term liabilities, additional pain-in capital and accumulated deficit as at December 31, 2004, were discovered by management of the Company subsequent to December 31, 2004. Accordingly, certain amounts reflected in the 2004 financial statements have been restated to correct the errors.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As discussed in Note 2, the Company has incurred an accumulated deficit through December 31, 2004, has substantial debt, and has recurring losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 29, 2005, except for Note 13, as to which the date is May 12, 2006.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
	(Restated)	(Restated)
ASSETS

CURRENT ASSETS
Cash	$180,198	$1,402,169

Total Current Assets	180,198	1,402,169

PROPERTY AND EQUIPMENT, NET	960,761	135,552

OTHER ASSETS
Deposits and other	43,940	42,940
Goodwill and patents	5,172,595	5,206,052

Total Other Assets	5,216,535	5,248,992

TOTAL ASSETS	$6,357,494	$6,786,713

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$829,201	$281,483
Accrued wages payable	140,500	75,000
Accrued interest	48,724	75,790

Total Current Liabilities	1,018,425	432,273

LONG-TERM LIABILITIES
Convertible notes payable, related parties	2,080,753	2,080,753
Convertible notes payable	516,800	—

Total Long-Term Liabilities	2,597,553	2,080,753

TOTAL LIABILITIES	3,615,978	2,513,026

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, 20,000,000 shares authorized, $0.0001 par value; no shares issued and outstanding	—	—
Common stock, 250,000,000 shares authorized, $0.0001 par value; 98,284,709 and 90,117,246 issued and outstanding, respectively	9,828	9,012
Additional paid-in capital	31,109,178	28,219,165
Common stock warrants	3,564,483	3,501,483
Common stock options	4,330,500	3,750,250
Deficit accumulated during development stage	(36,272,473)	(31,206,223)

Total Stockholders’ Equity	2,741,516	4,273,687

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,357,494	$6,786,713

The accompanying condensed notes are an integral part of these financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

			From July 11, 1995 (Inception) to December 31, 2005
	Year Ended December 31,
	2005	2004
	(restated)	(restated)	(restated)
REVENUES	$—	$—	$347,750

EXPENSES
Research and development	561,399	1,500,585	7,138,216
Laboratory fees	89,029	76,990	295,690
Management salaries	577,600	1,028,750	3,107,572
Amortization and depreciation expense	107,683	45,146	323,393
Legal and professional	236,733	306,796	837,819
Consulting fees	1,644,207	3,689,897	9,336,789
General and administrative expenses	1,255,822	995,828	3,278,204

Total Expenses	4,442,473	7,643,992	24,317,683

LOSS FROM OPERATIONS	(4,442,473)	(7,643,992)	(23,969,933)

OTHER INCOME (EXPENSE)
Sale of distribution rights	—	1,059,966	1,309,966
Interest income	2,396	2,040	4,547
Interest expense	(626,173)	(700,352)	(13,617,053)

Total Other Income (Expense)	(623,777)	361,654	(12,302,540)

LOSS BEFORE INCOME TAXES	(5,066,250)	(7,282,338)	(36,272,473)

INCOME TAXES	—	—	—

NET LOSS	$(5,066,250)	$(7,282,338)	$(36,272,473)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.05)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	92,530,821	60,127,809

The accompanying condensed notes are an integral part of these financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,			From July 11, 1995 (Inception) to December 31, 2005
	2005		2004
	(restated)		(restated)	(restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(5,066,250)	$(7,282,338)	$(36,236,763)
Amortization and depreciation		107,683	45,146	324,393
Beneficial conversion feature of convertible debt		516,800	338,751	10,141,907
Non-cash operating expenses		—	—	144,901
Non-cash income		—	(309,966)	(309,966)
Issuance of common stock for services		591,000	419,687	3,728,510
Issuance of common stock for finders fee		—	450,000	450,000
Options and warrants issued for services		1,290,590	3,892,960	7,744,550
Options exercised for services		—	—	2,500
Warrants exercised for services		—	—	12,500
Issuance of common stock for expenses paid by third party		—	—	593,947
Issuance of common stock for settlement agreement		—	835,000	835,000
Issuance of stock for interest		—	1,254,213	1,256,135
Notes payable issued for expenses		—	762,527	907,349
Expenses paid with notes payable		—	(43)	(10,043)
Notes payable converted to accrued wages		—	—	(25,000)
(Increase) decrease in deposits and other assets		(1,000)	(41,090)	(43,940)
Increase (decrease) in accrued interest		(204,281)	(996,443)	8,657
Increase (decrease) in accounts payable		547,718	39,826	829,200
Increase (decrease) in accrued wages payable		65,500	(375,000)	140,500
Decrease in bank overdrafts payable		—	—	—
Proceeds from customer deposit			(100,000)	—

Net Cash Used in Operations		(2,152,240)	(1,066,770)	(9,505,663)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in leasehold improvements		(859,662)	(78,965)	(938,627)
Acquisition of equipment		(39,773)	(37,618)	(352,471)
Increase in patent		—	—	(5,206,051)

Net Cash Used in Investing Activities		(899,435)	(116,583)	(6,497,149)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable related parties		177,215	39,980	9,356,171
Proceeds from convertible debentures		516,800	(271,202)	(528,180)
Proceeds from exercise of options and warrants		20,721	44,634	72,355
Proceeds from sale of common stock		1,114,968	2,506,903	7,282,664

Net Cash Provided by Financing Activities		1,829,704	2,320,315	16,183,010

Change in cash		(1,221,971)	1,136,962	180,198

Cash and cash equivalents, beginning of period		1,402,169	265,207	—

Cash and cash equivalents, end of period		$180,198	$1,402,169	$180,198

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid		$313,654	$78,792	$459,507

Income taxes paid		$—	$—	$—

NON-CASH TRANSACTIONS:
Issuance of common stock for services		$591,000	419,867	3,728,510
Issuance of common stock for settlement agreement		$—	835,000	835,000
Options and warrants issued for services		$1,290,590	3,892,960	7,744,550
Options and warrants exercised for services		$567,814	—	682,814
Non-cash operating expenses		$—	—	144,901
Issuance of common stock for debt paid by third party		$—	—	593,947
Issuance of common stock for debt and interest		$—	7,524,274	8,255,471
Notes payable issued for services	$		2,333	147,155
Notes payable issued for expenses	$		43	10,043
Notes payables issued for accrued wages		$—	—	25,000
Issuance of common stock for finders fee		$—	450,000	450,000
Warrants issued with convertible debentures		$516,800	—	516,800

The accompanying condensed notes are an integral part of these financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock Number of Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Warrants	Deficit Accumulated During Development Stage	Total Stockholders' Equity (Deficit)
Issuance of common stock for cash at nil per share	23,800,079	$2,380	$(1,380)	$—	$—	$1,000
Net loss for period ended December 31, 1995	—	—	—	—	(707,167)	(707,167)

Balance, December 31, 1995	23,800,079	2,380	(1,380)	—	(707,167)	(706,167)
Issuance of common stock for cash at $0.84 per share	59,500	6	49,994	—	—	50,000
Issuance of common stock for services at $0.84 per share	357,001	36	299,964	—	—	300,000
Net loss for year ended December 31, 1996	—	—	—	—	(810,189)	(810,189)

Balance, December 31, 1996	24,216,580	2,422	348,578	—	(1,517,356)	(1,166,356)
Issuance of common stock for cash at $0.84 per share	339,151	34	284,966	—	—	285,000
Issuance of common stock for services at $0.84 per share	499,802	50	419,950	—	—	420,000
Net loss for year ended December 31, 1997	—	—	—	—	(577,066)	(577,066)

Balance, December 31, 1997	25,055,533	2,506	1,053,494	—	(2,094,422)	(1,038,422)
Issuance of common stock for cash at $0.84 per share	345,101	35	289,965	—	—	— 290,000
Net loss for year ended December 31, 1998	—	—	—	—	(708,567)	(708,567)

Balance, December 31, 1998	25,400,634	2,541	1,343,459	—	(2,802,989)	(1,456,989)
Issuance of common stock for cash at $0.42 per share	595,002	59	249,941	—	—	250,000
Issuance of common stock for cash at $0.84 per share	34,272	3	28,797	—	—	28,800
Net loss for year ended December 31, 1999	—	—	—	—	(2,037,638)	(2,037,638)

Balance, December 31, 1999	26,029,908	2,603	1,622,197	—	(4,840,627)	(3,215,827)
Issuance of common stock for cash at $0.42 per share	595,002	59	249,941	—	—	250,000
Issuance of common stock for cash at $0.84 per share	842,523	84	707,916	—	—	708,000
Issuance of common stock for cash at $1.94 per share	51,567	6	99,994	—	—	100,000
Issuance of common stock for services at $0.84 per share	2,163,824	216	1,818,117	—	—	1,818,333
Net loss for year ended December 31, 2000	—	—	—	—	(2,185,117)	(2,185,117)

Balance, December 31, 2000	29,682,824	$2,968	$4,498,165	$—	$(7,025,744)	$(2,524,611)

The accompanying notes are an integral part of these consolidated financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock Number of Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Options	Common Stock Warrants	Deficit Accumulated During Development Stage	Total Stockholders' Equity (Deficit)
			(restated)			(restated)	(restated)
Balance, December 31, 2000	29,682,824	$2,968	$4,498,165	$—	$—	$(7,025,744)	$(2,524,611)
Issuance of common stock for cash at $0.84 per share	29,464	3	24,747	—	—	—	24,750
Issuance of common stock for services at $0.84 per share	37,811	4	31,464	—	—	—	31,468
Recapitalization through reverse merger and acquisition of 5 Starliving Online, Inc.	8,035,693	804	(281,079)	—	—	—	(280,275)
Miscellaneous adjustment due to merger	481	—	—	—	—	—	—
Net loss for the year ended December 31, 2001	—	—	—	—	—	(1,356,117)	(1,356,117)

Balance, December 31, 2001	37,786,273	3,779	4,273,297	—	—	(8,381,861)	(4,104,785)
Issuance of common stock for cash at $0.70 per share	215,000	21	149,979	—	—	—	150,000
Issuance of common stock from the exercise of options for cash at $0.01 per share	1,000,000	100	149,900	—	—	—	150,000
Issuance of common stock for debt at $0.80 per share	1,654,027	165	1,223,815	—	99,242	—	1,323,222
Issuance of common stock for services at $0.22 per share	67,837	7	14,993	—	—	—	15,000
Net loss for the year ended December 31, 2002	—	—	—	—	—	(1,776,851)	(1,776,851)

Balance, December 31, 2002	40,723,137	4,072	5,811,984	—	99,242	(10,158,712)	(4,243,414)
Issuance of options for services at $0.10 to $0.66	—	—	—	2,384,000	—	—	2,384,000
Issuance of warrants for services at $0.29 to $0.35	—	—	—	—	177,000	—	177,000
Issuance of common stock for cash at $0.20 to $0.35 per share	3,531,456	354	873,889	—	—	—	874,243
Issuance of common stock for cash at $0.2135 per share	2,341,675	234	499,766	—	—	—	500,000
Issuance of common stock from the exercise of options for cash at $0.01 per share	700,000	70	269,930	(263,000)	—	—	7,000
Issuance of common stock from the exercise of options for debt at $0.01 per share	480,769	48	197,260	(192,500)	—	—	4,808
Issuance of common stock from the exercise of options for services at $0.01 per share	250,000	25	84,975	(82,500)	—	—	2,500
Issuance of common stock from the exercise of warrants for expenses at $0.05 per share	250,000	25	84,975	—	(72,500)	—	12,500
Issuance of common stock for services at $0.20 to $0.70 per share	383,096	38	132,984	—	—	—	133,022
Issuance of common stock and warrants for debt and interest at $0.30 per share	450,880	45	69,841	—	65,378	—	135,264
Allocation of expired warrants to additional paid-in capital	—	—	99,242	—	(99,242)	—	—
Beneficial conversion feature of convertible debt	—	—	9,322,066	—	—	—	9,322,066
Net loss for the year ended December 31, 2003	—	—	—	—	—	(13,765,173)	(13,765,173)

Balance, December 31, 2003	49,111,013	$4,911	$17,446,912	$1,846,000	$169,878	$(23,923,885)	$(4,456,184)

The accompanying notes are an integral part of these financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock Number of Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Options	Common Stock Warrants	Deficit Accumulated During Development Stage	Total Stockholders' Equity (Deficit)
			(restated)			(restated)	(restated)
Balance, December 31, 2003	49,111,013	$4,911	$17,446,912	$1,846,000	$169,878	$(23,923,885)	$(4,456,184)
Issuance of common stock and warrants for cash at $0.25 per share	8,000,000	800	1,799,200	—	200,000	—	2,000,000
Issuance of common stock and warrants for debt at $0.30 per share in connection with note conversion	24,708,580	2,471	4,274,965	—	3,226,838	—	7,504,274
Issuance of common stock for exercise of warrants for cash at $0.01 to $0.05 per share	350,000	35	119,965	—	(104,500)	—	15,500
Issuance of options for consulting services at $0.34 to $0.84 per option	—	—	—	3,892,960	—	—	3,892,960
Issuance of common stock from the exercise of options at $0.01 per share	2,913,400	291	1,497,553	(1,468,710)			29,134
Issuance of common stock for services at $0.30 to $0.67 per share	979,722	98	467,589	—	—	—	467,687
Issuance of common stock for cash at $0.30 to $0.53 per share	1,337,865	134	506,769	—	—	—	506,903
Issuance of common stock and warrants for debt conversion at $0.30 per share	66,666	7	10,726	—	9,267	—	20,000
Issuance of common stock for settlement at $0.44 to $0.70 per share	1,750,000	175	834,825	—	—	—	835,000
Issuance of common stock for finders fee at $0.45 per share	1,000,000	100	449,900	—	—	—	450,000
Cancellation of common stock for shares issued in error at $0.48 per share	(100,000)	(10)	(47,990)	—	—	—	(48,000)
Allocation of expired options to additional paid-in capital	—	—	520,000	(520,000)	—	—	—
Beneficial conversion feature of convertible debt	—	—	338,751	—	—	—	338,751
Net loss for the year ended December 31, 2004	—	—	—	—	—	(7,282,338)	(7,282,338)

Balance, December 31, 2004	90,117,246	$9,012	$28,219,165	$3,750,250	$3,501,483	$(31,206,223)	$4,273,687

The accompanying notes are an integral part of these consolidated financial statements.

VIRAL GENETICS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Number of Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Options	Common Stock Warrants	Deficit Accumulated During Development Stage	Total Stockholders’ Equity (Deficit)
			(restated)			(restated)	(restated)
Balance, December 31, 2004	90,117,246	9,012	28,219,165	3,750,250	3,501,483	(31,206,223)	4,273,687
Issuance of options for consulting services at $.01—$.41				1,290,662			1,290,662
Issuance of common stock for the exercise of options at $.01 per share	2,064,900	206	588,257	(567,814)			20,649
Issuance of 1,650,000 shares for consulting services	1,650,000	165	590,835				591,000
Sale of common stock and issuance of warrants at exercise prices of $.45—$.50 per share	4,230,555	423	1,016,577		63,000		1,080,000
Adjustment for options expired			142,598	(142,598)			—
Beneficial conversion feature of convertible debt			516,800				516,800
Sale of common stock at $.15 and $.18 per share	222,008	22	34,946				34,968
Net Loss						(5,066,250)	(5,066,250)

	98,284,709	$9,828	$31,109,178	$4,330,500	$3,564,483	$(36,272,473)	$2,741,516

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Viral Genetics Inc. (“the Company”) was incorporated in California on July 11, 1995 and is in the development stage. The Company is engaged in the research and development of protein-based therapeutic and diagnostic products with applications in infectious disease, autoimmune conditions, and immunological deficiency. The Company was acquired by a Delaware corporation and reporting issuer on October 1, 2001 The Company’s year-end is December 31. See Note 11.

Viral Genetics, Inc. owns 100% of a Chinese subsidiary called Viral Genetics Beijing, Ltd. which was organized for prospective operations in China. At this time, the office in China has a president and two full-time employees working on regulatory related activity seeking registration for the Company’s HIV/AIDS product. There is no financial activity in this office other than monthly stipends sent from the U.S. company to cover certain expenses, which are included in the reported operating expenses of Viral Genetics, Inc. The Company established a subsidiary in South Africa in 2003 which has been subsequently sold in May 2004. See Note 5.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company’s financial statements are prepared using the accrual method of accounting, which conforms to accounting principles generally accepted in the United States of America.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (hereinafter “SFAS No. 123”), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Compensated Absences

The Company’s policy is to recognize the cost of compensated absences when actually paid to employees. If the amount were estimatable, it would not be currently recognized as the amount would be deemed immaterial.

Consolidated Financial Statements

The accompanying financial statements include those of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

Derivative Instruments

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 149”). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (“SFAS No. 133”), “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2005 and 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Development Stage Activities

The Company has been in the development stage since its formation on July 11, 1995. It is primarily engaged in medical research and development.

Loss Per Share

On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of “basic” and “diluted” loss per share. Basic loss per share includes no dilution and is computed by dividing net loss available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted loss per share. Although there was approximately 52,295,990 common stock equivalents outstanding at December 31, 2005, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

Fair Value of Financial Instruments

The Company’s financial instruments as defined by Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” include accounts payable, accrued expenses and borrowings from related parties. All of the Company’s financial instruments are accounted for on a historical cost basis, which approximates fair value at December 31, 2005.

Going Concern

As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $26,122,111 through December 31, 2005. The Company is currently in need of funds to continue its research and development goals. The Company has substantial debt and recurring losses from operations. These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. Management has designed plans for sales of the Company’s products. Management intends to seek additional capital from new equity securities offerings and from debt financing that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan.

An estimated $2,500,000 of cash is believed necessary to continue operations and increase development through the next fiscal year. The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for international expansion through affiliations and other business relationships. Management intends to seek additional capital from new equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

Goodwill and Patents

Goodwill represents the excess of the purchase price and related direct costs over the fair value of net assets acquired as of the date of the acquisition of patents from Therapeutic Genetic, Inc., (hereinafter “TGI”) in 1995. In completing the acquisition, the Company issued to TGI notes, which were converted to common stock. In accordance with Statement of Financial Accounting Standard (SFAS) No. 142, Accounting for Goodwill and Other Intangible Assets, the Company does not amortize goodwill. The Company periodically reviews its goodwill to assess recoverability based on projected undiscounted cash flows from operations. Impairments are recognized in operating results when a permanent diminution in value occurs. Patents are recorded at cost and amortized on a straight-line basis over 17 years.

Impaired Asset Policy

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS No. 144 and does not believe any adjustments are needed to the carrying value of its assets at December 31, 2005.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications have not resulted in any changes to the Company’s accumulated deficit or the net losses presented.

Research and Development

Research and development expenses are charged to operations as incurred.

Revenue Recognition

The Company recognizes revenue from product sales upon shipment to the customer if collectability is reasonably assured.

Segment Reporting

The Company does not utilize segment information at this time as defined by Statement of Financial Accounting Standards No. 131 because it has only one principal business activity and because its wholly owned Beijing subsidiary had no activity other than expenses of $123,000 which are included in the statement of operations as of December 31, 2005.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, “Accounting for Sales of Real Estate,” to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions.” This statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, “Accounting for Stock Based Compensations.” This statement supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has determined that there was no impact on the Company’s financial statements from the adoption of this statement.

This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has determined that there was no impact on the Company’s financial statements from the adoption of this statement.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (hereinafter “SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that there was no impact on the Company’s financial statements from the adoption of this statement.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are three to five years. The estimated useful lives of leasehold improvements are twenty years, the expected term of the lease plus extensions.

The following is a summary of property, equipment, and accumulated depreciation:

	December 31, 2005	December 31, 2004
Equipment	$313,070	$273,298
Leasehold improvements	938,627	78,965

	1,251,697	352,263
Less accumulated depreciation	(290,936)	(216,711)

	$960,761	$135,552

Equipment principally consists of machines that can be used to manufacture the Company’s drug candidates. Depreciation for the years ended December 31, 2005 and 2004 was $74,226 and $45,146, respectively. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

NOTE 4 – GOODWILL AND PATENTS

The Company’s goodwill and patents as of December 31, 2005 were comprised of the following:

	Intangible Asset	Accumulated Amortization	Net Balance
Patents	$50,000	$(11,765)	$38,235
Goodwill	5,156,052	(21,692)	5,134,360

	5,206,052	$(33,457)	$5,172,595

Amortization expense was $33,457 for the year ended December 31, 2005.

The Company has the following patents issued:

Region	Date Issued	Patent No.
Australia	October 19, 2000	721463
Canada	March 18, 2003	2220347
EPC (Austria, Denmark, France, Germany, Great Britain, Ireland, Italy, Liechtenstein, Monaco, Netherlands, Spain, and Switzerland)	September 5, 2001	69615015.8
Hong Kong	August 9, 2002	HK1009457
Israel	January 5, 1996	118103/5
Russia and Former Soviet Republics	July 4, 2000	001100

These patents all relate to certain of the Company’s products which are based on TNP. The Company also has patents issued in Bulgaria and New Zealand, and pending patent applications in Argentina, Brazil, China, Japan, South Africa and United States.

The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing products similar to those of the Company. There can be no assurance that patents, if obtained for the aforementioned patent applications, will be enforceable. Patents that had been acquired from Therapeutic Genetics, Inc. were the security for a note payable which was converted to common stock and warrants in 2004.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Product Liability

The Company may be subjected to future claims resulting from the use of its drug candidates, although the Company is unaware of any product-related litigation or potential claims to date. As of December 31, 2005, the Company does not have product liability insurance for any of its drug candidate products.

Consulting Agreements

During the year ended December 31, 2005, the Company had in place agreements with several individuals and entities for various consulting and advisory services which provided that each contracted consultant or advisor would periodically receive stock or stock options (See Note 10 regarding stock options). As of December 31, 2005, the Company had ten individuals and firms engaged under such agreements.

The Company also has other agreements with consultants for future issuance of common stock as compensation.

Employment Agreements

On June 1, 2003, the Company entered into employment agreements with three executive officers who are also directors and principal shareholders of the Company, Mr. Haig Keledjian as president and chief executive officer; Mr. Hampar Karageozian as chief operating officer; and Mr. Harry Zhabilov, Jr. as executive vice president of research and development. Mr. Hampar Karagezian resigned his position on August 5, 2004, which voids his employment agreement. The two remaining agreements are effective until May 31, 2006 and may be extended for additional one year terms upon the mutual consent of the employee and the Company. Each agreement provides for a salary of $150,000 per annum, a signing bonus of 500,000 options to purchase shares of the Company’s common stock at a price equal to market value on the date of the options’ issuance, and an annual grant of 1,800,000 stock options to purchase shares of the Company’s common stock at a price equal to market value on the date of the options’ issuance. On May 1, 2005, the Company entered into an employment agreement with Monica Ord, an officer of the Company. The agreement provides for a salary of $150,000 per annum plus 800,000 options to acquire shares of common stock at a price of $0.01 which vests in eight increments of 100,000 for each three months of employment. The agreement also provides for certain performance-based bonuses. See Note 9 regarding stock options.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

Distribution Agreements

On March 24, 2004, the arm’s length party accepted an offer to purchase 10% of the Company’s former South African subsidiary for total consideration of $500,000. The Company agreed to the first 5% being fully paid for by $100,000 advanced in June, 2002, and the second 5%, which was valued at $400,000, was to be paid no later than November 30, 2004. In relation to this, the $109,966 unsecured note was cancelled. Subsequently, in May 2004, the Company and the arm’s length party agreed to cancel all outstanding agreements and in lieu of this the Company has granted to this party a royalty of 2.5% of the net sales of VGV-1 in Africa for a period of 20 years commencing from the first commercial sale of VGV-1 in Africa with no further obligations in regard to the $109,966 note or the $100,000 advanced in June, 2002. Further, this party was granted an option to acquire 1,000,000 shares of the Company’s common stock at a purchase price of $0.40 per share, exercisable until December 31, 2004. This option has expired unexercised.

In May and June 2004, the Company entered into several agreements with Timothy and Thomas LLC (“T & T”) which is controlled by the holder of the $200,000 convertible debenture issued by the Company in September 2003, and Timothy W. Wright III, a former director of the Company. The agreements included the sale of the former South African subsidiary, Viral Genetics South Africa (Pty) Limited (“VGSA”), to the buyer for cash consideration of $650,000 and forgiveness of the $200,000 convertible debenture. In December 2004, the Company and T & T entered into an agreement which superceded previous agreements and obligated T & T to pay for the costs of the Company’s ongoing clinical trial of VGV-1 in South Africa up to a maximum threshold amount. As the exclusive distribution management partner of the Company in Africa with respect to Company’s HIV and AIDS products, T & T will secure and establish distributors in Africa, and provide management and oversight of the Company’s relationships with distributors. VGSA is the exclusive distributor of the Company’s HIV and AIDS products in South Africa.

Lease

On April 7, 2004, the Company signed a five-year lease for an administrative, research and development facility to commence August 1, 2004. The base rent and fees are $6,450 per month, after payment of an initial deposit of $40,590. The Company expects to have its corporate headquarters, primary manufacturing, and primary research and development facilitate located at this new facility in Azusa, California. On January 1, 2005, the Company signed a three year lease for additional administrative, research and development facility to commence immediately. The base rent and fees are $6,018 per month. The Company expects to locate additional office space, as well as a quality control laboratory, at this facility. Also, the Company’s Chinese subsidiary has a month to month lease for approximately $2,000 per month.

Total lease commitments for the subsequent years ended December 31 are as follows:

2006	$149,616
2007	$149,616
2008	$77,400
2009	$45,150

$421,782

NOTE 6 – COMMON STOCK

Between December 2, 2005 and December 5, 2005, the Company completed the sale of 2,800,000 shares of common stock and warrants to purchase an additional 2,800,000 shares at a price of $.45 per share that are exercisable for a term of three years to individual investors for $700,000.

In December 2005, the Company issued 500,000 shares to four consultants for services valued at $260,000. The Company also issued 150,000 and 100,000 shares to consultants for cash of $1,500 and $1,000 and services valued at $40,750 and $28,000, respectively.

On November 7, 2005, the Company completed the sale of 555,555 shares of common stock and warrants to purchase an additional 555,555 shares at a price of $.30 per share that is exercisable for a term of two years to an individual investor for $100,000.

In November 2005, the Company completed the sale of 222,008 shares of common stock to individual investors for $34,968.

In October 2005, the Company issued 750,000 shares to five consultants for services valued at $750,000. The Company also issued 102,000 shares to a consultant for cash of $1,020 and services valued at $23,460.

In November 2005, the Company issued 143,100 shares to a consultant for cash of 1,431 and services valued at $52,110.

In September 2005, the Company issued 108,800 shares to two consultants for cash of $1,088 and services valued at $24,848.

In August 2005, the Company issued 210,000 shares to an officer for exercise of options for cash of $2,100 and services valued at $45,100.

In July 2005, the Company issued 19,200 shares to a consultant for cash of $192 and services valued at $4,136.

In June 2005, the Company issued 390,800 shares to four consultants for cash of $3,980 and services valued at $85,904.

In May 2005, the Company issued 197,200 shares to two consultants and two equipment vendors for cash of $1,972 and services valued at $39,440.

In April 2005, the Company issued 199,000 shares to two consultants for cash of $1,990 and services valued at $53,730; and 100,000 shares to a consultant for services valued at $28,000.

On April 25, 2005, the Company completed the sale of 625,000 shares of common stock and warrants to purchase an additional 500,000 shares at a price of $0.50 per share that are exercisable for a term of two years to General Global Ventures, LLC, a Delaware limited liability company, for $200,000. On June 29, 2005, the Company completed the sale of 250,000 additional shares of common stock and warrants to purchase an additional 200,000 shares at a price of $0.50 per share that are exercisable for a term of two years to General Global Ventures, LLC. The shares and warrants were issued under a securities purchase agreement, which further provided that General Global Ventures could purchase up to an additional 2,656,250 shares of common stock and 2,125,000 warrants on or before May 31, 2005 at an additional total purchase price of $850,000. The securities purchase agreement is now expired. The Company granted General Global Ventures certain “piggy-back” registration rights to include the shares in future registration statements files by the Company under the Securities Act of 1933.

On the occurrence of either authorization by the FDA to conduct a human clinical trial or authorization by a foreign regulatory agency permitting a human clinical trial in the Caribbean, Central America (including Mexico), and South America, the securities purchase agreement grants to General Global Ventures the option of investing in any business entity formed by the Company for distribution of the Company’s products, VGV-1, in the Caribbean, Central America (including Mexico), and South America.

In March 2005, the Company issued 125,000 shares to two consultants for cash of $1,250 and services valued at $46,250.

In February 2005, the Company issued 110,400 shares to two consultants for cash of $1,104 and services valued at $39,744.

In January 2005, the Company issued 209,400 shares to three consultants for cash of $2,094 and services valued at $83,896; and 300,000 shares to a consultant for services valued at $118,000.

On September 20, 2004, the Company filed documents with the state of California amending its certificate of incorporation to increase its authorized common shares to 250,000,000.

In December 2004, the Company issued 230,000 shares to five consultants for cash of $2,300 and services valued a $108,632.

In November 2004, for cash of $2,000,000, the Company issued to John D. Lefebvre 8,000,000 shares. Also in November 2004, the Company issued 1,000,000 shares valued at $450,000 to two parties for finder’s fees; 150,000 shares for investor relations services valued at $52,500; and 719,800 shares to four consultants for cash of $7,190 and services valued at $293,618.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

In October 2004, the Company issued 124,000 shares to two consultants for exercise of options for cash of $124 and services valued at $99,500.

In September 2004, the Company issued 24,708,580 shares to 37 entities in connection with the conversion of the Therapeutic Genetic, Inc. note payable. Included in this total are 19,719,452 shares issued to three directors of the Company or controlled entities. Also in September 2004, the Company issued 315,600 shares to 5 consultants for cash of $3,156 and services valued at $157,924. These shares were issued in reliance on the exemption from registration set forth in Section4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In August 2004, the Company cancelled 100,000 shares that were issued in error pursuant to a consulting agreement that did not take effect.

In July 2004, the Company issued 275,000 shares to two consultants for exercise of an option for cash of $2,750 and services valued at $137,500, and 121,065 shares to an individual for cash of $50,000. These shares were issued in reliance on the exemption from registration set forth in Section4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In May, 2004, the Company issued 175,000 shares to a consultant for exercise of an option for cash of $1,750 and services valued at $96,600 and 1,500,000 shares valued at $660,000 to two arm’s length entities for settlement of terminated agreements. These shares were issued in reliance on the exemption from registration set forth in Section4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

During the three months ended March 31, 2004, the Company issued 1,240,800 shares for cash of $477,349 and subscription receivable of $600; 950,000 shares for exercise of options for cash of $9,500; 350,000 shares for exercise of warrants for a subscription receivable of $3,500; 729,722 shares for services valued at $370,187; 66,666 shares in exchange for debt of $10,726; and 250,000 shares in exchange for a settlement agreement valued at $175,000.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

NOTE 7 – INCOME TAXES

At December 31, 2005, the Company had net deferred tax assets of approximately $6,369,913 (calculated at an expected rate of 34%) principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset was recorded at December 31, 2005 and 2004.

The significant components of the deferred tax asset at December 31, 2005 and 2004 were as follows:

	December 31, 2005	December 31, 2004
Net operating loss carryforward before adjustments	$36,236,762	$31,206,223
Section 197 amortization of patents	347,070	347,070
Tax over book depreciation	10,406	32,395
Options/warrants issued for expenses and interest	(17,859,201)	(16,114,777)

Net operating loss carryforward	18,735,037	15,470,911

Deferred tax asset	$6,369,913	$5,260,110
Deferred tax asset valuation allowance	$(6,369,913)	$(5,260,110)

At December 31, 2005, the Company has utilizable net operating loss carryforwards of approximately $18,735,000, which expire in the years 2016 through 2025. The Company recognized approximately $2,362,679 of losses from issuance of restricted common stock, stock options and warrants for services and interest in fiscal 2005, which are not deductible for tax purposes and are not included in the above calculation of deferred tax assets. The change in the allowance account from December 31, 2004 to December 31, 2005 was $1,109,803.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

At December 31, 2005 and 2004, respectively, the Company had the following obligations:

	2005	2004
5% Convertible notes payable to related parties	$2,080,753	$2,080,753

Total	$2,080,753	$2,080,753

Accrued interest on convertible notes payable to related parties was $40,067 and $75,790 at December 31, 2005 and 2004, respectively.

The related party notes were due in 2003, the Company did not have the funds necessary to pay the obligations. The debts were restructured in June 2003 with the issuance of 5% convertible notes whose terms included all underlying principal and interest due March 31, 2008. All of these convertible notes are exchangeable into units of the Company at the rate of $0.30 per unit. Each unit consists of one common share of the Company’s common stock and one warrant to purchase a share of the Company’s common stock at a price of $0.40, exercisable for 5 years.

The convertible notes payable, aggregating $516,800, are due at maturity from December 2007 to October 2008 and accrue interest at 10% which is paid monthly. The principal amount of the notes is convertible to common stock at any time at a rate of one common share for each $.18 of principal. The holders of the notes acquired warrants to purchase 2,871,111 shares of the Company’s common stock over terms from two to three years at an exercise price of $.30 per share. The fair value of the warrants and beneficial conversion feature are determined to be $516,800 and this amount was recognized as interest expense immediately since the debt was convertible immediately.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

On June 30, 2004, a related party converted a note payable-related party in the amount of $6,976,758 plus accrued interest of $527,516 into 24,708,580 shares of common stock and 24,708,580, $0.40 stock purchase warrants.

On September 30, 2003, the Company executed a convertible debenture in the amount of $200,000 with an arms length individual. The terms of this note require payment due on the earlier of December 30, 2003, or the date of any event of default as defined in the agreement. However, any amount of the outstanding principal can be converted at any time at the option of the holder. On December 30, 2003, the debenture holder agreed to extend the maturity date of the debenture to July 31, 2004. The rights to this note were assigned to the Company on May 21, 2004 as part of the sale of the former South African subsidiary, and it has been effectively cancelled. See Note 5.

NOTE 9 – WARRANTS

During the year ended December 31, 2005, the Company granted 4,055,555 warrants to investors in connection with private placements of 4,230,555 shares of common stock for $1,118,533 cash. The Company also granted 2,771,109 warrants to investors in connection with the issuance of unsecured convertible debentures in the principle amount of $516,800. The Company cancelled 4,000,000 warrants to an investor replacing them with an additional 4,000,000 warrants.

During the three months ended December 31, 2004, the Company granted 4,000,000 warrants to John D. Lefebvre in connection with a private placement of 8,000,000 units for $2,000,000 cash.

During the three months ended September 30, 2004, the Company granted 24,708,580 warrants due to conversion of related party debt (see Note 9).

During the three months ended March 31, 2004, the Company granted 66,666 warrants in exchange for debt valued at $9,267.

During the year ended December 31, 2003, the Company granted 600,000 warrants for compensation for consulting services.

The Company also issued 450,880 warrants as part of the units issued pursuant to the exchange of debts totaling $135,264.

During the year ended December 31, 2005, the fair value of each warrant granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 5%, volatility of 164%, expected life of 1-5 years, and no expected dividends. The value of these warrants in the amount of $481,089 reduced notes payable.

During the year ended December 31, 2004, the fair value of each warrant granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 4%, volatility of 77% to 137%, expected life of 2-5 years, and no expected dividends. The value of these warrants was estimated at $3,436,105. Of this total, $3,236,105 reduced notes payable and accrued interest and $200,000 was the purchase price of 4,000,000 warrants included in the purchase of 8,000,000 common stock shares.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

The following is a summary of stock warrants activity:

Number of Warrants
Warrants outstanding at December 31, 2003	800,880
Granted	28,775,246
Exercised	(350,000)

Warrants outstanding and exercisable at December 31, 2004	29,226,126

Weighted average fair value of warrants granted during the year ended December 31, 2004	$0.12

Number of Warrants
Warrants outstanding at December 31, 2004	29,226,126
Granted	10,826,664
Cancelled	(4,000,000)

Warrants outstanding and exercisable at December 31, 2005	36,052,790

Weighted average fair value of warrants granted during the year ended December 31, 2005	$0.24

NOTE 10 – STOCK OPTIONS

During the three months ended December 31, 2005, the Company granted 551,500 options under various consulting or advising agreements at an exercise price of $.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At December 31, 2005, 292,100 of the options granted had been exercised. There were also 199,000 of options granted during the three months ended September 30, 2005 that were exercised by December 31, 2005.

During the three months ended September 30, 2005, the Company granted 620,400 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At September 30, 2005, 227,600 of the options granted had been exercised.

During the three months ended June 30, 2005, the Company granted 980,000 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements, although the current period included options that had previously vested but were not issued. At June 30, 2005, 715,000 of the options granted had been exercised. Also during the three months ended June 30, 2005, the Company granted 800,000 options under an Employment Agreement at an exercise price of $0.01, which vest in eight quarterly increments of 100,000 from July 31, 2005 to April 30, 2007; and 100,000 options to a Director of the Company at an exercise price of $0.25 which vests in two increments of 50,000 on the six month and twelve month anniversary of the issuance.

During the three months ended March 31, 2005, the Company granted 528,200 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. At March 31, 2005, 444,800 of the options granted had been exercised. Also during the three months ended March 31, 2005, the Company granted 500,000 options under an Employment Agreement at an exercise price of $0.41.

During the three months ended December 31, 2004, the Company granted 623,800 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. At December 31, 2004, 548,800 of the options granted had been exercised.

During the three months ended September 30, 2004, the Company granted 1,139,600 options under various consulting or advising services agreements at an exercise price of $0.01. These options are generally granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. In one case, the consultant was granted a lump-sum option of 500,000 shares. The options are valid until two years following termination of the consultant or advisor or May 31, 2008, whichever is sooner. At December 31, 2004, 1,039,600 of the options granted had been exercised.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

During the three months ended June 30, 2004, the Company granted 550,000 options under various consulting or advising services agreements at exercise price of $0.01. These options are granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. The options are valid until two years following termination of the consultant or advisor or May 31, 2008, whichever is sooner. At December 31, 2004, 475,000 of the options granted had been exercised. Also during this period, the Company issued 1,800,000 options to Mr. Haig Keledjian and Mr. Harry Zhabilov Jr. pursuant to each officer’s Employment Agreement (more fully described in Note 4). These options are at exercise prices of $0.45 and are exercisable until two years following termination of the officer of May 31, 2008, whichever is sooner. The Company also issued 1,000,000 options to a company in conjunction with a cancelled distribution agreement exercisable at $0.40 per share. This option expired unexercised December 31, 2004.

During the three months ended March 31, 2004, the Company granted 1,050,000 options under various consulting or advising services agreements at exercise prices of $0.01 to $0.58. These options are granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. The options are valid until two years following termination of the consultant or advisor, or May 31, 2008, whichever is sooner. At December 31, 2004, 450,000 of the options granted had been exercised.

During the year ended December 31, 2003, the Company granted 13,080,769 options under various consulting or advising services agreements at exercise prices of $0.01 to $1.00. These options are granted at varying rates per consultant or advisor for every three months of service until the termination of the individual agreements. The options are valid until two years following termination of the consultant or advisor, or May 31, 2008, whichever is sooner. At December 31, 2004, 2,830,769 of these options had been exercised.

The Company issued 2,300,000 options each to three directors. which includes 1,800,000 options as part of an annual option and 500,000 options as a signing bonus which were granted pursuant to each officer’s employment agreement; 1,250,000 options to consultants as compensation for management roles. Another 250,000 options were issued as a finder’s fee.

During the year ended December 31, 2005, the fair value of each option granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 5%; volatility of 164%; expected life of 1-5 years; and no expected dividends. The value of these options in the amount of $1,290,662 is included in consulting fees expense in the accompanying financial statements.

During the year ended December 31, 2004, the fair value of each option granted was estimated using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk free interest of 4%; volatility of 77% to 137%; expected life of 1-5 years; and no expected dividends. The value of these options in the amount of $3,892,960 is included in consulting fees, research and development, and management salaries expense in the accompanying financial statements.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

The following is a summary of stock option activity:

	Number of Options	Weighted Average Exercise Price
Options outstanding at January 1, 2004	10,650,000	$.42
Granted during 2004	8,063,400	.29
Expired during 2004	(1,000,000)	.40
Exercised during 2004	(2,913,400)	.01

Options outstanding and exercisable at December 31, 2004	14,800,000	.38

Weighted average fair value of options granted during the year ended December 31, 2004	$0.49

	Number of Options	Weighted Average Exercise Price
Options outstanding at January 1, 2005	14,800,000	$.38
Granted during 2005	4,180,100	.06
Exercised during 2005	(2,736,900)	.01

Options outstanding and exercisable at December 31, 2005	16,243,200	$0.47

Weighted average fair value of options granted during the year ended December 31, 2005	$.28

There is no formal stock option plan in place. Stock options are issued by management for consulting services as deemed appropriate.

NOTE 11 – MERGER AND ACQUISITION

Acquisitions

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

On October 1, 2001, Viral Genetics, Inc., a Delaware corporation, acquired all of the outstanding common stock of the Company. For accounting purposes, the acquisition has been treated as a recapitalization of Viral Genetics, Inc., a Delaware corporation, with the Company as the acquirer (reverse acquisition), wherein the Company became the continuing reporting entity. The net book value of liabilities assumed was $280,275 in the form of notes payable. The historical financial statements prior to October 1, 2001 are those of the Company, and are restated for the exchange of 29,750,580 shares of common stock for the original capital stock of the Company.

NOTE 12 – SUBSEQUENT EVENTS

Debenture Financing

On March 29, 2006, Viral Genetics, Inc. entered into securities purchase agreements with eight private investors providing for convertible debt financing to Viral Genetics. In the transactions, Viral Genetics agree to issue to the investors:

(1) 10% Senior Secured Amortizing Convertible Debentures Due September 1, 2008 (the “Debentures”), in the aggregate principal amount of approximately $2.9 million;

(2) Warrants to purchase approximately 6.4 million shares of Viral Genetics common stock at an exercise price of $0.78 per share exercisable over a term of five years (the “Warrants”); and

(3) Unit Purchase Warrants to purchase an additional $2.1 million in principal amount of Debentures and additional Warrants to purchase 4.7 million shares of common stock (the “Unit Warrants”).

The initial purchase of $2.5 million in principal amount of the Debentures was closed on March 29, 2006, resulting in proceeds to Viral Genetics after commissions and the investors’ professional fees of approximately $2.2 million. The remainder of the transaction closed in April 2006.

The principal amount of the Debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.45 of principal. Principal is payable over a term of 24 months beginning October 1, 2006, and may, at the election of Viral Genetics and subject to certain conditions, be paid in shares of common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices during the ten trading days prior to the monthly payment date. If monthly installments of principal are paid in cash, Viral Genetics must pay an additional premium equal to five percent of the monthly principal payment. Interest on the Debentures is paid quarterly beginning October 1, 2006, and may, at the election of Viral Genetics and subject to the satisfaction of certain conditions, be paid with shares of common stock. The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by Viral Genetics within 45 days following closing. The Unit Warrants are exercisable over a term of nine months following the effective date of the registration statement. Beginning six months following the effective date of the registration statement, Viral Genetics can prepay the Debentures, subject to certain conditions and the payment of a 20 percent premium on the principal amount of the Debentures prepaid.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

The Debentures are secured by substantially all of the assets of Viral Genetics. So long as the Debentures are outstanding, Viral Genetics is prohibited from incurring additional debt, except in the ordinary course of business in an amount in the aggregate not to exceed $25,000 and indebtedness incurred for purchase or lease of fixtures and equipment in an aggregate amount not to exceed $8,000,000, allowing any liens to attach to its assets, except for capital leases and purchase money security interests established on the acquisition of fixtures and equipment, repay or redeem any of its securities, and making any distributions on its outstanding securities.

The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. HPC Capital Management Corporation assisted with placement of the financing and will receive a cash commission of approximately $290,000, and Warrants to purchase approximately 145,000 shares of common stock.

In a related transaction, the investors purchasing the Debentures negotiated for and purchased from three other creditors of Viral Genetics unsecured convertible debentures in the principal amount of $576,800 that accrue interest at the rate of 10 percent per annum originally issued in October 2005. Accrued interest on the unsecured debentures at the time of the purchase was $21,650, so the total purchase price paid was $598,450. The maturity date of the unsecured debentures is October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal. Viral Genetics will include the shares underlying the unsecured debentures in the registration statement described above.

As an inducement to the three creditors to sell the unsecured debentures to the investors purchasing the Debentures, Best Investments, Inc., which holds convertible promissory notes issued by Viral Genetics, agreed to sell to the three creditors $598,450 in principal amount of the convertible notes for cash in that amount. Haig Keledjian, an officer, director, and principal shareholder of Viral Genetics, is the sole officer and director of Best Investments, Inc.

Debt, Stock and Convertible Issuances

In January, February and March 2006, the Company received unsecured advances from five private investors totaling $267,000.

In March the Company was invoiced for approximately $500,000 of expenses related to reimbursement of clinical trial expenses owed to Timothy and Thomas, LLC pursuant to our Distribution Management Agreement, which we paid.

In March 2006, Caribou Investments, Inc., subscribed for the purchase of 1,800,000 shares of common stock at a price of $0.35 per share, or a total of $630,000, payable $250,000 on March 10, 2006, $250,000 on April 10, 2006, and $130,000 on May 10, 2006. In connection with the transaction, Caribou Investments agreed to cancel outstanding options to purchase 88,417 shares at an average exercise price of $0.53 per share and warrants to purchase 1,747,719 shares at an exercise price of $0.40. The first two installments totaling $500,000 each were received in March and April 2006 and the Company issued to Caribou Investments 1,428,572 shares of common stock.

In March 2006, Viral Genetics, Inc. issued 750,000 shares to Imperial Consulting Network, Inc. as partial compensation for a publication agreement.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

In March 2006, Viral Genetics, Inc. (the “Company”) issued 308,334 shares of common stock to Medbridge Development Corporation and 151,866 shares to Joseph Natale as compensation for consulting services rendered to the Company.

In March 2006, the Company issued 643,800 shares to two employees pursuant to the terms of employment agreements as partial compensation for services to the Company to be performed under the agreements. The shares are subject to forfeiture if employment is terminated.

In February 2006, the Company issued: 100,000 shares of common stock to Michael Agadjanyan on exercise of an option and payment of the exercise price of $1,000; 25,000 shares of common stock to Dr. Robert Siegel on exercise of an option and payment of the exercise price of $250; 96,000 shares of common stock to five individuals on exercise of an option issued to Ashot Petrossian and payment of the exercise price of $960; and 100,000 shares to Ronald Moss on exercise of an option and payment of the exercise price of $1,000. In January 2006, the Company issued 26,400 shares of common stock to Andre Bagdasarian on exercise of an option and payment of the exercise price of $264. All of the foregoing options were issued as compensation for consulting services.

In February 2006, the Company settled an outstanding payment obligation for construction on the Company’s facility in the amount of $173,845 owed to Kizyma Electric by issuing 695,379 shares of common stock.

Pursuant to a placement agency agreement with Stonegate Securities, Inc., the Company issued to the three principals of Stonegate Securities 200,000 shares of common stock in January 2006. The shares were and will be issued as compensation for services in reviewing and analyzing the Company with a view to assisting the Company in raising capital.

On December 23, 2005, the Company sold an unsecured convertible debenture in the principal amount of $116,800 that accrues interest at the rate of 10 percent per annum to Provident Holdings Group, LLC. The debenture matures on October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal, which is subject to certain anti-dilution adjustments. Provident also acquired a warrant to purchase a total of 648,888 shares of the Company’s common stock over a term of three years at an exercise price of $0.30 per share. Provident has the right to tender the debenture for redemption before the maturity date if there is a change in control of the Company, which is defined as a sale of substantially all of the Company’s assets or a change in more than 50 percent of the voting control of the Company. Subject to certain exceptions, the Company agreed to register the shares of common stock underlying the convertible debentures and warrants under any registration statement filed by the Company to register shares to be offered for the account of the Company or other selling shareholders. One of the exceptions is that the Company is not obligated to include the shares in any Registration Statement filed to register securities of the Company offered and sold in a financing transaction involving the sale of Company securities where the underwriter of the transaction or, if there is no underwriter, the Company, reasonably determines in good faith that the inclusion of the shares underlying the debentures and warrants would materially negatively affect the financing transaction. The debenture and warrant are identical to the debenture and warrant issued by the Company in October 2005.

In December 2005, the Company issued 100,000 shares of common stock to Ronald Moss on exercise of an option and payment of the exercise price of $1,000 and 50,000 shares of common stock to Eric Rosenberg on exercise of an option and payment of the exercise price of $500.

New Director

On February 16, 2006, the board of directors of Viral Genetics, Inc., adopted resolutions increasing the number of persons comprising the board from five to six and elected Elizabeth Hoffman, PhD., to fill the resulting vacancy. No decision was made regarding her appointment to committees of the board. At the time of her election Dr. Hoffman was granted an option to purchase 100,000 shares of Viral Genetics common stock at an exercise price of $0.80 per share that expires February 16, 2008.

VIRAL GENETICS, INC.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2005

Litigation

On April 3, 2006, T&T filed a complaint against Viral Genetics in the United States District Court for the Northern District of Illinois, case No. 0601813. The complaint alleges that Viral Genetics made false statements regarding its ownership of certain intellectual property rights to the drug candidate for the treatment of HIV/ AIDS that is the subject of the Distribution Agreement and that Viral Genetics did not have the right to grant the distribution rights to T&T under the Distribution Agreement because of rights T&T alleges were held by another party. The complaint seeks damages in excess of $5 million. Viral Genetics denies all of the allegations unequivocally, intends to file an answer to the complaint denying the substantive allegations, and will assert counterclaims that it believes it has against T&T for breach of the Distribution Agreement. Viral Genetics believes this lawsuit to be part a calculated effort by T&T to extract concessions from Viral Genetics on manufacturing and related product rights on terms that Viral Genetics believes to be disadvantageous and unacceptable to Viral Genetics.

NOTE 13 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company had four (4) notes which were restructured as of March 31, 2003. The restructuring resulted in the following:

•	Interest Rates - Remained the same at 5%

•	Due dates were extended to March 31, 2008

•	Principal plus accrued interest was convertible into a unit comprised of

1.	One share of common stock for each $0.30 of principal plus interest

2.	One warrant with exercise price of $0.40

The new conversion feature of the restructuring should have had an effect on the financial statements; however, the financial statements for the years ended December 31, 2003 and 2004 did not reflect the interest cost associated with the warrants to be issued and the beneficial conversion feature of the common stock.

As of March 31, 2003, the following information was used to value the warrant interest expense and the beneficial conversion feature:

•	Fair value of common stock $0.29 (adjusted closing price)

•	Fair value of the common stock $0.40 purchase warrant was $0.22 using the Black-Scholes method as follows:

1. Expected Volatility	160.9%
2. Expected Life	2.5 years
3. Expected Dividend Yield	0.00%
4. Risk-Free Interest Rate	4.0%

The beneficial conversion rate was computed as follows:

Conversion Rate	$0.30
Fair Value Warrant	(0.22)

Value Allocated to Common Stock	0.08

Fair Value of Common Stock	0.29

Beneficial Conversion Rate	$0.21

The beneficial conversion is limited to $0.08 as this amount would reduce the outstanding debts to zero at March 31, 2003, as follows:

	Note Balances	Warrant Value	Beneficial Conversion	Net
3 Related Party Notes	$2,080,753	$(1,525,886)	$(554,867)	$—
Therapeutic Genetic, Inc.	6,976,758	(5,116,289)	(1,860,469)	$—

	$9,057,511	$(6,642,175)	$(2,415,336)	$—

The value of the warrants and debt discount allocated to the common stock will collectively be treated as the beneficial conversion feature.

Under Article I - of the debt restructuring agreements sub paragraph 1.3 – Exchange of Loan Obligation contains the following provision:

“The Term Loan plus all accrued interest on the Term Loan, may be exchanged at the election of the Lender at any time prior to the earlier of the Prepayment Date or March 31, 2008.....”

The “Prepayment Date” is defined in subparagraph 1.2 (b) Manner of Payment as follow:

“The Term Loan may be prepaid by Borrower at any time without penalty upon not less than 30 days advance written notice from Borrower to Lender specifying the date of prepayment.”

Due to these provisions the Lender may convert the loan obligation immediately after the execution of the debt restructuring agreement.

Upon conversion of the debt for common stock the Lenders will receive stock warrants in an amount equal to the number of common shares received. The warrants agreement in sub-paragraph 1 states the following:

“This warrant shall vest and be exercisable immediately, and shall expire at 5:00 P.M. Pacific Time on the date that is five years from the date this warrant is signed.”

In paragraph 6 of EITF 98-5 states:

“….. the discount assigned to the convertible instrument, if any, should be amortized over the period to the security’s earliest conversion date.”

The earliest conversion date was March 31, 2003, therefore, the entire beneficial conversion feature was recognized on that date and not amortized over the five year term of the debt.

The following summarizes the effect on the December 31, 2003 and 2004 financial statements for adjustments related to the beneficial conversion feature:

December 31, 2003

Description	As Reported	Restated Balance	Difference
Accrued Interest	$1,209,381	$264,555	$944,826
Convertible notes payable, related parties	7,722,384	8,667,210	944,826
Additional Paid-in Capital	8,124,846	17,446,912	9,322,066
Deficit	(14,601,819)	(23,923,885)	(9,322,066)
Interest Expense	452,775	9,774, 841	9,322,066
Net Loss	(4,443,107)	(13,765,173)	(9,322,066)

December 31, 2004

Description	As Reported	Restated Balance	Difference
Accrued Interest	$212,938	$75,790	$(137,148)
Convertible notes payable, related parties	1,943,605	2,080,753	137,148
Additional Paid-in Capital	18,558,348	28,219,165	9,660,817
Deficit	(21,545,406)	(31,206,223)	(9,660,817)
Interest Expense	361,601	700,352	338,751
Net Loss	(6,943,587)	(7,282,338)	(338,751)

In addition to the correction made to the 2003 and 2004 financial statements which would effect the 2005 consolidated balance sheet, the Company’s management discovered that the convertible debt issued in October and December 2005 (aggregating $516,800) was immediately convertible therefore the value of the warrants and beneficial conversion feature which aggregated $516,800 should have been recognized as interest expense at the time of the debt issuance. The net loss for the year ended December 31, 2005 was increased by $489,545 due to this accounting error.

The following summarizes the effect of all of the above described changes in the December 31, 2005 financial statements:

December 31, 2005

Description	As Reported	Restated Balance	Difference
Accrued interest	$8,657	$48,724	$40,067
Convertible notes payable, related parties	2,120,820	2,080,753	(40,067)
Convertible notes payable	62,966	516,800	453,834
Additional Paid-in Capital	20,931,561	31,109,178	10,177,617
Common stock warrants	4,045,572	3,564,483	(481,089)
Deficit	(26,122,111)	(36,272,473)	(10,150,362)
Interest Expense	(136,628)	(626,173)	(489,545)
Net Loss	(4,576,705)	(5,066,250)	(489,545)

Prospective investors may rely only on the information contained in this prospectus. Neither Viral Genetics nor any selling security holder has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy the shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the shares.

VIRAL GENETICS, INC.

Common Shares

$0.0001 Par Value

PROSPECTUS

                    , 2006

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Viral Genetics’ Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Delaware General Corporation Law (the “DGCL”), no director or officer of Viral Genetics shall have any liability to Viral Genetics or its stockholders for monetary damages. The DGCL provides that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Viral Genetics’ Charter and Bylaws provide that Viral Genetics shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the DGCL and that Viral Genetics shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The Charter and Bylaws provide that Viral Genetics will indemnify its directors and officers and may indemnify employees or agents of Viral Genetics to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Viral Genetics. However, nothing in the Charter or Bylaws of Viral Genetics protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director or officer has been successful in defense of any proceeding, our Bylaws provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

The foregoing summaries are necessarily subject to the complete text of the statute, Viral Genetics’ Certificate of Incorporation, as amended, and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$1,244
Printing Fees and Expenses	5,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	5,000
Miscellaneous	3,756
TOTAL	$75,000

ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES

In May 2006, Viral Genetics issued 100,000 shares of common stock at a price of $0.01 per share upon exercise of an outstanding option. The shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transaction.

In March 2006 Viral Genetics sold convertible debentures in the principal amount of $2,891,549.22 that accrue interest at the rate of 10% per annum and warrants to purchase 6,425,664 common shares. HPC Capital Management Corporation assisted with the placement of the securities and received a cash commission of $289,155, and warrants to purchase 144,578 shares. Interest on the debentures is payable quarterly in arrears beginning October 1, 2006. Interest may be paid, at our election and subject to certain conditions, in cash or common stock priced at the lower of $0.45 or 90% of the 20-day average of the volume weighted average price for our common stock prior to the payment date. The principal amount of the convertible debentures outstanding at any given time is convertible into our common stock at the option of the holders at the rate of $0.45 of principal per share. The convertible debentures will be repaid in 24 equal monthly installments beginning October 1, 2006, and such payments may, at our election and subject to certain conditions, be made in cash with a 5% premium or made with our common stock priced at the lower of $0.45 or 80 percent of the average of the three lowest closing bid prices in our stock during the ten trading days prior to the payment date. These convertible debentures are secured by substantially all of the assets of Viral Genetics.

In connection with the sale of convertible debentures and warrants described above, Viral Genetics sold unit purchase warrants, which represent the right to purchase an additional $2,100,210 in principal amount of convertible debentures and additional warrants to purchase 4,667,134 shares of common stock. The unit purchase warrants are exercisable over a term of nine months following the date of this prospectus. All of the foregoing securities were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof.

In March 2006, Caribou Investments, Inc., subscribed for the purchase of 1,800,000 shares of our common stock at a price of $0.35 per share, or a total of $630,000, payable $250,000 on March 10, 2006, $250,000 on April 10, 2006, and $130,000 on May 10, 2006. In connection with the transaction, Caribou Investments agreed to cancel outstanding options to purchase 88,417 shares at an average exercise price of $0.53 per share and warrants to purchase 1,747,719 shares at an exercise price of $0.40. The first installment of $250,000 was received in March 2006 and the Company issued to Caribou Investments 714,286 shares of common stock. The shares were sold in an offshore transaction in reliance on Regulation S adopted under the Securities Act of 1933.

In March 2006, Viral Genetics also completed the following issuances of securities: (i) 308,334 shares of common stock were issued to Medbridge Development Corporation and 151,866 shares to Joseph Natale as compensation for consulting services rendered to Viral Genetics; (ii) 628,800 common shares were issued to two employees pursuant to the terms of employment agreements as partial compensation for services performed under the agreements; (iii) 667,500 shares were issued upon exercise of an outstanding warrant; (iv) 148,150 shares were issued upon exercise of

I

outstanding options at an exercise price of $0.01 per share; and (v) 750,000 shares of common stock were issued pursuant to the terms of a consulting agreement with Imperial Consulting Network Inc., referenced below. These securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. No commission was paid to any person in connection with effecting the transactions.

In February 2006, Viral Genetics issued the following: 100,000 shares of common stock to Michael Agadjanyan on exercise of an option and payment of the exercise price of $1,000; 25,000 shares of common stock to Dr. Robert Siegel on exercise of an option and payment of the exercise price of $250; 96,000 shares of common stock to five individuals on exercise of an option issued to Ashot Petrossian and payment of the exercise price of $960; and 100,000 shares to Ronald Moss on exercise of an option and payment of the exercise price of $1,000. In January 2006, the Company issued 26,400 shares of common stock to Andre Bagdasarian on exercise of an option and payment of the exercise price of $264. All of the foregoing options were issued as compensation for consulting services. Viral Genetics also settled an outstanding payment obligation for construction of its facility in the amount of $173,845 owed to Kizyma Electric by issuing 695,379 shares of its common stock. The foregoing securities issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. No commission was paid to any person in connection with effecting the transactions.

Pursuant to a placement agency agreement with Stonegate Securities, Inc., the Company issued to the three principals of Stonegate Securities 200,000 shares of common stock in January 2006. The shares were and will be issued as compensation for services in reviewing and analyzing the Company with a view to assisting the Company in raising capital. These securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. No commission was paid to any person in connection with effecting the transactions.

During the three months ended December 31, 2005, Viral Genetics granted 551,500 options under various consulting or advising agreements at an exercise price of $0.01. The options were generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. The options were granted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the issuance of the options.

On December 23, 2005, Viral Genetics sold an unsecured convertible debenture in the principal amount of $116,800 that accrues interest at the rate of 10 percent per annum to Provident Holdings Group, LLC. The debenture matures on October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal, which is subject to certain anti-dilution adjustments. Provident also acquired a warrant to purchase a total of 648,888 shares of our common stock over a term of three years at an exercise price of $0.30 per share. The issuance of the debenture and warrant was made in reliance on the exemption from registration set forth in

Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with this transaction.

In December 2005, the Company issued 100,000 shares of common stock to Ronald Moss on exercise of an option and payment of the exercise price of $1,000, 50,000 shares of common stock to Eric Rosenberg on exercise of an option and payment of the exercise price of $500, and 500,000 shares of common stock to four consultants for services valued at $260,000. These securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with these transactions.

On December 5, 2005 Viral Genetics completed the sale to nine private investors for $700,000 in cash of 2,800,000 shares of common stock and warrants to purchase an additional 2,800,000 shares at a price of $0.45, exercisable for a term of three years. All of these shares and warrants were sold in offshore transaction in reliance on Regulation S adopted under the Securities Act of 1933, and the Company paid $37,000 in cash and agreed to issue 140,000 shares of common stock to the person who introduced the Company to the investors.

On November 8, 2005, the Company sold 166,453 shares of common stock to an individual for $24,968 in cash in reliance on Regulation S adopted under the Securities Act of 1933.

On November 7, 2005, Viral Genetics sold to one individual for $100,000 in cash, an aggregate of 555,555 shares of common stock and warrants to purchase an additional 555,555 shares at a price of $0.30 that are exercisable for a term of three years. On November 8, 2005, we sold 55,555 shares of common stock to an individual for $10,000 in cash. In October and November 2005, we issued 245,100 shares to GxP BioPharm LLC, a consultant, upon exercise of options for cash of $2,451. All of these transactions were effected in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with these transactions.

On October 18, 2005, Viral Genetics issued to two private investors unsecured convertible debentures in the principal amount of $400,000 that accrue interest at the rate of 10 percent per annum. Interest is payable monthly and the principal is payable at maturity, which is on October 18, 2007. The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.18 of principal, which is subject to certain anti-dilution adjustments. The investors also acquired warrants to purchase a total of 2,222,222 shares of common stock over a term of three years at an exercise price of $0.30 per share. The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. Each of the investors represented that he or it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933. No commission was paid to any person in connection with effecting the transaction.

In October 2005, we also issued the following securities: (i) 200,000 shares of our common stock pursuant to a placement agency agreement with Stonegate Securities, Inc. which provided for the issuance of the shares as compensation for services in reviewing and analyzing our company with a view to assisting us in raising capital; (ii) 300,000 shares of our common stock pursuant to a publication agreement with Imperial Consulting Network Inc. which provided for issuance of the stock as compensation for publication, investor relations, and related services; and (iii) 250,000 shares of common stock pursuant to an agreement with Institutional Analyst Holdings, Inc. as compensation for analysis and preparation of a report on us. These issuances were made in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D. Each of the investors represented that it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933. No commission was paid to any person in connection with effecting the transactions.

During the three months ended September 30, 2005, we granted 620.400 options under various consulting or advising services agreements at an exercise price of $0.01. The options were generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. The options were granted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the issuance of the options.

In September 2005, Viral Genetics issued 108,800 shares to two consultants for cash of $1,088 and services valued at $24,848. In August 2005, we issued 210,000 shares to an officer for exercise of options for cash of $2,100 and services valued at $45,100. In July 2005, we issued 19,200 shares to a consultant for cash of $192 and services valued at $4,136. In June 2005, Viral Genetics issued 390,800 shares to four consultants for cash of $3,980 and services and 100,000 shares upon exercise of outstanding options. The foregoing securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 on the basis of the pre-existing relationship of these persons with the Company and their sophistication.

During the three months ended June 30, 2005, we granted 980,000 options under various consulting or advising services agreements at an exercise price of $0.01. These options were generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. Also during the three months ended June 30, 2005, we granted 100,000 options to a director of Viral Genetics at an exercise price of $0.25, which vest in two increments of 50,000 each. The foregoing options were granted in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the issuance of the options.

As of May 31, 2005, Viral Genetics completed the issuance to General Global Ventures, LLC, a Delaware limited liability company (“GGV”), in exchange for $280,000 cash, an aggregate of 875,000 shares of common stock and warrants to purchase an additional 700,000 shares at a price of $0.50 per share that are exercisable for a term of two years. These securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. GGV represented that it is an “accredited” investor within the meaning of Rule 501 adopted under the Securities Act of 1933.

In May 2005, we entered into an employment agreement with Monica Ord pursuant to which she is engaged as our Senior Vice President of Corporate Development and Communications. Under

the terms of the agreement, Ms. Ord was granted an option to purchase 800,000 shares of the our common stock at an exercise price of $0.01 per share. The number of option shares that may be purchased vest in equal installments of 100,000 shares for each three months of service beginning with the first three-month period of service that ends July 31, 2005. The foregoing options were issued, and the common stock underlying the options has been and will be issued, in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 on the basis of the pre-existing relationship of this person with us, her employment as an executive officer, and her sophistication. No commission was paid to any person in connection with the issuance of the options.

In April 2005, we issued 199,000 shares to two consultants for exercise of options for cash of $1,990 and services valued at $51,020; and 100,000 shares for services valued at $22,000. In May 2005, we issued 197,200 shares to two consultants and an equipment vendor for exercise of options for cash of $1,972 and services valued at $51,272. The foregoing securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 on the basis of the pre-existing relationship of these persons with the Company and their sophistication.

During the period January – March 2005, we issued the following securities: (i) 209,400 shares of common stock to three consultants for cash of $2,094 and services valued at $83,896; (ii) 300,000 shares of common stock to a consultant for services valued at $118,000; (iii) 110,400 shares of common stock to two consultants for cash of $1,104 and services valued at $39,744; and (iv) 125,000 shares of common stock to two consultants for cash of $1,250 and services valued at $46,250. We also granted an aggregate of 528,200 options under various consulting or advising services agreements at an exercise price of $0.01. These options were generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. The foregoing securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 on the basis of the pre-existing relationship of these persons with the Company and their sophistication. No commission was paid to any person in connection with the issuance of these securities.

During the three months ended December 31, 2004, we granted 623,800 options under various consulting or advising services agreements at an exercise price of $0.01. These options were generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. The options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 on the basis of the pre-existing relationship of these persons with the Company and their sophistication. No commission was paid to any person in connection with the issuance of the options.

On December 1, 2004, we issued 843,800 shares of our common stock for $8,438 upon exercise of existing stock options by the five holders of the options. Also in December 2004, we issued 150,000 shares for services pursuant to an investor relations agreement with Alliance Advisors, LLC and 230,000 shares to five consultants upon exercise of outstanding options for cash of $2,300 and services valued at $108,632. These shares were sold and issued without registration in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. All of the persons acquiring shares had served Viral Genetics as consultants, had access to and received all information material to a decision whether to purchase the shares, and were believed by us to be accredited investors within the meaning of Rule 501 of Regulation D. No commission was paid to any person in connection with the issuance of these securities.

On November 17, 2004, we completed the sale of 8,000,000 shares of common stock and warrants to purchase an additional 4,000,000 shares at a price of $1.00 per share that are exercisable for a term of two years to John D. Lefebvre for $2,000,000. We paid $150,000 in cash and issued 1,000,000 shares of common stock to two persons who introduced us to the new investor. The 8,400,000 common shares and the 4,000,000 warrants were issued without registration in reliance on Regulation S pertaining to offshore transactions, and the remaining shares were issued in reliance on and shares and warrants were issued without registration in reliance on Section 4(2) of the Securities Act of 1933.

In September 2004, we issued 24,708,580 shares of our common stock, along with warrants to purchase an additional 24,708,580 shares of common stock, to 37 persons in connection with the conversion of notes by Therapeutic Genetic, Inc., a California corporation and principal creditor of our company (“TGI”) into our California subsidiary, Viral Genetics, Inc., which was the surviving corporation. Included in this total are 19,719,452 shares issued to three directors of our company or controlled entities. These securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D adopted there under. Based on our and our officers’ and directors’ pre-existing relationship with the stockholders of TGI, we believed each of the stockholders to be either “accredited investors” as that term is defined in Rule 501 of Regulation D or to be knowledgeable with respect to our company and capable of evaluating the risks and merits of an investment in our company. No broker participated in the transaction and no commission was paid to any person.

Also in September 2004, we issued 315,600 shares to five consultants for cash of $3,156 and services valued at $157,924. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

During the three months ended September 30, 2004, we granted 1,139,600 options under various consulting or advising services agreements at an exercise price of $0.01. These options were generally granted at varying rates per consultant or advisor for every month or three months of service until the termination of the individual agreements. In one case, the consultant was granted a lump-sum option of 500,000 shares. The options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 on the basis of the pre-existing relationship of these persons with the Company and their sophistication. No commission was paid to any person in connection with the issuance of the options.

In August 2004, we cancelled 100,000 shares that were issued in error pursuant to a consulting agreement that did not take effect.

In July 2004, we issued 275,000 shares to two consultants for exercise of an option for cash of $2,750 and services valued at $137,500, and 121,065 shares to an individual for cash of $50,000. These shares were issued in reliance on the exemption from registration set forth in Section 4(2)

of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In June, 2004, we issued 100,000 shares to an advisor for exercise of options for cash of $1,000 and services valued at $41,000. Also in June, 2004, we issued 100,000 shares to BWST Holdings, LLC, a limited liability company controlled by Timothy W. Wright, III, a former director of our company, for services valued at $45,000 pursuant to a consulting agreement. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In May 2004, we issued 175,000 shares to a consultant for exercise of an option for cash of $1,750 and services valued at $96,000, and 1,500,000 shares to two arms length entities valued at $660,000 for settlement of terminated agreements. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

During the three months ended June 30, 2004, we issued to consultants and advisors as compensation under their consulting agreements options to purchase 650,000 shares of common stock at an exercise price of $0.01 per share. At June 30, 2004 options to purchase a total of 1,800,000 were issued under employment agreements in equal portions to two of our officers, who were also directors. The exercise price of these options is $0.45 per share and they expire two years following termination of the employment agreement or May 31, 2008, whichever is sooner. The foregoing options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

During the three months ended March 31, 2004, we issued 1,240,800 shares a limited number of accredited investors for cash of $477,349 and a subscription receivable of $600; 950,000 shares to consultants and advisors for exercise of options for cash of $9,500 and services valued at $506,500; 350,000 shares to a consultant for exercise of warrants for cash of $15,500; 729,722 shares to consultants and advisors for services valued at $370,187; 66,666 shares to a creditor as part of an exchange of debt valued at $20,000; and 250,000 shares in exchange for a settlement agreement valued at $175,000. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

During the three months ended March 31, 2004, we issued (i) to consultants and advisors options to purchase 550,000 shares of common stock at an exercise price of $0.01 exercisable for two years, (ii) issued to a management consultant an option to purchase 250,000 shares of common stock at an exercise price of $0.52 and exercisable until the earlier of two years following termination or May 31, 2008, (iii) issued to Therapeutic Genetics, Inc. an option to purchase 250,000 shares of common stock at an exercise price of $0.58 and until the earlier of two years following termination or May 31, 2008, and (iv) we issued to a creditor a warrant to purchase 66,666 shares of common stock at an exercise price of $0.40 and exercisable for 5 years as part of an exchange of debt. These options and warrants were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In October, November and December 2003, Viral Genetics issued a total of 2,038,519 shares of restricted common stock to consultants and advisors which are comprised as follows: 333,573 shares in consideration for $100,072 of debt and interest for services rendered by a consultant; 250,000 shares on exercise of a warrant by a consultant at an exercise price of $0.05 per share; 1,230,769 shares on exercise of options by consultants and advisors at an exercise price of $0.01 per share; and 224,177 shares in consideration of services provided by consultants and advisors valued at $54,279. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

From October through December 2003 Viral Genetics issued 3,531,456 restricted shares of common stock to 107 investors for cash in the amount of $874,295. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In December 2003, Viral Genetics issued 117,307 shares to Voluto Ventures LLC in consideration of debts of $35,192 related to monies advanced in 2003. These shares were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In October 2003 Viral Genetics issued two options to purchase shares of Viral Genetics common stock to Therapeutic Genetics, Inc. The options were comprised as follows: an option to purchase 500,000 shares at an exercise price of $0.52 per share, and an option to purchase 250,000 shares at an exercise price of $0.38 per share. In December 2003, Viral Genetics issued to Therapeutic Genetics, Inc. an additional option to purchase 250,000 shares of Viral Genetics common stock at an exercise price of $0.65 per share. All of the options were granted pursuant to a consulting agreement with Therapeutic Genetics, Inc. for consulting services valued at $265,000. All of the options issued to Therapeutic Genetics, Inc. are exercisable over a term of 2 years. The options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In June, 2003, Viral Genetics issued to each of Haig Keledjian, Hampar Karageozian, and Harry Zhabilov, Jr., (all officers and directors) an option to purchase 2,300,000 shares of Viral Genetics common stock at an exercise price of $0.52 per share exercisable over a term of five years. The options were issued as compensation under new employment arrangements, includes 1,800,000 options as an annual option and 500,000 options as a signing bonus. The options were valued at $690,000. These options were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In May 2003, Viral agreed with Therapeutic Genetics, Inc. to restructure the principal and accrued interest on a promissory note in the principal amount of $6,250,000 by extending the maturity date to May 22, 2008, and granting to Therapeutic Genetics the right to exchange the principal and accrued interest for Units at a price of $0.30 per Unit, with each Unit consisting of one share of Viral Genetics common stock and one warrant to purchase one share of common stock for $0.40 exercisable for 5 years. As of December 31, 2003, the total principal and accrued interest on the Note was $7,238,625. If exchanged pursuant to the foregoing terms, the Company would issue to Therapeutic Genetics 24,128,751 shares and 24,128,751 warrants. The new convertible note was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In May 2003, the principal and accrued interest on promissory notes in the aggregate amount of $2,080,753 payable to Haig Keledjian, an officer, director, Hampar Karageozian, an officer, director, and the Tomson Voting Trust of which the trustee is Mr. Keledjian and a beneficiary is Harry Zhabilov, Jr., an officer and director, was restructured by extending the maturity date to May 22, 2008, and granting to the holders the right to exchange the principal and accrued interest for Units at a price of $0.30 per Unit, with each Unit consisting of one share of Viral Genetics common stock and one warrant to purchase one share of common stock for $0.40 exercisable for 5 years. As of December 31, 2003, the total principal and accrued interest on the notes was $2,158,852. If exchanged pursuant to the foregoing terms, we would issue to the holders of the notes 7,196,175 shares and 7,196,175 warrants. The new convertible notes were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In June 2003, we entered into consulting agreements with Sona Wang and Lorna Vanderweghe to provide consulting services on business and product development. Under these agreements, each person had the right to purchase 100,000 shares of Viral Genetics restricted common stock at $0.01 per share at the end of each quarter-annual period beginning in June 2003 and continuing to June 2005. The foregoing securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

In May and July 2003, we issued an aggregate of 2,341,675 shares of common stock for cash pursuant to a stock purchase and license agreement with Prakash Shah dated May 16, 2003. The shares were issued in reliance on the safe harbor exclusion from registration set forth in Regulation S promulgated under the Securities Act of 1933. No commission was paid to any person in connection with the transaction.

During the six months ended June 30, 2003, we granted 550,000 warrants for compensation for management roles and consulting services. The warrants were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. No commission was paid to any person in connection with the transactions.

ITEM 27.	EXHIBITS.

Copies of the following documents are included as exhibits hereto pursuant to Item 601 of Regulation S-B.

(2)

Exhibit No.	Title of Document
2.1	Agreement and Plan of Merger dated June 30, 2004, including the Agreement of Merger attached as Exhibit B (1)

3.1	Certificate of Incorporation (2)

3.2	Certificate of Amendment (3)

3.3	Certificate of Amendment effective November 17, 2004 (7)

3.4	Bylaws (2)

5.1	Opinion on Legality

10.1	Assignment of Patent dated August 5, 1995 (3)

10.2	Debt Restructuring Agreement dated May 22, 2003 with Haig Keledjian (4)

10.3	Debt Restructuring Agreement dated May 22, 2003 with Therapeutic Genetics, Inc. (4)

10.4	Debt Restructuring Agreement dated May 22, 2003 with Hampar Karageozian (4)

10.5	Debt Restructuring Agreement dated May 22, 2003 with The Tomson Trust (4)

10.6	Termination Agreement with New York International Commerce Group (5)

10.7	Termination Agreement with L&M Global Ventures (5)

10.8	Form of Employment Agreement with Executive Officers (5)

10.9	Form of Option issued to Executive Officers (5)

10.10	Consulting Agreement with Therapeutic Genetic, Inc. (5)

10.11	Consulting Agreement with Monica Ord (5)

10.12	Subscription Agreement with John D. Lefebre dated October 13, 2004 (6)

10.13	Form of Warrant issued to John D. Lefebvre (6)

10.14	Distribution Management Agreement effective July 1, 2004 (7)

10.15	Lease Agreement for 1321 Mountain View Circle, Azusa, CA (7)

10.16	Form of Securities Purchase Agreement dated October 18, 2005 (Exhibits are not included because they are presented with this report as separate exhibits) (8)

10.17	Form of 10% Unsecured Convertible Debenture dated October 18, 2005 (8)

10.18	Form of Common Stock Purchase Warrant dated October 18, 2005 (8)

10.19	Form of Registration Rights Agreement dated October 18, 2005 (8)

II

10.20	Form of Guarantee and Security Agreement dated October 18, 2005 (8)

10.21	Form of Pledge Agreement dated October 18, 2005 (8)

10.22	Form of Common Stock Purchase Warrant for offering closed December 5, 2005 (9)

10.23	Form of Subscription Agreement for offering closed December 5, 2005 (9)

10.24	Securities Purchase Agreement dated November 7, 2005 (9)

10.25	Subscription Agreement dated November 7, 2005 (9)

10.26	Warrant dated November 7, 2005 (9)

10.27	Registration Rights Agreement dated November 7, 2005 (9)

10.28	Securities Purchase Agreement dated March 29, 2006, excluding all exhibits, which are included herewith as separate exhibits (except for Exhibit E – Form of Legal Opinion, and Exhibit G – Form of Escrow Agreement, which are not material agreements and not provided), and excluding the Disclosure Schedules of Viral Genetics (10)

10.29	Form of 10% Senior Secured Amortizing Convertible Debentures (10)

10.30	Form of Registration Rights Agreement (10)

10.31	Form of Unit Purchase Warrant (10)

10.32	Form of Warrant (10)

10.33	Form of Security Agreement (10)

10.34	Form of Subsidiary Guaranty (10)

10.35	Form of Lock-up Agreement (10)

16.1	Letter regarding change in certifying accountant from Williams and Webster (11)

23.1	Consent of Parsons Behle & Latimer (12)

23.2	Consent of Killman, Murrell & Company, P.C.

23.3	Consent of Williams & Webster, P.S.

(1)	This exhibit is incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2004.

(2)	These exhibits are incorporated herein by this reference to Viral Genetics’ Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 29, 1999.

(3)	These exhibits are incorporated herein by this reference to Viral Genetics’ Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission on April 24, 2002.

(4)	These exhibits are incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2003.

(5)	These exhibits are incorporated herein by this reference to Viral Genetics’ Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission on May 11, 2004.

(6)	These exhibits are incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2004.

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(7)	These exhibits are incorporated herein by this reference to Viral Genetics’ Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on April 5, 2005.

(8)	These exhibits are incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2005.

(9)	These exhibits are incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on December 9, 2005.

(10)	These exhibits are incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2006.

(11)	This exhibit is incorporated herein by this reference to Viral Genetics’ Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 27, 2006.

(12)	The consent of Parsons Behle & Latimer is included in Exhibit 5.1.

ITEM 28.	UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Azusa, State of California, on May 15, 2006.

VIRAL GENETICS, INC.

By	/s/ Haig Keledjian
Haig Keledjian, Chief Executive Officer and Principal Financial Officer and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date May 15, 2006	By:	/s/ Haig Keledjian
Haig Keledjian, Director

Date May 15, 2006	By:	Harry Zhabilov, Jr.
Harry Zhabilov, Jr., Director

Date May 15, 2006	By:	/s/ Hampar Karageozian
Hampar Karageozian, Director

Date May 15, 2006	By:	/s/ Arthur Keledjian
Arthur Keledjian, Director

Date May 15, 2006	By:	/s/ Arthur Ammann
Arthur Ammann, Director

Date May 15, 2006	By:	/s/ Elizabeth Hoffman
Elizabeth Hoffman, Director

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